                                                                       Exhibit 3

                                                                [EXECUTION COPY]



                     TELESYSTEM INTERNATIONAL WIRELESS INC.


                                    as Issuer


                                       and


                       J.P. MORGAN PARTNERS (BHCA), L.P.,

                        U.F. INVESTMENTS (BARBADOS) LTD.,

                      CAPITAL COMMUNICATIONS CDPQ INC. AND

                                 TELESYSTEM LTD.

                                  as Purchasers


                                       and


                          ASIA OPPORTUNITY FUND, L.P.,
                   J.P. MORGAN ASIA INVESTMENT PARTNERS, L.P.,
               CAIP CO-INVESTMENT FUND PARALLEL FUND (I) C.V. AND
                 CAIP CO-INVESTMENT FUND PARALLEL FUND (II) C.V.




                          MASTER AND PURCHASE AGREEMENT

                                NOVEMBER 28, 2001


                                TABLE OF CONTENTS

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ARTICLE 1 DEFINED TERMS; INTERPRETATION.....................................................2

        Section 1.1   Defined Terms.........................................................2

        Section 1.2   Gender and Number....................................................11

        Section 1.3   Headings, etc........................................................11

        Section 1.4   Currency.............................................................11

        Section 1.5   Severability.........................................................12

        Section 1.6   Entire Agreement.....................................................12

        Section 1.7   Amendments...........................................................12

        Section 1.8   Inclusion............................................................12

        Section 1.9   Accounting Terms.....................................................12

        Section 1.10  Knowledge............................................................12

        Section 1.11  Time of the Essence..................................................12

ARTICLE 2 ISSUE OF SPECIAL WARRANTS........................................................13

        Section 2.1   Issue of Special Warrants............................................13

        Section 2.2   Securities Underlying Special Warrants...............................13

        Section 2.3   Terms of Special Warrants............................................14

        Section 2.4   Warrant Holder not a Shareholder.....................................14

        Section 2.5   Signing of Special Warrant Certificates..............................14

        Section 2.6   Prohibition of Transfers of Special Warrants.........................14

        Section 2.7   Issue in Substitution for Lost Special Warrant Certificates..........14

        Section 2.8   Exercise of Special Warrants.........................................15

        Section 2.9   Method of Exercise of Special Warrants...............................16

        Section 2.10  Effect of Exercise of Special Warrants...............................16

        Section 2.11  Subscription for Less than Entitlement...............................17

        Section 2.12  Cancellation of Surrendered Special Warrant Certificates.............17

ARTICLE 3 PURCHASE AND SALE OF SPECIAL WARRANTS............................................18

        Section 3.1   First Tranche........................................................18

        Section 3.2   Second Tranche.......................................................18

        Section 3.3   Purchase Price.......................................................18

        Section 3.4   Payment of the Purchase Price........................................18


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                                   (continued)


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
ARTICLE 4 PURCHASE WARRANTS ON UNDERLYING SECURITIES.......................................18

        Section 4.1   Issue of Purchase Warrants...........................................18

        Section 4.2   Prohibition of Transfers of Purchase Warrants........................19

        Section 4.3   Exercise of the Purchase Warrants....................................19

        Section 4.4   Purchase Warrant Price...............................................19

        Section 4.5   Completion...........................................................20

        Section 4.6   Adjustment of Underlying Securities..................................20

ARTICLE 5 ADJUSTMENTS TO THE UNDERLYING SECURITIES.........................................20

        Section 5.1   Anti-Dilution Adjustment.............................................20

        Section 5.2   Reclassification, Reorganization or Amalgamation.....................21

        Section 5.3   Override Adjustment Upon Potential Group Determination...............21

        Section 5.4   Dispute on Adjustments...............................................22

ARTICLE 6 REPRESENTATIONS AND WARRANTIES OF THE ISSUER.....................................22

        Section 6.1   Representations and Warranties of the Issuer.........................22

ARTICLE 7 REPRESENTATIONS AND WARRANTIES OF THE PURCHASERS.................................29

        Section 7.1   Representations and Warranties of the Purchasers.....................29

ARTICLE 8 COVENANTS OF THE ISSUER..........................................................31

        Section 8.1   Reporting Issuer Status..............................................31

        Section 8.2   Covenants of the Issuer..............................................31

ARTICLE 9 ACKNOWLEDGEMENTS OF THE PURCHASERS...............................................36

        Section 9.1   Acknowledgements of the Purchasers...................................36

ARTICLE 10 COVENANTS OF THE PURCHASERS.....................................................37

        Section 10.1  Tender of Equity Subordinated Debentures under ESD Issuer Bid........37

        Section 10.2  Tender of Consents under the ESD Consent Solicitation................37

        Section 10.3  Non-Withdrawal.......................................................38

        Section 10.4  Tender of Units in Units Issuer Bid..................................38

        Section 10.5  Non-Withdrawal.......................................................38

        Section 10.6  Convertible Debentures Amendments....................................38

        Section 10.7  Conversion of Multiple Voting Shares.................................39

        Section 10.8  Pre-emptive Right of Telesystem Ltd..................................39


                                      -ii-

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                                TABLE OF CONTENTS
                                   (continued)


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        Section 10.9  Completion of Transactions under Recapitalization....................39

        Section 10.10 Voting...............................................................40

        Section 10.11 Investor Rights Agreement............................................41

ARTICLE 11 PRE-CLOSING COVENANTS OF THE PARTIES............................................41

        Section 11.1  Conduct of Business Prior to Closing.................................41

        Section 11.2  Access to Information................................................41

        Section 11.3  Action to Satisfy Closing Conditions.................................41

        Section 11.4  Filings and Authorizations...........................................42

        Section 11.5  Notice of Untrue Representation or Warranty..........................42

ARTICLE 12 CONDITIONS OF CLOSING...........................................................43

        Section 12.1  Conditions for the Benefit of the Purchasers and JPMP Asia, as
                      applicable for All Closings..........................................43

        Section 12.2  Conditions for the Benefit of the Issuer for All Closings............44

        Section 12.3  Additional Conditions precedent for the Benefit of All Parties.......45

ARTICLE 13 CLOSING.........................................................................46

        Section 13.1  Date, Time and Place of Closings.....................................46

        Section 13.2  Closing Procedures...................................................46

ARTICLE 14 TERMINATION.....................................................................46

        Section 14.1  Termination..........................................................46

        Section 14.2  Cure by Other Parties................................................47

        Section 14.3  Accelerated Subscription of Special Warrants.........................48

        Section 14.4  Effect of Termination................................................48

ARTICLE 15 MISCELLANEOUS...................................................................48

        Section 15.1  Survival.............................................................48

        Section 15.2  Notices..............................................................49

        Section 15.3  Brokers..............................................................51

        Section 15.4  Third Party Beneficiaries; Assignment................................51

        Section 15.5  Expenses.............................................................51

        Section 15.6  Enurement............................................................51

        Section 15.7  Waiver...............................................................51
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                                     -iii-

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                                TABLE OF CONTENTS
                                   (continued)


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                                                                                          PAGE



        Section 15.8  Governing Law........................................................51

        Section 15.9  Conversion of Currency...............................................52

        Section 15.10 Announcements........................................................53

        Section 15.11 Counterparts.........................................................53

        Section 15.12 Language.............................................................53

SCHEDULE A SUMMARY OF THE CONTENTS OF THE CIBC COMMITMENT LETTER SCHEDULE B FORM OF ESD ISSUER BID CIRCULAR
SCHEDULE C FORM OF INVESTOR RIGHTS AGREEMENT
SCHEDULE D FORM OF NEW CONVERTIBLE DEBENTURES INDENTURE
SCHEDULE E FORM OF REGISTRATION RIGHTS AGREEMENT
SCHEDULE F FORM OF SUPPLEMENTAL CONVERTIBLE DEBENTURES INDENTURE SCHEDULE G FORM OF SUPPLEMENTAL ESD INDENTURE
SCHEDULE H FORM OF UNITS ISSUER BID CIRCULAR
SCHEDULE 2.1(c) FORM OF SPECIAL WARRANT CERTIFICATE
SCHEDULE 3.1 DISTRIBUTION OF SPECIAL WARRANTS
SCHEDULE 4.1(d) FORM OF PURCHASE WARRANT INDENTURE
SCHEDULE 4.3 FORM OF PURCHASE WARRANT NOTICE
SCHEDULE 5.3 RIGHTS AND PRIVILEGES OF NON-VOTING PREFERRED SHARES
SCHEDULE 6.1(d) DETAILS OF OPTIONS, WARRANTS, ETC.
SCHEDULE 6.1(f)(ii) BREACH OF AGREEMENTS
SCHEDULE 7.1(a) LAWS OF INCORPORATION
SCHEDULE 7.1(g) HOLDINGS IN SECURITIES OF ISSUER
SCHEDULE 8.1(i)(viii) FORM OF WARRANTS INDENTURE
SCHEDULE 8.1(i)(ix) EMPLOYEE STOCK INCENTIVE PLAN AMENDMENTS AND
   ISSUANCES
SCHEDULE 12.1(c)(v) FORM OF OPINIONS

                                                                       Exhibit 3


MASTER AND PURCHASE AGREEMENT DATED NOVEMBER 28, 2001

Among

                     TELESYSTEM INTERNATIONAL WIRELESS INC.

                                 (the "ISSUER")

and


               J.P. MORGAN PARTNERS (BHCA), L.P. ("JPMP (BHCA)"),

                      ASIA OPPORTUNITY FUND, L.P. ("AOP"),

              J.P. MORGAN ASIA INVESTMENT PARTNERS, L.P. ("JAIP"),

          CAIP CO-INVESTMENT FUND PARALLEL FUND (I) C.V. ("CAIP (I)"),

         CAIP CO-INVESTMENT FUND PARALLEL FUND (II) C.V. ("CAIP (II)"),

                    U.F. INVESTMENTS (BARBADOS) LTD. ("UFI"),

                   CAPITAL COMMUNICATIONS CDPQ INC. ("CDPQ"),

                         TELESYSTEM LTD. ("TELESYSTEM"),

     (JPMP (BHCA), UFI, CDPQ and Telesystem are collectively referred to as the "PURCHASERS")

WHEREAS the Issuer is proposing to implement a recapitalization plan of its equity interests and debt securities aimed at simplifying its share capital structure, providing new equity to meet future liquidity needs, de-leveraging its balance sheet and protecting the value of its Assets for the benefit of all its equity stakeholders, among other things (the "RECAPITALIZATION");

WHEREAS as part of the Recapitalization, the Issuer is proposing to raise financing of up to $105,000,000 through the issuance of Special Warrants and Purchase Warrants (as defined);

WHEREAS the Issuer granted JP Morgan and UFI a right to participate in any equity or debt financing proposed by the Issuer as part of the Recapitalization, pursuant to a letter dated May 31, 2001 ("RIGHT TO PARTICIPATE COMMITMENT");

WHEREAS each of JP Morgan, UFI, CDPQ and Telesystem agreed in principle, upon the terms and subject to the conditions contained in a letter of intent dated on or about September 19, 2001 (collectively, the "LETTERS OF INTENT"), to participate in the Recapitalization;

WHEREAS in their respective Letters of Intent JP Morgan and UFI also agreed in principle, subject to certain conditions, to convert their Convertible Debentures (as defined) into Subordinate Voting Shares (as defined) as part of the Recapitalization;

WHEREAS in accordance with the Right to Participate Commitment and in consideration for the conversion of the Convertible Debentures into Subordinate Voting Shares, the Issuer hereby offers JP Morgan and UFI the right to purchase in aggregate up to $32,500,000 in Special Warrants at a price of $0.6124765 on the First Closing Date (as defined) and the Second Closing Date (as defined), and offers them the opportunity to purchase in aggregate up to $15,000,000 in Subordinate Voting Shares of the Issuer through the exercise of Purchase Warrants, at a price of $1.00 per Subordinate Voting Share on each Purchase Warrant Closing Date (as defined);

WHEREAS subject to certain conditions and in reliance upon the representations, warranties and covenants of the Issuer and the other Purchasers contained herein, (i) JPMP (BHCA) has agreed to participate in the Offering (as defined herein) through the purchase of Special Warrants and (ii) UFI has agreed to participate in the Offering through the Purchase Warrant;

WHEREAS as a consideration for the agreement by CDPQ and Telesystem to tender their Units and, in the case of Telesystem, to convert its Multiple Voting Shares into Subordinate Voting Shares, the Issuer hereby offers CDPQ and Telesystem the right to purchase in aggregate up to $57,500,000 in Special Warrants at a price of $0.6124765 on the First Closing Date and the Second Closing Date; and

WHEREAS subject to certain conditions and in reliance upon the representations, warranties and covenants of the Issuer and the other Purchasers contained herein, CDPQ and Telesystem have agreed to participate in the Offering through the purchase of Special Warrants;

WHEREAS subject to certain conditions and in reliance upon the representations, warranties and covenants of the Issuer and the other Purchasers contained herein, (i) CDPQ and Telesystem have agreed to tender their Units (as defined), and (ii) Telesystem has agreed to convert its Multiple Voting Shares (as defined) into Subordinate Voting Shares, as part of the Recapitalization;

NOW, THEREFORE, in consideration of the premises and the mutual agreements contained in this Agreement and other valuable consideration (the receipt and adequacy of this consideration by each of the Parties is hereby acknowledged), the Parties agree as follows:

                                   ARTICLE 1

                          DEFINED TERMS; INTERPRETATION

Section 1.1    Defined Terms

As used in this Agreement, including the recitals hereto, the following terms have the following meanings:

"AFFILIATE" means, save as follows, any Person directly or indirectly controlling, controlled by or under common control with any other Person. For the purpose of this definition, "control" means the power to direct (by contract or otherwise) the operations, policies or management of a Person. For the purpose of this Agreement, Dolphin shall not be considered an Affiliate of the Issuer. Notwithstanding any provision of this Agreement to the contrary and other than with respect to Section 5.3, for which J.P. Morgan Chase & Co. and its subsidiaries and affiliates are

Affiliates of J.P. Morgan, J.P. Morgan Chase & Co. and its subsidiaries and affiliates (other than JP Morgan and the subsidiaries of JP Morgan) (all of whom are collectively referred to as the "OTHER J.P. MORGAN ENTITIES") shall be deemed not to be Affiliates of JP Morgan and under no circumstances whatsoever shall JP Morgan be responsible or liable hereunder for the acts or omissions of the Other J.P. Morgan Entities. Notwithstanding any provision of this Agreement to the contrary and other than with respect to Section 5.3, for which Caisse de depot et placement du Quebec and its subsidiaries and affiliates are Affiliates of CDPQ, Caisse de depot et placement du Quebec and its subsidiaries and affiliates (other than CDPQ and the subsidiaries of CDPQ) (all of whom are collectively referred to as the "OTHER CAISSE ENTITIES") shall be deemed not to be Affiliates of CDPQ and under no circumstances whatsoever shall CDPQ be responsible or liable hereunder for the acts or omissions of the Other Caisse Entities.

"AGREEMENT" means this Master and Purchase Agreement and all instruments in amendment or confirmation of it; "HEREOF", "HERETO" and "HEREUNDER" and similar expressions mean and refer to this Agreement and not to any particular Article, Section, Subsection or other subdivision; "ARTICLE", "SECTION", "SUBSECTION" or other subdivision of this Agreement followed by a number means and refers to the specified Article, Section, Subsection or other subdivision of this Agreement.

"ANCILLARY AGREEMENTS" means agreements, certificates and other instruments delivered or given pursuant to this Agreement which are attached as Schedules to this Agreement.

"ASSETS" means all property and assets of the Issuer and its Subsidiaries of every nature and kind and wheresoever situate.

"ASSOCIATE" means any Person in which the Issuer has a direct or indirect ownership interest of 5% or more, but shall not include any Person who is a Subsidiary of the Issuer or Dolphin.

"AUTHORIZATION" means, with respect to any Person, any authorization, order, permit, approval, grant, license, consent, right, franchise, privilege, certificate, judgment, writ, injunction, award, determination, direction, decree, or by-law, rule or regulation of any Governmental Entity, whether or not having the force of law, having jurisdiction over such Person.

"AVERAGE PRICE" means, with respect to any issuance or a series of related issuances, the average price per Equity Security issued in such transaction(s) obtained by dividing the total consideration received (or to be received upon exercise of any subscription or conversion right attached to such Equity Securities) by the Issuer upon issuance of the Equity Securities by such number of Equity Securities.

"BRAZIL LITIGATION" means the legal proceedings in Brazil and the Cayman Islands between entities in the TIW Group and Opportunity Asset Management or Banco Opportunity and their Affiliates and funds under their administration relating to the Issuer's indirect investment in Telemig Celular Participacoes S.A. and Tele Norte Celular Participacoes S.A.

"BUSINESS" means the business now being carried on by the Issuer and its Subsidiaries consisting of the developing, acquiring, owning and operating of wireless telecommunications networks in various markets throughout the world.

"BUSINESS DAY" means any day other than Saturday, Sunday or a day on which commercial banks are authorized to be closed for business in Hong Kong, New York, New York or Montreal, Quebec.

"CD HOLDERS" means JP Morgan and UFI.

"CD INDENTURES" means the indentures dated as of March 8, 2000 between the Issuer and the Bank of Nova Scotia Trust Company of New York providing for the issue of the Convertible Debentures, as amended from time to time.

"CDPQ" means Capital Communications CDPQ Inc.

"CIBC COMMITMENT LETTER" means the commitment letter to be executed on or prior to the ESD Issuer Bid Launch Date signed by the Canadian Imperial Bank of Commerce as agent on behalf of itself and the lenders under the CIBC Credit Agreement pursuant to which the lenders agree to amend the terms of the CIBC Credit Agreement in accordance with the terms set forth in Schedule A hereto.

"CIBC CREDIT AGREEMENT" means the amended and restated credit agreement dated July 3, 2001 among the Issuer and certain of its Subsidiaries, as borrowers, and the financial institutions party thereto, as lenders, and the Canadian Imperial Bank of Commerce, as agent.

"CIBC CREDIT AGREEMENT AMENDMENT" means the execution of an amendment to the CIBC Credit Agreement in accordance with the amendments set forth in the CIBC Commitment Letter.

"CLAIM" means any claim or liability of any nature whatsoever, including any demand, obligation, liability, debt, cause of action, suit, proceeding, judgment, award, assessment or reassessment.

"CLOSING TIME" means 10:00 a.m. (Montreal Time) on each of the First Closing Date and Second Closing Date .

"COMMON SHARES" means the Subordinate Voting Shares of the Issuer which are planned to be redesignated as Common Shares pursuant to Section 8.2(i)(xiv).

"CONSENT FEE" means the fee to be paid by the Issuer for each Cdn$1,000 of Equity Subordinated Debentures for which consents to the ESD Indenture Amendment have been tendered and not withdrawn pursuant to the ESD Consent Solicitation.

"CONVERTIBLE DEBENTURES" means, collectively, (i) the 7.75% Convertible Debentures Series A due 2010 and (ii) the 7.75% Convertible Debentures Series B due 2010, of the Issuer, to be amended by the Supplemental CD Indentures.

"DIVIDEND RECORD DATE" means the date to be fixed by the Issuer, which date is currently proposed to be seven Business Days after the Second Closing Date as the date on which a Person must be a holder of Subordinate Voting Shares or Multiple Voting Shares to receive the Dividend Warrant.

"DIVIDEND WARRANT" means the dividend in kind to be declared by the Issuer as provided in Section 8.2(i)(viii).

"DOLPHIN" means Dolphin Telecom plc, a corporation incorporated under the laws of England and Wales, and its subsidiaries.

"ENVIRONMENTAL LAWS" means all applicable federal, provincial, state, municipal, local or foreign laws (common or otherwise), statutes, regulations, orders, decrees, permits, licenses, registrations, ordinances, approvals, or requirements or authorizations of any governmental or quasi-governmental authority or Laws relating to the environment, natural resources, occupational safety, health, product liability and transportation.

"EQUITY SECURITIES" has the meaning ascribed to it in Section 5.1.

"EQUITY SUBORDINATED DEBENTURES" means the 7.00% Equity Subordinated Debentures due 2002 of the Issuer.

"ESD CONSENT SOLICITATION" means the consent solicitation to be launched concurrently with the ESD Issuer Bid to amend the terms of the ESD Indenture in accordance with the terms set forth in the Supplemental ESD Indenture.

"ESD INDENTURE" means the indenture dated as of February 15, 1999 between the Issuer and Montreal Trust Company of Canada providing for the issue of the Equity Subordinated Debentures, as amended from time to time.

"ESD INDENTURE AMENDMENT" means the execution of the Supplemental ESD Indenture pursuant to the ESD Consent Solicitation whereby holders of 66 2/3% or more of the Equity Subordinated Debentures shall have consented to the proposed amendments to the ESD Indenture.

"ESD ISSUER BID" means the issuer bid to be launched by the Issuer on the ESD Issuer Bid Launch Date to repurchase its outstanding Equity Subordinated Debentures in accordance with terms substantially in the form set forth in Schedule B.

"ESD ISSUER BID CLOSING DATE" means the date on which the Issuer validly takes up and pays for the Equity Subordinated Debentures validly tendered pursuant to the ESD Issuer Bid, provided that such date shall not be later than the 10th calendar day following the ESD Issuer Bid Expiry Date.

"ESD ISSUER BID EXPIRY DATE" means the date that is a minimum of 35 and a maximum of 45 calendar days following the ESD Issuer Bid Launch Date or, if the ESD Issuer Bid has been extended for one further period of 10 calendar days in accordance with its terms, the date that is 45 to 55 calendar days following the ESD Issuer Bid Launch Date.

"ESD ISSUER BID LAUNCH DATE" means the date on which the Issuer shall mail the offer to purchase and offering circular pertaining to the ESD Issuer Bid to registered holders of the Equity Subordinated Debentures, which date shall not be later than November 30, 2001.

 "EXERCISE DATE" with respect to any Special Warrant means the date on which such Special Warrant is surrendered for exercise by a Special Warrant Purchaser or is deemed exercised under Section 2.8(a) or Section 2.8(d) by a Special Warrant Purchaser, in accordance with the provisions hereof.

"EXPIRY TIME" means 5:00 p.m. (Montreal time) on the earlier of the following dates: (i) the fifth Business Day after the Final Receipt Date and (ii) March 31, 2002.

"FINAL RECEIPT DATE" means the date by which all the Receipts have been issued.

"FINANCIAL STATEMENTS" means the audited consolidated financial statements for the year ended December 31, 2000 including the notes and US GAAP reconciliation thereto, together with the Issuer's unaudited interim consolidated financial statements for the quarters ending March 31, 2001, June 30, 2001 and September 30, 2001 together with the notes thereto.

"FIRST CLOSING DATE" means December 14, 2001 or such later date (which shall be no later than the ESD Issuer Bid Expiry Date) as the Issuer may determine by giving written notice to the other Parties at least 2 Business Days prior to December 14, 2001.

"FIRST TRANCHE" means the first tranche of 24,490,735 Special Warrants to be purchased and sold on the First Closing Date.

"GAAP" means, at any time, accounting principles generally accepted in Canada as recommended in the Handbook of the Canadian Institute of Chartered Accountants at the relevant time applied on a consistent basis (except for changes approved by the Issuer's independent auditors in accordance with promulgations of the Canadian Institute of Chartered Accountants).

"GOVERNMENTAL ENTITY" means (i) any multinational, federal, national, provincial, state, municipal, local, foreign or other government, governmental or public department, central bank, court, tribunal, authority, commission, board, bureau, agency or instrumentality, domestic or foreign, (ii) any subdivision or authority of any of the foregoing, or (iii) any quasi-governmental or private body exercising any regulatory, expropriation or taxing authority under or for the account of any of the above.

"HAZARDOUS SUBSTANCE" means any liquid, gaseous or solid matter, vibration, ray, heat, odour, radiation or energy which is or is deemed by Law to be, alone or in any combination, hazardous, hazardous waste, toxic, radioactive, a pollutant, a deleterious substance, a contaminant or a source of pollution or contamination under any Environmental Law, whether or not such substance is defined as hazardous under the Environmental Law or any other material or substance in any form whatsoever regulated, restricted or addressed under any Environmental Law.

"HIGH YIELD DEBT" means the Issuer's 14% Senior Guaranteed Notes due December 30, 2003, Series B 13 1/4% Senior Discount Notes due June 30, 2007 and Series C 10 1/2% Senior Discount Notes due November 1, 2007.

"HSR ACT" has the meaning ascribed to it in Section 6.1(x).

"INCONSISTENT TRANSACTION" has the meaning ascribed to it in Section 10.9(b).

"INTERIM PERIOD" means the period between the date of this Agreement and the earlier of (i) the ESD Issuer Bid Expiry Date, if as of such date, holders of less than 66 2/3% of the ESD have consented to the proposed amendments to the ESD Indenture pursuant to the ESD Consent Solicitation and (ii) the Units Issuer Bid Closing Date.

"INVESTOR RIGHTS AGREEMENT" means the agreement to be executed on the ESD Issuer Bid Launch Date, among the Issuer and the investors party thereto in the form set forth in Schedule C.

"JPMP ASIA" means Asia Opportunity Fund, L.P., J.P. Morgan Asia Investment Partners, L.P., CAIP Co-Investment Fund Parallel Fund (I) C.V. and CAIP Co-Investment Fund Parallel Fund (II) C.V., acting jointly and severally (or solidarily) under this Agreement.

"JPMP (BHCA)" means J.P. Morgan Partners (BHCA), L.P.

"ISSUER" means Telesystem International Wireless Inc.

"JP MORGAN" means JPMP (BHCA) and JPMP Asia, acting jointly and severally (or solidarily) under this Agreement.

"LAWS" means all constitutions, statutes, codes, ordinances, decrees, rules, regulations, municipal by-laws, judicial or arbitral or administrative or ministerial or departmental or regulatory judgments, orders, decisions, rulings or awards, policies or guidelines having the force of law, or any provisions of the foregoing, including general principles of common and civil law and equity, binding on or affecting the Person referred to in the context in which such word is used.

"LETTERS OF INTENT" has the meaning ascribed to it in the preamble of this Agreement.

"LIABILITIES" or "LIABILITY" means any liability or obligation, whether known or unknown, asserted or unasserted, absolute or contingent, accrued or unaccrued, liquidated or unliquidated and whether due or to become due, regardless of when asserted.

"MATERIAL FACT" has the meaning ascribed to it in the Securities Act (Ontario).

"MULTIPLE VOTING SHARES" means the multiple voting shares, each of which carries
8.0874 votes, in the capital of the Issuer.

"NASDAQ" means the Nasdaq National Market and the Nasdaq Small Cap Market.

"NEW CONVERTIBLE DEBENTURES" means the 25% Convertible Debentures of the Issuer, due on the fifth anniversary of issuance, that may be issued upon the exercise of the Special Warrants, governed by terms substantially in the form of the indenture attached hereto as Schedule D.

"NON-VOTING PREFERRED SHARES" has the meaning ascribed to it in Section 5.3.

"OFFERING" means the issue and sale by the Issuer of (i) up to an aggregate of 146,944,413 Special Warrants and (ii) up to 15,000,000 Underlying Securities under the Purchase Warrants, subject to adjustments as may be made in accordance with Section 4.6 and Article 5, the whole pursuant to this Agreement.

"ORDINARY COURSE" means, with respect to an action taken by a Person, that such action is consistent with the past practices or customs of such Person having regard to the nature of its business at such prior time and is taken in the ordinary course of the normal day-to-day operations of the business of such Person.

"OTHER CAISSE ENTITIES" has the meaning ascribed to it in the definition of "Affiliate" in Section 1.1.

"OTHER J.P. MORGAN ENTITIES" has the meaning ascribed to it in the definition of "Affiliate" in Section 1.1.

"PARTIES" means the Purchasers, JPMP Asia, the Issuer and any other Person who may, by written joinder, become a party to this Agreement.

"PERSON" means a natural person, partnership, limited liability partnership, corporation, limited liability company, joint stock corporation, trust, unincorporated association, joint venture or other entity or Governmental Entity, and pronouns referring to a "Person" have a similarly extended meaning.

"POTENTIAL GROUP DETERMINATION" has the meaning ascribed to it in Section 5.3.

"PREFERRED SHARES" means the preferred shares, without par value, issuable in series, in the capital of the Issuer.

"PRELIMINARY PROSPECTUS" means the preliminary prospectus of the Issuer to be approved, executed and filed by the Issuer with the Regulatory Authorities, in accordance with the Securities Laws, for the purpose of qualifying the Underlying Securities and the Purchase Warrants, and includes any amendment to such preliminary prospectus.

"PROCEEDING" means actions, suits, Claims, investigations or legal or administrative or arbitration proceedings.

"PROSPECTUS" means the final prospectus of the Issuer to be approved, executed and filed with the Regulatory Authorities, in accordance with the Securities Laws, for the purposes of qualifying the Underlying Securities and the Purchase Warrants, and includes any amendment or supplement to such prospectus.

"PURCHASE PRICE" has the meaning ascribed to it in Section 3.3.

"PURCHASERS" means UFI and the Special Warrant Purchasers.

"PURCHASE WARRANTS" means the warrants to be issued by the Issuer to UFI on the Purchase Warrant Issue Date entitling UFI to purchase up to 15,000,000 Underlying Securities, subject to such adjustments as may be made in accordance with Section 4.6 and Article 5.

"PURCHASE WARRANT CLOSING DATE" has the meaning ascribed to it in Section 4.3.

"PURCHASE WARRANT INDENTURE" has the meaning ascribed to it in Section 4.1(c).

"PURCHASE WARRANT ISSUE DATE" means the date on which the Issuer shall issue the Purchase Warrants, which date shall be at the earlier of (i) the second Business Day after the Qualifying Date and (ii) the Qualifying Deadline, provided that UFI may demand a different Purchase Warrant Issue Date in accordance with
Section 4.1(a).

"PURCHASE WARRANT NOTICE" has the meaning ascribed to it in Section 4.3.

"PURCHASE WARRANT PERIOD" means the period from the Purchase Warrant Issue Date to September 30, 2002 during which UFI can exercise the Purchase Warrants.

"PURCHASE WARRANT PRICE" has the meaning ascribed to it in Section 4.4.

"QUALIFYING DATE" means the date upon which a receipt has been issued for the Prospectus by the last of the Regulatory Authorities of the Qualifying Provinces.

"QUALIFYING DEADLINe" means, with respect to each Qualifying Province, 5:00 p.m. (Montreal time) on February 15, 2002.

"QUALIFYING PROVINCE" means each of the provinces of Canada in which the Issuer is a reporting issuer (or the equivalent).

"RECAPITALIZATION" has the meaning ascribed to it in the preamble to this Agreement.

"RECEIPTS" means the receipts for the Prospectus issued by each Regulatory Authority of the Qualifying Provinces, as the case may be.

"REGISTRATION RIGHTS AGREEMENT" means the Amended and Restated Registration Rights Agreement, to be executed on the First Closing Date, among the Issuer, the Purchasers and JPMP Asia, regulating their respective registration rights against the Issuer, in the form attached hereto as Schedule E.

"REGULATORY AUTHORITY" or "REGULATORY AUTHORITIES" means the securities commission or similar authority in each of the Qualifying Provinces.

"REGULATORY SIDE LETTER" means the agreement among JP Morgan and the Issuer attached as Schedule 5.1 to the Investor Rights Agreement.

"RIGHT TO PARTICIPATE COMMITMENT" has the meaning ascribed to it in the preamble of this Agreement

"SEC" means the United States Securities and Exchange Commission or any successor entity.

"SECOND CLOSING DATE" means the date on which the ESD Indenture Amendment occurs, provided that such date occurs on or prior to the ESD Issuer Bid Closing Date.

"SECOND TRANCHE" means the second tranche of 122,453,678 Special Warrants to be purchased and sold on the Second Closing Date.

"SECURITIES LAWS" means, collectively, the Securities Acts in the Qualifying Provinces and the rules and regulations made thereunder, together with applicable published policy statements and orders of the Regulatory Authorities in those provinces and the by-laws, rules and regulations of The Toronto Stock Exchange and Nasdaq (including the rules of the NASD), the 1934 Act and the 1933 Act.

"SPECIAL WARRANTS" means a maximum of up to 146,944,413 special warrants to be issued to the Special Warrant Purchasers pursuant to this Agreement, entitling each such Purchaser to acquire, without any additional consideration, subject to
Article 2, Underlying Securities on the terms and conditions contained herein.

"SPECIAL WARRANT PURCHASERS" has the meaning ascribed to it in Section 3.1.

"SUBORDINATE VOTING SHARES" means the Subordinate Voting Shares, each of which carries one vote, in the capital of the Issuer.

"SUBSIDIARY" means a corporation controlled by the Issuer, as the term "control" is defined in the Canada Business Corporations Act as in effect at the date hereof and without reference to any amendments thereto after the date hereof and shall include Subsidiaries of Subsidiaries, but shall not include Dolphin.

"SUPPLEMENTAL CD INDENTURES" means the second amending agreement to the CD Indentures to be executed on the ESD Issuer Bid Launch Date in the form set forth in Schedule F.

"SUPPLEMENTAL ESD INDENTURE" means the amended ESD Indenture to be executed pursuant to the ESD Consent Solicitation substantially in the form set forth in Schedule G.

"TELESYSTEM" means Telesystem Ltd.

"TIW GROUP" means, collectively, the Issuer and its Subsidiaries.

"UFI" means U.F. Investments (Barbados) Ltd.

"UNDERLYING SECURITIES" means (A) either (i) the Subordinate Voting Shares and, as the case may be, the Multiple Voting Shares issuable pursuant to the exercise of Special Warrants as provided in Section 2.2(a) or (ii) the New Convertible Debentures issuable pursuant to the exercise of Special Warrants as provided in
Section 2.8 and (B) the Subordinate Voting Shares or, as the case may be, the Common Shares of the Issuer, issuable pursuant to the exercise of the Purchase Warrants, as provided in Section 4.1 and (C), the Non-Voting Preferred Shares issuable pursuant to the exercise of Special Warrants and Purchase Warrants as provided in Section 5.3.

"UNITS" means the units each of which is comprised of one Class A Subordinate Voting Share of ClearWave N.V. and an option to currently purchase 0.2 of a Subordinate Voting Share by tendering the Unit back to the Issuer prior to June 30, 2002.

"UNITS ISSUER BID" means the exchange issuer bid to be launched by the Issuer, to exchange Subordinate Voting Shares for the outstanding Units in accordance with the material terms set forth in Schedule H.

"UNITS ISSUER BID CLOSING DATE" means the date on which the Issuer takes up and pays for the Units validly tendered pursuant to the Units Issuer Bid, provided that such date shall not be later than the 10th calendar day following the Units Issuer Bid Expiry Date.

"UNITS ISSUER BID EXPIRY DATE" means the date that is a minimum of 35 and a maximum of 45 calendar days following the Units Issuer Bid Launch Date or, if the Units Issuer Bid has been extended for one further period of 10 calendar days in accordance with its terms, the date that is 45 to 55 calendar days following the Units Issuer Bid Launch Date.

"UNITS ISSUER BID LAUNCH DATE" means the date on which the Issuer shall mail the offer to purchase and offering circular pertaining to the Units Issuer Bid to registered holders of the Units, which date shall not be later than December 14, 2001.

"US GAAP" means, at any time, accounting principles generally accepted in the United States of America at the relevant time applied on a consistent basis.

"WARRANT INDENTURE" has the meaning ascribed to it in Section 8.2(i)(viii).

"1933 ACT" means the United States Securities Act of 1933, as amended, the rules and regulations thereunder and interpretations thereof of the SEC.

"1934 ACT" means the United States Securities Exchange Act of 1934, as amended, the rules and regulations thereunder and interpretations thereof of the SEC.

Section 1.2    Gender and Number

Any reference in this Agreement or any Ancillary Agreement to gender includes both genders and words importing the singular number only shall include the plural and vice versa.

Section 1.3    Headings, etc.

The provision of a Table of Contents, the division of this Agreement into Articles and Sections and the insertion of headings are for convenient reference only and are not to affect its interpretation.

Section 1.4    Currency

All references in this Agreement or any Ancillary Agreement to dollars, unless otherwise specifically indicated, mean and refer to the lawful currency of the United States of America.

Section 1.5    Severability

If any provision of this Agreement shall be determined by an arbitrator or any court of competent jurisdiction to be illegal, invalid or unenforceable, that provision shall be severed from this Agreement and the remaining provisions shall continue in full force and effect.

Section 1.6    Entire Agreement

This Agreement together with the Ancillary Agreements constitutes the entire agreement between the Parties and supersedes all prior agreements, understandings, negotiations and discussions, whether oral or written, of the Parties relating to the subject matter hereof, including but without limitation, the Letters of Intent.

Section 1.7    Amendments

This Agreement may only be amended, supplemented or otherwise modified by written agreement signed by the Issuer and each Purchaser.

Section 1.8    Inclusion

Where the word "including" or "includes" is used in this Agreement it means "including (or includes) without limitation".

Section 1.9    Accounting Terms

All accounting terms not specifically defined in this Agreement shall be interpreted in accordance with GAAP.

Section 1.10   Knowledge

Where any representation or warranty contained in this Agreement is expressly qualified by reference to "the knowledge of the Issuer" or "the Issuer's Knowledge" or words of similar import, it shall be deemed, (A) for any representation or warranty pertaining to the TIW Group, including ClearWave N.V., to refer to the actual knowledge of any of (i) the Chief Executive Officer, (ii) the Chief Financial Officer and (iii) the General Counsel and Secretary of the Issuer; (B) for any representation or warranty pertaining to ClearWave N.V. and its subsidiaries, it shall be deemed to refer, in addition to the above mentioned Persons, to the actual knowledge of any of (i) the Chief Executive Officer and (ii) the Chief Financial Officer, each of ClearWave N.V. The Issuer confirms that it has, and each of the foregoing Persons have, made due and diligent inquiry of such other Persons as each of them considers necessary as to the matters that are the subject of the representations and warranties.

Section 1.11   Time of the Essence

Time shall be of the essence of this Agreement.

                                   ARTICLE 2

                            ISSUE OF SPECIAL WARRANTS

Section 2.1    Issue of Special Warrants

(a) The Issuer is authorized to create and issue up to 146,944,413 Special Warrants pursuant to this Agreement, at a price of $0.6124765 per Special Warrant, to be issued pursuant to the First Tranche and the Second Tranche.

(b) Special Warrant Certificates, issuable in registered form only, evidencing Special Warrants authorized pursuant to Subsection (a) above shall be issued. On the date of issuance of the Special Warrants, Special Warrant Certificates shall be executed by the Issuer and delivered to the Special Warrant Purchasers without any further act of or formality on the part of the Issuer.

(c) The Special Warrant Certificates shall be substantially in the same form as the specimen Special Warrant Certificates annexed hereto as Schedule 2.1(c) hereof, shall bear the date of the issuance of the Special Warrants they represent, being the First Closing Date or the Second Closing Date, as the case may be, and shall bear such distinguishing letters and numbers as the Issuer may prescribe.

Section 2.2    Securities Underlying Special Warrants

(a) Subject to adjustments as may be provided under Section 2.8 and Article 5, if the ESD Indenture Amendment occurs on or prior to the ESD Issuer Bid Closing Date, the Underlying Securities to which holders of Special Warrants shall be entitled upon the exercise or deemed exercise of Special Warrants shall be (i) one Subordinate Voting Share for each Special Warrant exercised, subject to Subsection (ii); and (ii) if Telesystem is the holder of Multiple Voting Shares at the time it exercises the Special Warrants, a maximum of 8,108,170 Special Warrants held by Teleystem shall entitle it to acquire Multiple Voting Shares, on the basis of one Multiple Voting Share per Special Warrant, provided that such Special Warrants shall not entitle it to acquire more Multiple Voting Shares than needed to maintain, rather than increase, the percentage of voting rights currently associated with the Multiple Voting Shares held by Telesystem as a result of the issuance of Subordinate Voting Shares pursuant to the exercise of the Special Warrants or the Purchase Warrants.

(b) Subject to adjustments as may be made under Section 2.8 and Article 5, if the ESD Indenture Amendment does not occur on or prior to the ESD Issuer Bid Closing Date, the Underlying Securities to which holders of Special Warrants shall be entitled upon the exercise or deemed exercise of Special Warrants shall be New Convertible Debentures. Each New Convertible Debenture shall be issued in a face denomination of $1,000 and integral multiples of $1,000. The exercise of an aggregate of 1,633 Special Warrants shall be required to acquire each whole New Convertible Debenture. Prior to the first issuance of a New Convertible Debenture, the Issuer shall cause its counsel to deliver to the Special Warrant Purchaser an opinion (covering customary matters, including enforceability), in form and substance satisfactory to the Special Warrant Purchaser, with respect to the New Convertible Debentures and the indenture governing such securities.

Section 2.3    Terms of Special Warrants

Each Special Warrant authorized to be issued hereunder shall entitle the holder thereof to acquire the number of Underlying Securities determined in accordance with Section 2.2(a) or Section 2.2(b), without any additional consideration.

Section 2.4    Warrant Holder not a Shareholder

Nothing in the holding of a Special Warrant Certificate (prior to the valid exercise thereof) shall be construed as conferring upon a holder of a Special Warrant any right or interest whatsoever as a shareholder of the Issuer, including, but not limited to, the right to vote at, to receive notice of, or to attend, meetings of shareholders or any other proceedings of the Issuer, or, the right to receive dividends and other distributions.

Section 2.5    Signing of Special Warrant Certificates

The Special Warrant Certificates shall be signed, either manually or by means of a facsimile signature, by the Chairman or the President or an Executive Vice-President or a Vice-President and by the Secretary or the Treasurer or a Vice-President of the Issuer and may, but need not, be under the corporate seal of the Issuer or a reproduction thereof. The signatures of such officers may be mechanically reproduced in facsimile and Special Warrant Certificates bearing such facsimile signatures shall be binding upon the Issuer as if they had been manually signed by such officer. Notwithstanding that any one of the persons whose manual or facsimile signature appears on any Special Warrant Certificate as one of such officers may no longer hold office at the date of issue of such Special Warrant Certificate or at the date of certification or delivery thereof, any Special Warrant Certificate signed as aforesaid shall be valid and binding upon the Issuer and the registered holder thereof shall be entitled to the benefits of this Agreement.

Section 2.6    Prohibition of Transfers of Special Warrants

A Special Warrant shall be non-transferable by any Special Warrant Purchaser, except among the Purchasers and from any Special Warrant Purchaser to an Affiliate of such Special Warrant Purchaser, provided, that such Affiliate agrees to be bound by the terms of this Agreement.

Section 2.7    Issue in Substitution for Lost Special Warrant Certificates

(a) In case any of the Special Warrant Certificates shall become mutilated or be lost, destroyed or stolen, the Issuer shall issue a new Special Warrant Certificate of like tenor as the one mutilated, lost, destroyed or stolen in exchange for and in place of and upon cancellation of such mutilated Special Warrant Certificate, or in lieu of and in substitution for such lost, destroyed or stolen Special Warrant Certificate, and the substituted Special Warrant Certificate shall be entitled to the benefits hereof, shall be subject to the terms hereof, and shall rank equally in accordance with its terms with all other Special Warrant Certificates issued or to be issued hereunder.

(b) The applicant for the issue of a new Special Warrant Certificate pursuant to this Section 2.7 shall bear the cost of the issue thereof and in case of loss, destruction or theft shall, as a condition precedent to the issue thereof, furnish to the Issuer, such evidence of ownership and of the loss, destruction or theft of the Special Warrant Certificate so lost, destroyed or stolen as shall be satisfactory to the Issuer, in its sole discretion, and such applicant shall also be required to furnish indemnity or security in an amount and a form satisfactory to the Issuer to save it harmless, and shall pay the reasonable expenses and charges of the Issuer in connection therewith.

Section 2.8    Exercise of Special Warrants

(a) If Receipts are issued in all Qualifying Provinces on or before the Qualifying Deadline but after the Dividend Record Date, the Issuer shall, and is hereby authorized to do so by the Special Warrant Purchasers, exercise any Special Warrants not exercised by the holder thereof, without the obligation by such holder to deliver any Special Warrant Certificate or to take any further action, at 5:00 p.m. (Montreal time) on the fifth Business Day after the Final Receipt Date and such Special Warrants will be deemed to have been exercised immediately prior to the Expiry Time.

(b) If the Final Receipt Date has not occurred on or before the Qualifying Deadline, the Issuer shall immediately, and in any event not later than the second Business Day following the Qualifying Deadline, give notice of such fact and of their rights hereunder to holders regarding Special Warrants which are not exercised and still outstanding.

(c) If the Issuer has not received, on or before the Qualifying Deadline, a copy of the Receipts dated on or before the Qualifying Date issued by each of the Regulatory Authorities in respect of the Prospectus, then each holder of outstanding Special Warrants will, during the period commencing on the Qualifying Deadline and ending at the Expiry Time, be automatically entitled, by exercising its Special Warrant, to receive, at no additional cost, that number of Underlying Securities per Special Warrant provided in Section 2.2 plus a fraction of the number of such Underlying Securities per Special Warrant equal to 0.15.

(d) If the Issuer has not received, on or before the Qualifying Deadline, a copy of the Receipts dated on or before the Qualifying Date issued by each of the Regulatory Authorities in respect of the Prospectus, then at the Expiry Time, the Issuer shall, and is hereby authorized to do so by the Purchasers with respect to the Special Warrants, exercise every Special Warrant not exercised by the holder thereof and such holder shall receive, at no additional cost, that number of Underlying Securities per Special Warrant provided in Section 2.2 plus a fraction of the number of such Underlying Securities per Special Warrant equal to 0.15, without the obligation by such holder to deliver any Special Warrant Certificate or to take any further action immediately prior to the Expiry Time and such Special Warrants will be deemed to have been exercised immediately prior to the Expiry Time.

(e) Any outstanding Special Warrants not surrendered for exercise pursuant to Section 2.9 and not deemed exercised pursuant to Section 2.8(a) or
        Section 2.8(d) prior to the Expiry

        Time shall be deemed, without any further action on the part of the holder or of the Issuer, to have been exercised immediately prior to the Expiry Time and the holder thereof shall then be entitled to receive the relevant number of Underlying Securities pursuant to the provisions of
        Section 2.2 or Section 2.8(d), as the case may be.

(f) Under no circumstances shall the Issuer be obliged to issue any fractional Underlying Securities upon the exercise of one or more Special Warrants. To the extent that a holder has a number of Special Warrants that are only exercisable for a fraction of an Underlying Security, then the Issuer shall pay in cash any amounts to the holder in satisfaction of the right to otherwise have received a fraction of an Underlying Security. For this purpose, fractions of New Convertible Debentures shall be valued at the face value thereof.

Section 2.9    Method of Exercise of Special Warrants

(a) The holder of any Special Warrant may exercise the right thereby conferred on such holder to purchase Underlying Securities without further payment for the Underlying Securities to which such Special Warrant entitles the holder by surrendering at any time after the earlier of (i) the Qualifying Date (but after the Dividend Record Date) and (ii) the Qualifying Deadline, in either event until the Expiry Time to the Issuer at its principal offices in Montreal, the Special Warrant Certificate, with a duly completed and executed subscription form in substantially the same form as the specimen contained in Schedule 2.1(c) hereof. A Special Warrant shall be deemed to be surrendered duly upon personal delivery thereof or, if sent by mail or other means of transmission, upon actual receipt thereof by the Issuer.

(b) Any subscription form referred to above shall be signed by the holder of the Special Warrant and shall specify the number and type of Underlying Securities which the holder desires to acquire (being neither more nor different than those which the holder is entitled to acquire pursuant to the Special Warrant Certificate(s) surrendered), subject to Section 2.6, the Person or Persons in whose name or names such Underlying Securities are to be issued, the address or addresses of such Person or Persons and the number of Underlying Securities to be issued to each such Person if more than one is so specified.

(c) If any Underlying Securities are to be issued to a Person or Persons other than the registered holder of the Special Warrants thereof, such Special Warrant shall be accompanied by payment from the holder to the Issuer of any transfer tax or government or other charge which may be payable by reason of issuance to such Persons other than the registered holder.

Section 2.10   Effect of Exercise of Special Warrants

(a)     Upon compliance by the holder of Special Warrants with the provisions of
        Section 2.9 or, in accordance with Section 2.8(a) and Section 2.8(d), immediately prior to the Expiry Time, the number of Underlying Securities subscribed for or which a holder is entitled to shall be deemed to have been issued and the Person or Persons to whom such Underlying Securities are to be issued shall be deemed to have become the holder or holders of record of such Underlying Securities on the Exercise Date. If the transfer books of the Issuer are closed on the Exercise Date, the Underlying Securities subscribed for shall be deemed to have been issued, and such Person or Persons shall be deemed to have become the holder or holders of record of such Underlying Securities, on the date on which such transfer books were reopened.

(b) When the transfer books of the Issuer have been open for five Business Days after the due exercise or deemed exercise of a Special Warrant, the Issuer shall forthwith (i) cause to be mailed to the Person or Persons in whose name or names the Underlying Securities are to be issued, as specified in the subscription form completed on the Special Warrant Certificate, at the address specified in such subscription or, in the case of a deemed exercise, in the name or names and at the address specified in the register maintained by the Issuer in respect of such Special Warrants, or (ii) if so specified in such subscription form, cause to be delivered to such Person or Persons, a share certificate and/or debenture certificates for the appropriate number of Underlying Securities to which the holder of Special Warrant is entitled and has elected to purchase pursuant to the Special Warrant Certificate surrendered.

(c) Any share certificate or debenture certificate, as the case may be, delivered by the Issuer in accordance with the provisions of Subsection
        (b) shall, to the extent of the number of Underlying Securities represented thereby, satisfy and discharge all liabilities of the Issuer with respect to such certificate. In the event of non-receipt of any such share certificate or debenture certificate, as the case may be, by the Person to whom it is so sent as aforesaid, or the loss or destruction thereof, the Issuer will cause to be issued to such Person a replacement certificate for a like number of Underlying Securities upon being furnished with such evidence of non-receipt, loss or destruction and with such reasonable indemnity as the Issuer may request.

Section 2.11   Subscription for Less than Entitlement

The holder of any Special Warrant Certificate may subscribe for and acquire a number of Underlying Securities less than the number that the holder is entitled to purchase pursuant to the surrendered Special Warrant Certificate. In such event, the holder thereof upon exercise thereof shall be entitled to receive a new Special Warrant Certificate in respect of the balance of the Underlying Securities which such holder was entitled to acquire pursuant to the surrendered Special Warrant Certificate(s) and which were not then acquired.

Section 2.12   Cancellation of Surrendered Special Warrant Certificates

All Special Warrant Certificates surrendered to the Issuer, or for which Special Warrants are deemed to have been exercised, shall be, or caused to be, cancelled by the Issuer.

                                   ARTICLE 3

                      PURCHASE AND SALE OF SPECIAL WARRANTS

Section 3.1    First Tranche

Subject to the terms and conditions hereof, the Issuer hereby agrees to issue and sell to JPMP (BHCA), CDPQ and Telesystem (together, the "SPECIAL WARRANT PURCHASERS"), and the Special Warrant Purchasers, severally and not jointly and severally, and not solidarily, agree to purchase from the Issuer, on the First Closing Date and in the proportions set forth in Schedule 3.1 hereof, 24,490,735 Special Warrants at the Purchase Price.

Section 3.2    Second Tranche

Subject to the terms and conditions hereof, the Issuer hereby agrees to issue and sell to the Special Warrant Purchasers, and the Special Warrant Purchasers, severally and not jointly and severally, and not solidarily, agree to purchase from the Issuer, on the Second Closing Date and in the proportions set forth in
Schedule 3.1 hereof, 122,453,678 Special Warrants at the Purchase Price.

Section 3.3    Purchase Price

The Purchase Price payable by each Special Warrant Purchaser to the Issuer for the Special Warrants pursuant to the First Tranche and the Second Tranche shall be $0.6124765 per Special Warrant (the "PURCHASE PRICE").

Section 3.4    Payment of the Purchase Price.

At the First Closing Date and the Second Closing Date, as the case may be, each Special Warrant Purchaser shall pay the Purchase Price for each Special Warrant purchased by such Special Warrant Purchaser by wire transfer of immediately available funds to the Issuer.

                                   ARTICLE 4

                   PURCHASE WARRANTS ON UNDERLYING SECURITIES

Section 4.1    Issue of Purchase Warrants

(a) Provided the Convertible Debentures held by UFI and its Affiliates, as the case may be, have been converted into Subordinate Voting Shares as provided in Section 8.2(i)(xii), the Issuer shall issue to UFI on the Purchase Warrant Issue Date, Purchase Warrants entitling UFI to purchase an aggregate of 15,000,000 Underlying Securities, subject to adjustments as may be made under Section 4.6 and Article 5 during the Purchase Warrant Period. If the Issuer has not received, on or before the Purchase Warrant Issue Date, a copy of the Receipts dated on or before the Purchase Warrant Issue Date issued by the Regulatory Authorities in respect of the Prospectus, then UFI may demand, by written notice to the Issuer to be received prior to the issuance of the Purchase Warrants, that the Purchase Warrant Issue Date be postponed until Receipts from the Regulatory

        Authorities in respect of the Prospectus are issued. Furthermore, UFI may demand, by written notice to the Issuer, regardless of whether or not the Receipts from the Regulatory Authorities in respect of the Prospectus have been issued, that the Purchase Warrant Issue Date be on the same date as the date the Convertible Debentures held by UFI and its Affiliates, as the case may be, are being effectively converted into Subordinate Voting Shares.

(b) The Underlying Securities to which UFI shall be entitled upon the exercise of the Purchase Warrants shall be, subject to Section 5.3, Subordinate Voting Shares or, if the Subordinate Voting Shares have been redesignated as "Common Shares" as provided in Section 8.2(i)(xiv), Common Shares.

(c) The Purchase Warrants shall be governed by the terms of a warrant indenture substantially in the form set forth in Schedule 4.1(d) hereto (the "PURCHASE WARRANT INDENTURE").

(d) Subject to Section 4.1(a), UFI shall receive, on the Purchase Warrant Issue Date, a warrant certificate executed by the Issuer, evidencing the Purchase Warrants.

Section 4.2    Prohibition of Transfers of Purchase Warrants

The Purchase Warrants shall be non-transferable by UFI except to one of its Affiliates or to any Purchaser, provided that, if to an Affiliate, such Affiliate agrees to be bound by the terms of this Agreement and all relevant Ancillary Agreements.

Section 4.3    Exercise of the Purchase Warrants

The Purchase Warrants issued to UFI may be exercised from time to time, in whole or in part, subject to a minimum subscription of $3,000,000 of Underlying Securities being subscribed for on each exercise of Purchase Warrants during the Purchase Warrant Period by delivery to the Issuer of a notice in writing signed by an authorized representative of UFI in the form set forth in Schedule 4.3 (the "PURCHASE WARRANT NOTICE"). UFI shall not exercise Purchase Warrants for any fractional Underlying Securities. Subject to the foregoing minimum subscription for Underlying Securities, each Purchase Warrant Notice shall specify the number of Underlying Securities with respect to which the Purchase Warrants are being exercised and include the time of closing, which shall be a Business Day and shall not be less than five (5) Business Days from the receipt by the Issuer of the Purchase Warrant Notice (each, a "PURCHASE WARRANT CLOSING DATE").

Section 4.4    Purchase Warrant Price

The Purchase Warrant Price payable by UFI to the Issuer for each Underlying Security issued pursuant to the exercise of Purchase Warrants shall be $1.00 per Underlying Security subject to adjustment pursuant to Section 4.6 and Article 5 (the "PURCHASE WARRANT PRICE").

Section 4.5    Completion

(a) Following each valid exercise of Purchase Warrants, the Issuer shall, on each Purchase Warrant Closing Date, issue the number of Underlying Securities specified in the Purchase Warrant Notice to UFI upon payment by UFI of the Purchase Warrant Price by wire transfer of immediately available funds to the Issuer.

(b) If UFI subscribes, at any time, for a number of Underlying Securities that is less than the number it is entitled to purchase under the Purchase Warrants, it shall be entitled to receive a new purchase warrant certificate in respect of the balance of Underlying Securities which it was entitled to subscribe for.

Section 4.6    Adjustment of Underlying Securities

If the Issuer has not received, on or before the Qualifying Deadline, a copy of the Receipts dated on or before the Qualifying Date issued by the Regulatory Authorities in respect of the Prospectus, then UFI will, during the Purchase Warrant Period, be automatically entitled, by exercising the Purchase Warrants, to receive, for the Purchase Warrant Price, one Underlying Security plus a fraction of an Underlying Security equal to 0.15. Under no circumstances shall the Issuer be obliged to issue any fractional Underlying Security upon the exercise of Purchase Warrants.

                                   ARTICLE 5

                    ADJUSTMENTS TO THE UNDERLYING SECURITIES

Section 5.1    Anti-Dilution Adjustment

If at any time from the date hereof until the earlier of (i) the ESD Issuer Bid Closing Date, if the ESD Indenture Amendment has failed to occur on or prior to such date and (ii) the Units Issuer Bid Closing Date, the Issuer issues any (a) shares of its share capital; (b) warrants, options or other rights entitling the holders thereof to purchase any such shares; or (c) securities convertible or exchangeable into such shares or securities (the "EQUITY SECURITIES") (other than Equity Securities issued by the Issuer pursuant to any transactions contemplated in this Agreement or under any stock incentive plans for its employees and directors contemplated in this Agreement), at an Average Price which is less than the Purchase Price, then the number of Underlying Securities to be issued upon the exercise of the Special Warrants or the Purchase Warrants, as the case may be, whether such Special Warrants or Purchase Warrants have been exercised or not, shall be adjusted prior to the exercise thereof, or retroactively after the exercise thereof, by multiplying such number of Underlying Securities provided in Section 2.2, Section 2.8(a), Section 2.8(d),
Section 4.1(a) or Section 4.6, as the case may be, by the quotient of the Purchase Price over the Average Price. If any of the Special Warrants or the Purchase Warrants, as the case may be, have been exercised prior to this adjustment, the Issuer shall issue to the Persons who exercised the Special Warrants or the Purchase Warrants, as the case may be, the number of additional Underlying Securities, they would have been entitled to receive had the adjustment become effective prior to the exercise of their Special Warrants or Purchase Warrants. For the avoidance of doubt, it is intended that if there are multiple issuance transactions by the Issuer in the applicable period that involve Equity Securities being issued below the Purchase Price, then the provisions of this Section 5.1 shall apply to each such issuance.

Section 5.2    Reclassification, Reorganization or Amalgamation

If at any time before the Expiry Time, in the case of the Special Warrants or before the expiry of the Purchase Warrant Period, in the case of the Purchase Warrants, there is a reclassification of the shares or a capital reorganization of the Issuer or a subdivision or consolidation of the shares or an amalgamation or merger of the Issuer with or into any Person, or a sale of all or substantially all the Business or Assets of the Issuer to any other Person or other entity or the payment by the Issuer of a stock dividend, other than any such transactions that are contemplated in this Agreement, the Special Warrant Purchasers and UFI shall be entitled to receive and shall accept, upon the exercise of the Special Warrants or the Purchase Warrants, as the case may be, in lieu of the number of Underlying Securities contemplated in Section 2.2,
Section 2.8(a), Section 2.8(d), Section 4.1(a) or Section 4.6, as the case may be, the number of shares or other securities or property of the Issuer or of the Person resulting from such reclassification, reorganization, subdivision, merger, amalgamation, consolidation or payments, or to which such sale may be made, as the case may be, that the Special Warrant Purchasers or UFI, as the case may be, would have been entitled to receive on such reclassification, capital reorganization, subdivision, consolidation, amalgamation, merger, sale, conveyance or payment, if, on the effective date thereof, the Special Warrant Purchasers or UFI, as the case may be, had been the registered holder of the number of Underlying Securities so sought to be acquired. If determined appropriate by the Special Warrant Purchasers or UFI, as the case may be, to give effect to or to evidence the provisions of this section, the Issuer, its successor, or such purchasing Person, as the case may be, shall, when becoming aware of any such reclassification, reorganization, subdivision, consolidation, amalgamation, merger, sale or payment, enter into an agreement which shall provide, to the extent possible, for the application of the provisions set forth herein with respect to the rights and interests thereafter of the Special Warrant Purchasers or UFI, as the case may be, to the end that the provisions set forth in this Agreement shall thereafter correspondingly be made applicable, as nearly as may reasonably be, with respect to any shares, other securities or property to which the Special Warrant Purchasers or UFI, as the case may be, are entitled on the exercise of their Special Warrants or Purchase Warrants, as the case may be.

Section 5.3    Override Adjustment Upon Potential Group Determination

Anything in this Agreement to the contrary notwithstanding, if the Issuer's Board of Directors, acting with the benefit of legal counsel, determines in a timely manner that the issuance of the Special Warrants and the Purchase Warrants, the issuance of Underlying Securities upon exercise thereof, any conversion of the Convertible Debentures, any conversion of New Convertible Debentures, and/or the issuance of Subordinate Voting Shares pursuant to the Units Issuer Bid, when combined with the acquisition or continuing ownership of any other securities of the Issuer by the Purchasers or any of their Affiliates (whether pursuant to this Agreement or otherwise) would be likely to (i) result in any combination of the Purchasers and their Affiliates (other than Telesystem) (the "NON-EXEMPT PURCHASERS") being considered a "group" within the meaning of Sections 13(d) and 14(d)(2) of the 1934 Act such that certain provisions of the Issuer's debt instruments pertaining to a change of control of the Issuer may be triggered (a "POTENTIAL GROUP DETERMINATION") or (ii) result in CDPQ increasing its voting position in the

Issuer, as of the date hereof, by more than 10% (on a non diluted basis), then the Non-Exempt Purchasers (in the case of (i) above) and CDPQ (in the case of (ii) above) agree to accept, in lieu of a portion of any voting securities of the Issuer which they are entitled to receive pursuant to this Agreement, Non-Voting Preferred Shares of the Issuer having the terms described in Schedule
5.3 ("NON-VOTING PREFERRED SHARES"). Such Non-Voting Preferred Shares may be issuable upon exercise of the Special Warrants or the Purchase Warrants or at a later date in exchange for Subordinate Voting Shares or Common Shares held by the Non-Exempt Purchasers or CDPQ, as the case may be, (subject to any necessary regulatory approval). The aggregate amount of Non-Voting Preferred Shares to be issued shall be the amount necessary to enable the Issuer to reasonably determine that either (i) a Potential Group Determination shall not exist either at the time of the issuance or within a short period of time thereafter or (ii) CDPQ shall not increase its voting position, as of the date hereof, by more than 10% (on a non diluted basis). For purposes of determining the number of Non-Voting Preferred Shares to be issued, it is the intent of the Parties to ensure a reasonable cushion exists to protect against a Potential Group Determination being triggered by variances in the number of Subordinate Voting Shares owned by the Purchasers and their Affiliates (as well as Persons who could be deemed to be part of the "group" under the 1934 Act) from time to time. Any Non-Voting Preferred Shares issued shall be allocated among the Non-Exempt Purchasers as determined (a) by agreement among the Non-Exempt Purchasers within ten calendar days after receipt by the Purchasers of notice from the Issuer of a Potential Group Determination or, failing such agreement, (b) by a committee of the Issuer's Board of Directors consisting of those members not designated by any of the Purchasers pursuant to the Investors Rights Agreement. Any allocation under clause (b) above shall be made on a fair and equitable basis taking into account the preservation of the intended relative voting and economic ownership positions of each of the Non-Exempt Purchasers in the Issuer as of the date of consummation of all of the transactions contemplated by this Agreement and any other factors deemed relevant by such committee.

Section 5.4    Dispute on Adjustments

If a dispute shall at any time arise with respect to the adjustments provided for in this Article 5, such dispute shall be conclusively determined by the Board of Directors of the Issuer, and, if requested by any Purchaser, reviewed by a member of the Investment Dealers Association of Canada selected and determined by the Board of Directors acting reasonably to be independent of the Issuer and the Purchasers and any such determination of such member shall be binding upon the Issuer and the Purchasers.

                                   ARTICLE 6

                  REPRESENTATIONS AND WARRANTIES OF THE ISSUER

Section 6.1    Representations and Warranties of the Issuer

As of the First Closing Date, the Second Closing Date and the Units Issuer Bid Closing Date, and only for such representations and warranties provided at
Section 6.1(a), Section 6.1(b), Section 6.1(c) Section 6.1(f), Section 6.1(r) and Section 6.1(t) as of each Purchase Warrant Closing Date, but save and except for (i) such representations and warranties that may be altered as a result of the transactions contemplated in Section 8.2(i), and (ii) the representation and warranty contained in Section 6.1(t), which pertains solely to Nasdaq, only on the First Closing Date, the Issuer represents and warrants as follows to each of the Purchasers, and to JPMP Asia on the Units Issuer Bid Closing Date only, but as for each Purchase Warrant Closing Date, only to UFI, and acknowledges and confirms that the Purchasers and JPMP Asia are relying upon such representations and warranties when entering into this Agreement and consummating the transactions contemplated hereby:

(a)     Due Incorporation and Existence of the Issuer

        The Issuer is a corporation incorporated and existing under the Canada Business Corporations Act.

(b)     Corporate Power

        The Issuer has the corporate power to own its property and to carry on its business as now being conducted by it. The Issuer is duly qualified, licensed or registered to carry on business in the jurisdictions in which the nature of the Assets or the Business makes such qualification necessary or where the Issuer owns or leases any material Assets or conducts any material business.

(c)     Authorized Capital

        The authorized capital of the Issuer consists of an unlimited number of Subordinate Voting Shares, an unlimited number of Multiple Voting Shares and an unlimited number of Preferred Shares, of which at the date hereof, and prior to giving effect to the issue of the Underlying Securities and to the issuances of other securities pursuant to the transactions contemplated in Section 8.2(i), 15,509,700 Subordinate Voting Shares, 817,462 Multiple Voting Shares and no Preferred Shares are issued and outstanding.

(d)     Options, Warrants, etc.

        Except (i) for the Purchasers' rights under the Special Warrants, the Underlying Securities and the Purchase Warrants; (ii) for the other securities and other rights to receive securities or any conversion rights attached to securities of the Issuer pursuant to the transactions contemplated in Section 8.2(i), (iii) for conversion rights under the Equity Subordinated Debentures and the Convertible Debentures, (iv) for the purchase rights under the Units, (v) for the purchase rights of the CD Holders under each Purchase Agreement between each CD Holder and the Issuer, each dated February 29, 2000, relating to the purchase of the Convertible Debentures, (vi) for preemptive and conversion rights attaching to the Multiple Voting Shares, (vii) for employees' and directors' stock options, (viii) as reflected in the Financial Statements, or (ix) as disclosed in Schedule 6.1(d), no Person has any option, warrant, right, call, commitment, conversion right, right of exchange or other agreement or any right or privilege (whether by law, pre-emptive or contractual) capable of becoming an option, warrant, right, call, commitment, conversion right, right of exchange or other agreement for the purchase, subscription, allotment or issuance of any of the unissued shares in the capital of the Issuer or of any securities of the Issuer. Other than as a matter of the Laws generally applicable to the Issuer and its Business, the TIW Group is not subject to any contractual commitment or undertaking that prevents the TIW Group from realizing the value of its investments in its Associates and that would have a material adverse effect on the value of the TIW Group taken as a whole.

(e)     Dividends and Distributions

        Since December 31, 2000, neither the Issuer nor any of its Subsidiaries has, directly or indirectly, declared or paid any dividends or declared or made any other distribution on any of its shares of any class and has not, directly or indirectly, redeemed, purchased or otherwise acquired any of its shares of any class or agreed to do so.

(f)     Validity of Agreement

        The Issuer has all necessary corporate power to enter into and perform its obligations under this Agreement and the Ancillary Agreements executed by the Issuer. The execution, and delivery and performance by the Issuer of this Agreement and, as the case may be, the Ancillary Agreements and the consummation of the transactions contemplated hereby and thereby:

        (i) have been duly authorized by all necessary corporate action on the part of the Issuer; and

        (ii) except as disclosed in Schedule6.1(f)(ii), do not (or would not with the giving of notice, the lapse of time or the happening of any other event or condition) result in a violation or a breach of, or a default under or give rise to a right of termination, greater rights or increased costs, amendment or cancellation or the acceleration of any obligation under (A) any charter or by-law instruments of the Issuer; (B) any material contracts or instruments to which the Issuer or any of its Subsidiaries is a party or by which any of them are bound; or (C) any Laws.

        Each of this Agreement and any Ancillary Agreement executed by the Issuer, constitutes legal, valid and binding obligations of the Issuer enforceable against it in accordance with its terms, subject only to the following qualifications:

        (iii) enforcement may be limited by bankruptcy, insolvency, liquidation, reorganization, reconstruction and other similar Laws generally affecting the enforceability of creditors' rights; and

        (iv)    requirements of good faith, fair dealing and reasonableness.

(g)     Intellectual Property

        The Issuer and its Subsidiaries own or possess adequate enforceable rights to use all material patents, patent applications, trademarks, service marks, industrial designs, copyrights, trade secrets, processes or formulations used or proposed to be used in the conduct of the Business and have no knowledge of any infringement or violation of any of their respective rights in intellectual and industrial property and are not aware of any state of facts that casts doubt on the validity or enforceability of any such intellectual or industrial property rights the invalidity or unenforceability of which would have a material adverse effect on the Business of the TIW Group taken as a whole.

(h)     Others' Intellectual Property

        The Issuer is not aware of any claim of any infringement or breach by the Issuer or any of its Subsidiaries of any industrial or intellectual property rights of any other Person, nor has the Issuer received any notice, nor is the Issuer otherwise aware, that the use of the business names, trademarks, servicemarks and other industrial or intellectual property of the Issuer or its Subsidiaries infringes upon or breaches any industrial or intellectual property rights of any other Person the infringement or breach of which would have a material adverse effect on the Business of the TIW Group taken as a whole.

(i)     Financial Statements

        The Financial Statements have been prepared in accordance with GAAP applied on a basis consistent with those of previous fiscal years and present fairly in all material respects:

        (i) the Assets, Liabilities and financial position of the Issuer and its Subsidiaries at the respective dates of the relevant statements; and

        (ii) the sales and earnings of the Issuer and its Subsidiaries during the periods covered thereby.

        As at the date hereof, there are no material Liabilities of the Issuer or its Subsidiaries save and except for Liabilities set forth in or contemplated by the Financial Statements and Liabilities incurred in the Ordinary Course since the date of the Financial Statements. The Financial Statements comply in all material respects with the applicable requirements of the 1934 Act.

        True, correct and complete copies of the Financial Statements have been filed with the Ontario Securities Commission, the Commission des valeurs mobilieres du Quebec and the SEC in the United States.

(j)     Taxes

        Each of the Issuer and its Subsidiaries has (i) filed or caused to be filed, within the times and within the manner prescribed by Law, all federal, provincial, local and foreign tax returns and tax reports which are required to be filed by or with respect to the Issuer and such Subsidiaries; (ii) paid all such taxes due and payable for which they are liable (except those being contested in good faith); (iii) established adequate reserves for all such taxes not yet due and payable; and (iv) does not have any tax deficiency or claims outstanding, assessed or proposed.

(k)     Conduct of Business in Ordinary Course

        Except as disclosed in the Issuer's public documents filed with the Regulatory Authorities in a timely manner, the Business has been carried on substantially in the Ordinary Course. The Assets of the Issuer and of each of its Subsidiaries include all rights and property necessary to the conduct of the Business by the Issuer or such Subsidiary substantially in the manner presently carried on by each such Person.

(l)     Material Adverse Change

        The Issuer is in compliance in all material respect with its timely disclosure obligations under the Securities Laws and, without limiting the generality of the foregoing, there has not occurred any material adverse change, financial or otherwise, in the Assets, Liabilities or Business or in the financial condition, capital or prospects of the TIW Group taken as a whole since the date of the Financial Statements, which has not been publicly disclosed or disclosed in writing to the Purchasers, and no transaction has been entered into by the Issuer or any of its Subsidiaries (other than in the Ordinary Course) which is or would be material to the TIW Group, taken as a whole, except as has been publicly disclosed or disclosed in writing to the Purchasers and except for the transactions contemplated by this Agreement which shall forthwith be disclosed.

(m)     Compliance with Laws

        Each of the Issuer and its Subsidiaries are conducting the Business in compliance with all Laws of each jurisdiction in which the Business is carried on, except for acts of non-compliance which, neither individually or in the aggregate, are material to the TIW Group, taken as whole. Neither the Issuer nor any of its Subsidiaries has received notice of any pending investigation or review (other than in the Ordinary Course and those acts of non-compliance which cannot, individually or in the aggregate, result in a material adverse effect to the TIW Group, taken as a whole) by any Governmental Entity with respect to the Issuer, any of its Subsidiaries nor to the Business. To the knowledge of the Issuer, no such investigation or review is threatened.

(n)     Environmental Compliance

        Each of the Issuer, its Subsidiaries has and is conducting its Business in compliance in all material respects with all applicable Environmental Laws.

(o)     Insurance

        The Issuer and its Subsidiaries maintain insurance policies covering those aspects of the Business deemed prudent by its Board of Directors. All such policies of insurance coverage are in full force and effect. Neither the Issuer nor any of its Subsidiaries is in material default with respect to any of the provisions contained in any such insurance policies and none of the foregoing Persons has failed to give any notice or present any material claim under any such insurance policy in due and timely fashion.

(p)     No Insolvency Proceedings

        Neither the Issuer nor any of its Subsidiaries has made any assignment for the benefit of its creditors nor has any receiving order been made against it under the Bankruptcy and Insolvency Act (Canada) or similar Laws of any other jurisdiction, nor has any petition for such an order been served upon it, nor has it attempted to take the benefit of any Law with respect to financially distressed debtors, nor, is it an insolvent person within the meaning of the Bankruptcy and Insolvency Act (Canada), the Companies Creditors Arrangement Act (Canada) or under any applicable bankruptcy Laws, domestic or foreign.

(q)     Authorizations

        Each of the Issuer and its Subsidiaries owns, holds, possesses or lawfully uses in the operation of the Business, all Authorizations which are, in any manner, necessary for it to conduct the Business as now being conducted or for the ownership and use of the Assets in compliance with all applicable Laws. Each material Authorization is valid, subsisting and in good standing, neither the Issuer nor any of its Subsidiaries is in default or breach of any material Authorization and, no Proceeding is pending or threatened to revoke or limit any material Authorization.

(r)     Reporting Issuer

        The Issuer is subject to the continuous disclosure requirements under the Securities Laws of certain of the Qualifying Provinces and is not on the list of defaulting reporting issuers maintained under the Securities Act (Ontario) or the Securities Act (Quebec). Since January 1, 2001, the Issuer has duly and in a timely manner filed and furnished all required filings and other materials to the SEC in accordance with applicable requirements of the 1934 Act.

(s)     Public Documents

        Since December 31, 2000, the Issuer has duly and in a timely manner filed all documents required to be filed by it pursuant to the Securities Laws and all such documents were, as of their respective dates, in compliance in all material respects with the Securities Laws and at the time filed did not contain any untrue statement of a Material Fact or omit to state a Material Fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.

(t)     Listing

        The Subordinate Voting Shares are listed and posted for trading on The Toronto Stock Exchange and are quoted on Nasdaq.

(u)     Regulation

        The Issuer is a "foreign private issuer" within the meaning of the 1934 Act, and, to the best knowledge of the Issuer, there is no substantial US market interest (as defined in

        Regulation S promulgated under the 1933 Act) in the Special Warrants, the Underlying Securities or the Purchase Warrants.

(v)     Litigation

        Except for the Brazil Litigation, neither the Issuer nor any of its Subsidiaries is involved in litigation or regulatory Proceedings which, if determined adversely, would reasonably be expected to have a material adverse effect on the TIW Group, taken as a whole.

(w)     No Material Breach

        Neither the Issuer nor any of its Subsidiaries is in breach of any material contract, including the High Yield Debt, the CIBC Credit Agreement, the CD Indentures, the Indenture governing the Units or the ESD Indenture.

(x)     Hart-Scott-Rodino Matters

        For purposes of determining whether the transactions contemplated by this Agreement and the Ancillary Agreements require that a filing be made under the U.S. Hart-Scott Rodino Antitrust Improvements Act of 1976, as amended (the "HSR Act"), the Issuer hereby represents and warrants that (i) it is a "foreign issuer" as defined in Section 801.1(e)(2)(ii) of the HSR Act rules and (ii) as described in Section 802.50(b) of the HSR Act rules, the TIW Group (A) does not own or hold Assets in the United States having an aggregate book value of $15,000,000 or more or (B) has not made aggregate sales in or into the United States in an amount equal to $25,000,000 or more in the most recent fiscal year.

(y)     Canadian Competition Matters

        For the purposes of determining whether the transactions contemplated by this Agreement and the Ancillary Agreements are notifiable under Section 114 of the Competition Act (Canada), the Issuer hereby represents and warrants to each of the Purchasers that neither the aggregate value of the assets in Canada, nor the gross revenues from sales in or from Canada derived from such assets (in each case determined in accordance with the Notifiable Transactions Regulations promulgated under the Competition Act (Canada)) that are owned by the Issuer along with any Person controlled by the Issuer (and other than such assets, or such sales derived from such assets, that constitute shares on the capital stock of such Persons) exceed, on an aggregate basis Cdn$35,000,000 for the purposes of and in accordance with paragraph 110(3)(a) of the Competition Act (Canada) and the Notifiable Transactions Regulations promulgated thereunder.

                                   ARTICLE 7

                REPRESENTATIONS AND WARRANTIES OF THE PURCHASERS

Section 7.1    Representations and Warranties of the Purchasers

As of the First Closing Date, the Second Closing Date and the Units Issuer Bid Closing Date, each Purchaser, severally, and not jointly and severally, and not solidarily (and in respect of itself and none of the other Purchasers), represents and warrants, and as of each Purchase Warrant Closing Date, UFI represents and warrants (and in respect of itself and none of the other Purchasers), and as of the Units Issuer Bid Closing Date only, JPMP Asia represents and warrants (and in respect of itself and none of the other Purchasers), as follows to the Issuer, the other Purchasers and to JPMP Asia (but only as of the Units Issuer Bid Closing Date) as applicable, and acknowledges and confirms that the Issuer and the other Purchasers are relying on such representations and warranties when entering into the Agreement and consummating the transactions contemplated hereby:

(a)     Due Incorporation and Existence

        Each Purchaser or JPMP Asia, as applicable, is a corporation, company or limited partnership or comparable corporate entity or partnership incorporated or organized and existing under the laws specified in 7.1(a).

(b)     Validity of Agreement

        Each Purchaser or JPMP Asia, as applicable, has all necessary corporate or other applicable power to enter into and to perform its obligations under this Agreement and the Ancillary Agreements executed by it. The execution, delivery and performance by each Purchaser or JPMP Asia, as applicable, of this Agreement and the Ancillary Agreements, as the case may be, and the consummation of the transactions contemplated hereby and thereby:

        (i) have been duly authorized by all necessary corporate or other applicable action on the part of such Purchaser or JPMP Asia, as applicable; and

        (ii) do not (or would not with the giving of notice, the lapse of time or the happening of any other event or condition) result in a violation or a breach of, or a default under or give rise to a right of termination, greater rights or increased costs, amendment or cancellation or the acceleration of any obligation under (A) any charter, by-law or other constating instruments of such Purchaser or JPMP Asia, as applicable; (B) any material contracts or instruments to which such Purchaser or JPMP Asia, as applicable, is a party or by which it is bound; or (C) any Laws.

Each of this Agreement and any Ancillary Agreement executed by each Purchaser or JPMP Asia, as applicable, constitutes legal, valid and binding obligations of such Purchaser or JPMP Asia, as applicable, enforceable against it in accordance with its terms, subject only to the following qualifications:

        (iii) enforcement may be limited by bankruptcy, insolvency, liquidation, reorganization, reconstruction and other similar Laws generally affecting the enforceability of creditors' rights; and

        (iv)    requirements of good faith, fair dealing and reasonableness.

(c)     Regulation D Representation

        No Purchaser nor JPMP Asia, as applicable, or any of their respective Affiliates or any Person acting on its or their behalf has engaged or will engage in any general solicitation or general advertising (as defined in Regulation D promulgated under the 1933 Act) in the United States in connection with the Offering.

(d)     Resale in Accordance with Securities Laws

        (i) No Purchaser will resell the Special Warrants or Purchase Warrants except pursuant to the terms and conditions set forth in Section 2.6 and Section 4.2 respectively, and in such case, only in accordance with the provisions of applicable Securities Laws; and

        (ii) No Purchaser will resell the Underlying Securities except in accordance with the provisions of applicable Securities Laws.

(e)     Quebec Exemption Status

(i)     If a Purchaser is a resident of the Province of Quebec,

                (A) it is purchasing the Special Warrants as principal for its own account, not for the benefit of any other person; and

                (B) it is a "sophisticated purchaser" within the meaning of Sections 43 and 44 of the Securities Act (Quebec), or a person or company acting on its own account where the aggregate acquisition cost to such person or company of the securities is not less than Cdn$150,000; or

        (ii) if such Purchaser is a resident of the Province of Quebec but not purchasing in accordance with Paragraph (i) of Section 7.1(e), it is purchasing pursuant to an exemption from prospectus or registration requirements available to it under applicable Securities Laws and shall deliver to the Issuer such further particulars of the exemption(s) and the Purchaser's qualifications thereunder as the Issuer may reasonably request; and

        (iii) if required by applicable Securities Laws, regulatory policy or order or by any securities commission or other regulatory authority, such Purchaser will execute, deliver, file and otherwise assist the Issuer in filing the necessary reports, questionnaires, undertakings and other documents with respect to the issue of the Special Warrants, the Purchase Warrants, as the case may be, and the Underlying Securities.

(f)     Regulatory Filings

        If required by the Securities Laws or the Issuer, each Purchaser will assist the Issuer in filing such reports, undertakings and other documents with respect to the issue of the Special Warrants, the Purchase Warrants or the Underlying Securities as may be required by any Regulatory Authority.

(g)     Holdings in Securities of the Issuer

        As of the date of this Agreement, each Purchaser and JPMP Asia, as applicable, holds directly and indirectly, including through its Affiliates, the number of Equity Subordinated Debentures, Units, Convertible Debentures, Multiple Voting Shares and Subordinate Voting Shares, as the case may be, disclosed in Schedule 7.1(g) hereto.

                                   ARTICLE 8

                             COVENANTS OF THE ISSUER

Section 8.1    Reporting Issuer Status

The Issuer agrees that so long as the Special Warrants and the Purchase Warrants shall remain outstanding, it shall use all commercially reasonable efforts to maintain its status as a "reporting issuer" (or the equivalent) under applicable Canadian Securities Laws and not be in default of its obligations thereunder. The Issuer also agrees that it will use all commercially reasonable efforts to maintain its listing on The Toronto Stock Exchange.

Section 8.2    Covenants of the Issuer

The Issuer covenants to, and agrees with, the Purchasers and JPMP Asia, as applicable, that:

(a)     Regulatory Exemptions

        The Issuer will file or cause to be filed all forms or undertakings required to be filed by the Issuer in connection with the transactions contemplated by this Agreement so that the issuance and sale of the Special Warrants to the Purchasers and the issue of the Purchase Warrants to UFI may lawfully occur without the necessity of filing a prospectus in the Qualifying Provinces. All fees and other expenses payable in connection with such filings will be for the account of the Issuer. The Issuer shall also use all commercially reasonable efforts to obtain, prior to the ESD Issuer Bid Launch Date, conditional approval from The Toronto Stock Exchange for the issuance of the Special Warrants, the Purchase Warrants and the Underlying Securities.

(b)     Valid Creation and Issuance

        The Special Warrants, the Purchase Warrants and the Underlying Securities, when created and issued as provided for herein, will be valid and enforceable against the Issuer in accordance with their terms and the Issuer will cause the Special Warrants, the Purchase Warrants and the Underlying Securities to be issued pursuant to the terms hereof and the Special Warrants and the certificates representing such Special Warrants, the Purchase Warrants and the Underlying Securities, to be duly issued and delivered to the Purchasers in accordance with the terms hereof.

(c)     Reservation of Underlying Securities for Issue by the Issuer

        At all times while the Special Warrants or Purchase Warrants are outstanding, the Issuer shall reserve and there shall be conditionally allotted but unissued out of its authorized capital that number of Underlying Securities sufficient to enable the Issuer to meet its obligations and its contingent obligations under this Agreement.

(d)     Preliminary Prospectus

        The Issuer shall prepare and file the Preliminary Prospectus under the laws of the Qualifying Provinces on or before December 14, 2001 and will use all commercially reasonable efforts to obtain Receipts as soon as possible.

(e)     Comments

        The Issuer will use all commercially reasonable efforts to satisfy, as expeditiously as practicable, any comments or requests for changes with respect to the Preliminary Prospectus made by any of the Regulatory Authorities.

(f)     Prospectus

        The Issuer will, as soon as practicable after any comments referred to in Section 8.2(e) are satisfied and, in any event, on or before the Qualification Deadline, prepare and file, under the applicable laws of the Qualifying Provinces, the Prospectus and other related documents and will use all commercially reasonable efforts to expeditiously obtain receipts for the Prospectus from the Regulatory Authorities and take all other commercially reasonable steps and proceedings that may be necessary in order to qualify, under the applicable Securities Laws of the Qualifying Provinces, the issuance of the Purchase Warrants and the Underlying Securities such that, in the case of the Underlying Securities, they will, thereafter, be freely tradable without resale restrictions in the Qualifying Provinces unless the trade is made from the holdings of a Person referred to in Subsection (c) of the definition of the term "DISTRIBUTION" in the Securities Act (Ontario) or analogous provisions of applicable Securities Laws of any of the other Qualifying Provinces; provided however that if UFI demands that the Purchase Warrant Issue date be on a date that is prior to the Qualifying Date, the Issuer need not qualify the Purchase Warrants under the Prospectus.

(g)     Use of Proceeds

        Subject to the relevant provisions of the Investor Rights Agreement, the Issuer will reserve and apply a portion deemed prudent by the Issuer's Board of Directors of the amount of the net proceeds from the Offering to fund up to the Canadian dollar equivalent of US$30,000,000 based on the noon buying rate of the Bank of Canada on the Business Day prior to the ESD Issuer Bid Launch Date in repurchasing the Equity

        Subordinated Debentures under the ESD Issuer Bid and amending their terms under the ESD Consent Solicitation, without taking into account any and all expenses related to the ESD Issuer Bid and ESD Consent Solicitation , and will apply the balance for general corporate purposes; provided, however, that the Issuer will not use and does not intend to use such net proceeds for any of the following purposes (otherwise than as specified above or pursuant to the terms of this Agreement):

        (i) the payment of cash dividends or other cash distributions on any of its shares;

        (ii)    the return of capital to a shareholder of the Issuer; or

        (iii) repayment of indebtedness to a shareholder of the Issuer or a Subsidiary or Associate of the Issuer that holds more than 5% of their respective outstanding equity securities (other than payments with respect to any High Yield Debt, CIBC Credit Agreement or Equity Subordinated Debentures).

(h)     Consent of Lenders

        The Issuer shall use all commercially reasonable efforts to obtain the CIBC Commitment Letter on or prior to the ESD Issuer Bid Launch Date.

(i)     Completion of Transactions under Recapitalization

        From and after the date hereof, the Issuer further agrees to use commercially reasonable efforts to successfully complete the transactions contemplated hereby, including, without limitation, making, and cooperating with the Purchasers and JPMP Asia in making, all requisite regulatory filings and obtaining all requisite regulatory and stock exchange approvals and making submissions and giving evidence in relation thereto, or otherwise, and without limiting the generality of the foregoing, the Issuer shall:

        (i) subject to the receipt of the CIBC Commitment Letter, launch the ESD Issuer Bid on or prior to the ESD Issuer Bid Launch Date and in connection therewith, the Issuer shall in due course publicly announce the making of the ESD Issuer Bid, file all requisite material relating thereto with the Regulatory Authorities, send the ESD Issuer Bid to holders of Equity Subordinated Debentures and use commercially reasonable efforts to solicit tenders under the ESD Issuer Bid from holders thereof and to solicit consents to the proposed amendments to the ESD Indenture pursuant to the ESD Consent Solicitation, the whole in compliance with the Securities Laws;

        (ii) execute, on the ESD Issuer Bid Launch Date, the Supplemental CD Indentures and all other related documentation;

        (iii) execute, on the ESD Issuer Bid Launch Date, the Investor Rights Agreement with the Purchasers and JPMP Asia.

        (iv) launch the Units Issuer Bid, on or before December 14, 2001, and in connection therewith, the Issuer shall in due course publicly announce the making of the

                Units Issuer Bid, file all requisite material relating thereto with the Regulatory Authorities, send the Units Issuer Bid to holders of Units and use commercially reasonable efforts to solicit tenders under the Units Issuer Bid from holders thereof, the whole in compliance with the Securities Laws;

        (v) proceed diligently with the ESD Issuer Bid and, upon satisfaction of all conditions relating thereto take up and pay for the Equity Subordinated Debentures tendered under the ESD Issuer Bid and the Consent Fee under the ESD Consent Solicitation pursuant to its terms on or prior to the ESD Issuer Bid Closing Date;

        (vi) subject to holders of 66 2/3% or more of the Equity Subordinated Debentures having consented to the proposed amendments to the ESD Indenture pursuant to the ESD Consent Solicitation execute, after payment by the Issuer of the consideration relating thereto, on or prior to the ESD Issuer Bid Closing Date, the Supplemental ESD Indenture and all other related documentation;

        (vii) amend, on the Second Closing Date, the CIBC Credit Agreement pursuant to the terms set forth in the CIBC Commitment Letter;

        (viii) subject to the ESD Indenture Amendment, and satisfaction of all statutory conditions relative to the declaration of dividends, declare, within three Business Days of the ESD Indenture Amendment, a Dividend Warrant to outstanding holders of Multiple Voting Shares and Subordinate Voting Shares of record as of the Dividend Record Date, for each such share held, of one warrant to acquire one additional Subordinate Voting Share at a price equal to the Canadian dollar equivalent of $1.00, using the official spot rate of exchange quoted by the Bank of Canada on the last Business Day prior to the Dividend Record Date, upon the terms substantially in the form of the warrant indenture (the "WARRANTS INDENTURE") attached hereto as Schedule 8.1(i)(viii) and the Issuer shall forthwith thereafter execute such Warrants Indenture. The Dividend shall be made payable at the date determined by the Issuer's Board of Directors, but in any event no later than the Units Issuer Bid Closing Date;

        (ix) subject to the ESD Indenture Amendment, amend, no later than the third Business Day after the ESD Indenture Amendment, the terms of the Issuer's Employee Stock Incentive Plan, and issue the additional options contemplated in such Schedule 8.1(i)(ix), substantially in accordance with the terms set forth therein, subject to any required regulatory or shareholders' approvals;

        (x) proceed diligently with the Units Issuer Bid and, upon satisfaction of all conditions relating thereto, take-up and pay for the Units tendered under the Units Issuer Bid in accordance with its terms on or prior to the Units Issuer Bid Closing Date;

        (xi) make payment, on the earlier of (a) the Units Issuer Bid Closing Date and (b) February 15, 2002, of interest on accrued but unpaid interest up to and including September 8, 2001 on the Convertible Debentures in cash;

        (xii) subject to the ESD Indenture Amendment and the execution of the Purchase Warrant Indenture on or prior to the Second Closing Date, proceed, on the Units Issuer Bid Closing Date and simultaneously with the conversion of all outstanding Multiple Voting Shares into Subordinate Voting Shares, with the conversion of the principal amount of all outstanding Convertible Debentures and any accrued but unpaid interest thereon (other than interest provided for in Paragraph (xi) of this Section 8.2(i)), into Subordinate Voting Shares pursuant to
                Section 4.2 of the Supplemental CD Indentures, and for such purpose, comply with all conditions precedent to the conversion provided in the Supplemental CD Indenture;

        (xiii) subject to ESD Indenture Amendment, proceed, on the Units Issuer Bid Closing Date and simultaneously with the conversion of all outstanding Convertible Debentures into Subordinate Voting Shares, with the conversion of all outstanding Multiple Voting Shares into Subordinate Voting Shares; and

        (xiv) subject to the consummation of the Units Issuer Bid, approve at any time prior to the calling of the Issuer's next annual meeting of shareholders, amendments to the Issuer's constituting documents in order to redesignate all of its Subordinate Voting Shares as "Common Shares" and submit said amendments and, as required under applicable Law or by Regulatory Authorities, the amendments referred to in Paragraph (ix) of this Section 8.2(i) to the approval of shareholders of the Issuer, in accordance with the Securities Laws and the Issuer's governing statute; and in connection therewith, the Issuer shall use commercially reasonable efforts to solicit proxies in favour of the approval of such amendments.

(j)     Right on Future Financing

        From the Second Closing Date to September 30, 2002, if the Issuer proposes to issue and sell shares or securities convertible into or exchangeable for shares of the Issuer, whether on a public or private basis (but excluding shares or other securities convertible into or exchangeable for shares to be issued pursuant to the transactions contemplated in this Agreement and equity-based employee compensation), the Issuer shall offer the Purchasers to purchase, on the same terms and conditions as the proposed issuance, that number of shares or convertible or exchangeable securities as are necessary to permit each such Purchaser to maintain its then existing proportionate interest in the shares of the Issuer, calculated on a fully diluted basis and taking into account the Purchase Warrants as though they had been fully exercised.

(k)     Exclusive Dealings

        During the Interim Period, the Issuer shall not, directly or indirectly, solicit, initiate, or encourage any inquiries or proposals from, discuss or negotiate with, provide any non-public information to, or consider the merits of any inquiries or proposals from, any Person (other than the Purchasers and JPMP Asia (acting as a group), directly or through their respective Affiliates) relating to any transaction involving the purchase and sale of all or any significant part of the Assets or Business, any amalgamation, merger, take-over bid, tender offer, plan of arrangement, issuer bid, reorganization, dividend or distribution, recapitalization, liquidation or winding-up of, or other business combination or similar transaction involving the Issuer, other than as contemplated hereby or other than in conjunction with, or with the written consent of the Purchasers and JPMP Asia.

                                   ARTICLE 9

                       ACKNOWLEDGEMENTS OF THE PURCHASERS

Section 9.1    Acknowledgements of the Purchasers

Each Purchaser, severally and not jointly and severally and not solidarily, acknowledges that:

(a)     Resale Restrictions

        The Special Warrants, the Purchase Warrants and the Underlying Securities may be subject to resale or other transfer restrictions under Securities Laws, and each Purchaser agrees to comply with all Securities Laws concerning any resale or other transfer of the Special Warrants, the Purchase Warrants and the Underlying Securities.

(b)     No Registration under the 1933 Act

        Subject to Section 2.6 and Section 4.2 and the provisions of the Registration Rights Agreement, neither the Special Warrants, the Purchase Warrants nor the Underlying Securities have been or will be registered under the 1933 Act or the Securities Laws of any state of the United States and may not be offered or sold, directly or indirectly, in the United States or to, or for the account or benefit of, a U.S. Person (as defined in Rule 902(o) of Regulation S promulgated under the 1933
        Act) unless registered under the 1933 Act or an exemption from such registration requirements is available, and in any event in compliance with applicable state securities or "blue sky" laws.

(c)     Special Warrants, Purchase Warrants and Underlying Securities

        Subject to Section 2.6 and Section 4.2, the Special Warrants, the Purchase Warrants and the Underlying Securities may be resold without registration under the 1933 Act only in certain limited circumstances if an exemption under the 1933 Act is available. In this respect, each Purchaser represents that it is acquiring such securities for its own account for investment and not with a view to distribution and that it is familiar with Rule 144 promulgated under the 1933 Act, as presently in effect, and understands the resale limitations imposed thereby and otherwise by the 1933 Act. Each Purchaser further understands that, except as provided in the Registration Rights Agreement, the Issuer has no obligation to file a registration statement with respect to the Special Warrants, the Purchase Warrants or the Underlying Securities.

(d)     Accredited Investor

        Each Special Warrant Purchaser is an accredited investor as defined in Rule 501(a) of Regulation D promulgated under the 1933 Act. By reason of the Purchasers' business and financial experience, sophistication and knowledge, each Purchaser is capable of evaluating the risks and merits of the investment made pursuant to this Agreement. In this regard, each Purchaser acknowledges that it has been afforded (i) access to information about the Issuer and its Subsidiaries and Associates and their financial condition, operations, business, property, management and prospects sufficient to enable it to evaluate its investment in the Special Warrants and the Purchase Warrants and
        (ii) the opportunity to ask questions as it deems necessary of, and to receive answers from, representatives of the Issuer concerning the terms and conditions of the Offering and the merits and risks of investing in the Special Warrants and the Purchase Warrants.

(e)     ESD Issuer Bid Conditions

        Each Purchaser has read the conditions to the ESD Issuer Bid described under Sections "Offer - Conditions of the Offer to Purchase" and "Offer
        - Conditions of the Solicitation" in the document attached hereto as Schedule B and understands that the Issuer will not be required to accept any Equity Subordinated Debentures validly tendered or proceed with the ESD Indenture Amendment and may terminate, extend or amend the ESD Issuer Bid and ESD Consent Solicitation, if any of such conditions are not satisfied.

                                   ARTICLE 10

                           COVENANTS OF THE PURCHASERS

Section 10.1   Tender of Equity Subordinated Debentures under ESD Issuer Bid

Each Purchaser hereby irrevocably agrees to tender, and cause its Affiliates to tender all of the Equity Subordinated Debentures presently held by it directly and indirectly, including through an Affiliate, if any, and those which it and its Affiliates may hereafter acquire under the ESD Issuer Bid and pursuant to the terms thereof, as soon as practicable after the ESD Issuer Bid has been made and, in any event, on or before the third Business Day after the ESD Issuer Bid Launch Date or, in the case of any Equity Subordinated Debentures acquired after the ESD Issuer Bid Launch Date, the earlier of (i) each third Business Day following the date of any such acquisition and (ii) the ESD Issuer Bid Expiry Date, and in each case receive on the take-up and payment of Equity Subordinated Debentures under the ESD Issuer Bid, for each Cdn$1,000 in principal amount of Equity Subordinated Debentures tendered, an amount in cash of Cdn$300, including the Consent Fee.

Section 10.2   Tender of Consents under the ESD Consent Solicitation

Each Purchaser hereby irrevocably agrees to consent, and cause its Affiliates, to consent, to the amendments to the terms of the ESD Indenture under the ESD Consent Solicitation in respect of all of the Equity Subordinated Debentures presently held by it directly and indirectly, including through an Affiliate, if any, or which it and its Affiliates may hereafter acquire, concurrently to the tender of its or its Affiliates Equity Subordinated Debentures under the ESD Issuer Bid pursuant to Section 10.1.

Section 10.3   Non-Withdrawal

Each Purchaser hereby irrevocably agrees not to withdraw or take any action to withdraw, and cause its Affiliates not to withdraw, any of the Equity Subordinated Debentures nor any of the Consents (as defined in the ESD Issuer
Bid) they tendered under the ESD Issuer Bid and ESD Consent Solicitation, notwithstanding any statutory rights or other rights under the terms of the ESD Issuer Bid or otherwise which it might have, unless this Agreement is terminated in accordance with its terms prior to the taking up of the Equity Subordinated Debentures under the ESD Issuer Bid.

Section 10.4   Tender of Units in Units Issuer Bid

Each Purchaser hereby irrevocably agrees to tender, and cause its Affiliates to tender, all of the Units presently held by it directly and indirectly, including through an Affiliate, if any, and those which it and its Affiliates may hereafter acquire under the Units Issuer Bid and pursuant to the terms thereof, as soon as practicable after the Units Issuer Bid has been made and, in any event, on or before the third Business Day after the date that the Units Issuer Bid is made or, in the case of any Units acquired after the Units Issuer Bid Launch Date, each third Business Day following the date of any such acquisition and receive on the take-up and payment of Units under the Units Issuer Bid, for each Unit tendered, 5.46 Subordinate Voting Shares.

Section 10.5   Non-Withdrawal

Each Purchaser hereby irrevocably agrees not to withdraw or take any action to withdraw, and cause its Affiliates not to withdraw, any of the Units tendered under the Units Issuer Bid, notwithstanding any statutory rights or other rights under the terms of the Units Issuer Bid or otherwise which it might have, unless this Agreement is terminated in accordance with its terms prior to the taking up of the Units under the Units Issuer Bid.

Section 10.6   Convertible Debentures Amendments

Each CD Holder hereby irrevocably agrees to execute, and cause its Affiliates to execute, on the ESD Issuer Bid Launch Date an amendment to the terms of the relevant CD Indenture, in the form of the relevant Supplemental CD Indentures, which shall provide for the conversion, subject to certain conditions, of all outstanding Convertible Debentures and accrued but unpaid interest thereon, excluding interest on such interest which is to be paid in cash as contemplated under Section 8.2(i)(xi), into the number of Subordinate Voting Shares equal to the product of (i) the quotient obtained by dividing the principal amount of the Convertible Debentures and interest accrued thereon from and including March 9, 2001 and up to and including September 8, 2001 thereon (excluding interest to be paid in cash pursuant to Section 8.2(i)(xi) by U.S. $1,000 and (ii) a conversion rate of 495.77448. For the avoidance of doubt, following the conversion of the Convertible Debentures as provided herein, any interest accrued from and including September 9, 2001 and up to and including the Units Issuer Bid Closing Date, but excluding the interest to be paid in cash contemplated under Section 8.2(i)(xi), shall be cancelled and waived and shall not, then or in the future, be due and payable.

Section 10.7   Conversion of Multiple Voting Shares

Each of Telesystem and its Affiliates hereby irrevocably agrees to convert, on the Units Issuer Bid Closing Date and simultaneously with the conversion of all outstanding Convertible Debentures into Subordinate Voting Shares, but subject to the ESD Indenture Amendment, each and every Multiple Voting Share held by each of them, into Subordinate Voting Shares in accordance with the terms attaching thereto pursuant to the Issuer's constituting documents, on the basis of one Subordinate Voting Share for each Multiple Voting Share converted. For such purpose, the Issuer shall notify in writing Telesystem of the Units Issuer Bid Closing Date immediately following the occurrence of such closing and Telesystem shall immediately tender to the Issuer any and all certificates representing the Multiple Voting Shares held by it and its Affiliates (with the conversion form duly completed) together with any other instrument or documents that may reasonably be required by the Issuer to complete the conversion of Multiple Voting Shares into Subordinate Voting Shares.

Section 10.8   Pre-emptive Right of Telesystem Ltd.

Provided Telesystem (i) exercises the Special Warrants it holds into Multiple Voting Shares and/or (ii) converts the Multiple Voting Shares as contemplated by
Section 10.7, it shall not, nor shall it ever in the future, exercise the pre-emptive right contained in the Issuer's constituting documents to subscribe for Multiple Voting Shares in order to maintain the voting power attached to the Multiple Voting Shares it holds following the issuance of any Subordinate Voting Shares pursuant to the exercise of the Special Warrants or the Purchase Warrants. However, should New Convertible Debentures be issued upon the exercise or deemed exercise of the Special Warrants or the conversion contemplated by
Section 10.7 fails to occur, Telesystem shall maintain its right to exercise the pre-emptive right contained in the Issuer's constituting documents following the issuance of Subordinate Voting Shares pursuant to the conversion of, or the payment of interest in kind on, the New Convertible Debentures by either subscribing for the permitted number of Multiple Voting Shares pursuant to a separate private placement or, alternatively, by converting a certain number of New Convertible Debentures into Multiple Voting Shares, but only to the extent necessary to maintain, rather than increase, the percentage of voting rights currently associated with the Multiple Voting Shares held by Telesystem, subject to regulatory approval.

Section 10.9   Completion of Transactions under Recapitalization

Except as may be specifically contemplated herein, each Purchaser and JPMP Asia, severally and not jointly, and severally and not solidarily, also irrevocably covenants and agrees that during the Interim Period:

(a) each Purchaser and JPMP Asia, as applicable, will not knowingly take any steps, directly or indirectly, including through Affiliates, which may in any way adversely affect, and will use commercially reasonable efforts to complete successfully, the transactions contemplated hereby;

(b) each Purchaser and JPMP Asia, as applicable, shall not, directly or indirectly, including through Affiliates (i) knowingly take any action of any kind which might reduce the likelihood of success of, or interfere with the completion of the transactions contemplated hereby, including, but not limited to, any action to solicit, assist or encourage proposals or offers from any other Person, entity or group of Persons relating to, (ii) knowingly participate in any discussions or negotiations regarding, (iii) knowingly furnish to any other Person, entity or group of Persons any information with respect to, or (iv) otherwise knowingly co-operate in any way with or assist or participate in, or facilitate or encourage any effort or attempt with respect to:

        (i) the direct or indirect acquisition or disposition of all or any securities of the Issuer or its Subsidiaries or Affiliates controlled by the Issuer, including, without limitation, Subordinate Voting Shares, Multiple Voting Shares, Units, Equity Subordinated Debentures, Convertible Debentures, Special Warrants, New Convertible Debentures, High Yield Debt; or

        (ii) any amalgamation, merger, sale of all or any significant part of the Assets or Business, take-over bid, tender offer, plan of arrangement, issuer bid, reorganization, dividend or distribution, recapitalization, liquidation or winding-up of, or other business combination or similar transaction involving the Issuer or any of its Subsidiaries or Affiliates controlled by the Issuer, other than as contemplated hereby or other than in conjunction with, or with the written consent of, the Issuer and all other Purchasers and JPMP Asia (each an "INCONSISTENT TRANSACTION"). Each Purchaser and JPMP Asia, as applicable, shall immediately notify the Issuer and all other Purchasers and JPMP Asia, as applicable, in writing of any proposal for an Inconsistent Transaction of which such Purchaser and JPMP Asia, as applicable, becomes aware and of any request in connection with such a proposal for non-public information relating to such Purchaser and JPMP Asia, as applicable, or any of their respective Subsidiaries or Affiliates controlled by the Issuer and of all the relevant details relating to such a proposal; and

(c) each Purchaser and JPMP Asia, as applicable, shall use commercially reasonable efforts to assist the Issuer in successfully completing the transactions contemplated hereby including, without limitation, co-operating with the Issuer in making all requisite regulatory filings and obtaining all requisite regulatory approvals and making submissions and giving evidence in relation thereto, or otherwise.

Section 10.10  Voting

Each Purchaser and JPMP Asia, as applicable, irrevocably covenants and agrees to vote, or to cause to be voted, its Subordinate Voting Shares and, in the case of Telesystem, its Multiple Voting Shares (including all such shares now owned or hereafter acquired) in favour of (i) amendments to the Issuer's constituting documents providing for the redesignation of Subordinate Voting Shares as "Common Shares", and (ii) the amendments to the Issuer's option plans and options issuances proposed by the Issuer's management in accordance with the terms substantially in the form set forth in Schedule 8.1(i)(ix) hereto.

Section 10.11  Investor Rights Agreement

Each Purchaser and JPMP Asia, as applicable, agrees to execute the Investor Rights Agreement on the ESD Issuer Bid Launch Date.

                                   ARTICLE 11

                      PRE-CLOSING COVENANTS OF THE PARTIES

Section 11.1   Conduct of Business Prior to Closing

During the Interim Period, the Issuer will conduct its Business substantially in the Ordinary Course.

Section 11.2   Access to Information

(a) The Issuer shall (i) permit each of the Purchasers and JPMP Asia, as applicable, and their respective employees, agents, counsel, accountants or other representatives, during the Interim Period, without undue interference to the ordinary conduct of the Business, to have reasonable access during normal business hours and upon reasonable notice to (w) the premises of the Issuer and its Subsidiaries, (x) the Assets and, in particular to any information, including all books and records, (y) all contracts (subject to any applicable confidentiality restrictions), and
        (z) the senior personnel of the Issuer and its Subsidiaries, and (ii) furnish to each of the Purchasers and JPMP Asia, as applicable, and their respective employees, agents, counsel, accountants or other representatives, such financial and operating data and other information with respect to the Assets, the Business and the Issuer as the Purchasers and JPMP Asia, as applicable, shall from time to time reasonably request.

(b) No investigations made by or on behalf of the Purchasers nor JPMP Asia, as applicable, whether under this Section 11.2 or any other provision of this Agreement or any Ancillary Agreement, shall have the effect of waiving, diminishing the scope of or otherwise affecting any representation or warranty made in this Agreement or any Ancillary Agreement or any obligation of the Parties to consummate the transactions contemplated herein.

Section 11.3   Action to Satisfy Closing Conditions

(a) The Issuer shall take all such actions as are within its power to control and use its best efforts to cause other actions to be taken which are not within its power to control, so as to ensure compliance with all of the conditions set forth in Section 12.1 including to ensure that during the Interim Period and at each of the First Closing Date, Second Closing Date, Units Issuer Bid Closing Date and, in the case of UFI only, at each Purchase Warrant Closing Date, subject to the proviso contained in Section 6.1, there is no breach of any of its representations, warranties and covenants contained in this Agreement or in any Ancillary Agreement.

(b) Each Purchaser and JPMP Asia, as applicable, shall take all such actions as are within its power to control and to use its best efforts to cause other actions to be taken which are not within its power to control, so as to ensure compliance with all of the conditions set forth in Section
        12.2 including to ensure that during the Interim Period and at each of the First Closing Date, Second Closing Date, Units Issuer Bid Closing Date and, in the case of JPMP Asia, at the Units Issuer Bid Closing Date only, and in the case of UFI only, at each Purchase Warrant Closing Date, there is no material breach of any of its representations, warranties and covenants contained in this Agreement or in any Ancillary Agreement.

Section 11.4   Filings and Authorizations

(a) The Issuer and each of the Purchasers and JPMP Asia, as applicable, as promptly as practicable after the execution of this Agreement, will (i) make, or cause to be made, all such filings and submissions under all Laws applicable to them, as may be required for them to consummate the issuance, purchase and sale of the Special Warrants, the Purchase Warrants and the Underlying Securities in accordance with the terms of this Agreement, (ii) use their best efforts to obtain, or cause to be obtained, all Authorizations necessary or advisable to be obtained by in order to consummate such issue and sale, and (iii) use all reasonable efforts to take, or cause to be taken, all other actions necessary, proper or advisable in order for them to fulfill their obligations under this Agreement. The Issuer, the Purchasers and JPMP Asia, as applicable, will coordinate and cooperate with each other in exchanging such information and supplying such assistance as may be reasonably requested by each in connection with the foregoing including, without limitation, providing each other with all notices and information supplied or filed with any Governmental Entity (except for notices and information which the Issuer or the Purchasers and JPMP Asia, as applicable, in each case acting reasonably, consider highly confidential and sensitive which may be filed on a confidential basis), and all notices and correspondence received from any Governmental Entity.

(b) The Issuer shall use its best efforts to file and obtain acceptance of the Issuer's private placement notice by The Toronto Stock Exchange with respect to the securities to be issued and sold pursuant to this Agreement and the Ancillary Agreements. If the Issuer is unable to obtain such acceptance, then the parties shall negotiate in good faith to structure, create and issue (subject to regulatory approval) a new security or securities that have, in the sole judgment of the Purchasers and JPMP Asia, as applicable, identical economic terms (including tax consequences) to those set forth herein and in the Ancillary Agreements and, with respect to all other material terms, such new securities shall be substantially equivalent in the sole judgment of the Purchasers and JPMP Asia, as applicable.

Section 11.5   Notice of Untrue Representation or Warranty

The Issuer shall promptly notify the Purchasers and JPMP Asia, as applicable, or, if applicable, each Purchaser and JPMP Asia, as applicable, shall promptly notify the Issuer and the other Purchasers and JPMP Asia, as applicable, upon any representation or warranty made by it contained in this Agreement or any Ancillary Agreement becoming untrue or incorrect during the Interim Period and for the purposes of this Section 11.5 each representation and warranty shall be deemed to be given at and as of all times during the Interim Period. Any such notification shall set out particulars of the untrue or incorrect representation or warranty and details of any actions being taken by the Issuer or the relevant Purchaser and JPMP Asia, as applicable, as the case may be, to rectify that state of affairs.

                                   ARTICLE 12

                              CONDITIONS OF CLOSING

Section 12.1 Conditions for the Benefit of the Purchasers and JPMP Asia, as applicable for All Closings

The purchase and sale of the Special Warrants at each of the First Closing Date and the Second Closing Date and of the Underlying Securities upon the exercise of the Purchase Warrants, at each Purchase Warrant Closing Date, as the case may be, and the consummation of the transactions contemplated hereby as of the Units Issuer Bid Closing Date, are subject to the following conditions to be fulfilled or performed prior thereto, which conditions are for the exclusive benefit of each Purchaser and to JPMP Asia (but only as of the Units Issuer Bid Closing
Date), but at each Purchase Warrant Closing Date, only for UFI, and may be waived, in whole or in part, by each Purchaser and JPMP Asia, as applicable, in its sole discretion:

(a)     Truth of Representations and Warranties

        The representations and warranties of the Issuer, save and except for such representation and warranty contained in Section 6.1(t), which pertains solely to Nasdaq, (and reading such representations and warranties without regard to any qualification of materiality or material adverse effect contained therein) contained in this Agreement or in any Ancillary Agreement shall be true and correct in all material respects as of the relevant First Closing Date, Second Closing Date, Units Issuer Bid Closing Date, and as of each Purchase Warrant Closing Date, as the case may be, subject to the proviso contained in Section 6.1, with the same force and effect as if such representations and warranties had been made on and as of such date and the Issuer shall have executed and delivered a certificate of a senior officer to that effect.

(b)     Performance of Covenants

        (i) The Issuer shall have fulfilled or complied with all covenants contained in this Agreement and in any Ancillary Agreement to be fulfilled or complied with by it at or prior to the First Closing Date, the Second Closing Date, the Units Issuer Bid Closing Date and as of each Purchase Warrant Closing Date, as the case may be, save and except for such covenant relating to the representation and warranty contained in Section 6.1(t), which pertains solely to Nasdaq, and the Issuer shall have executed and delivered a certificate of a senior officer to that effect;

        (ii) Each Purchaser and JPMP Asia, as applicable, shall be satisfied in its sole discretion with the satisfaction of the covenant contained in Section 11.4(b); and

        (iii) Each other Purchaser and JPMP Asia, as applicable, shall have fulfilled or complied with all covenants contained in this Agreement and in any Ancillary

                Agreements to be fulfilled or complied with by such Purchaser and JPMP Asia, as applicable, at or prior to the First Closing Date, the Second Closing Date and the Units Issuer Bid Closing Date, as the case may be.

(c)     Deliveries

        The Issuer shall deliver or cause to be delivered to each Purchaser and JPMP Asia, as applicable, on each of the First Closing Date, the Second Closing Date but on that date, only in respect of Section 12.1(c)(i)
        (ii) (iii) (iv) and (v) and on the Units Issuer Bid Closing Date, but on that date, only in respect of 12.1(c)(v), as the case may be, the following in form and substance satisfactory to each Purchaser, acting reasonably:

        (i) the Special Warrant Certificate or Special Warrant Certificates representing the Special Warrants being purchased by such Special Warrant Purchaser at such closing, together with evidence satisfactory to each Special Warrant Purchaser that such Warrant Purchaser or its nominee(s) has been entered upon the registers of the Issuer as the holder of such Special Warrants;

        (ii) certified copies of (i) the charter documents and by-laws of the Issuer, (ii) all resolutions of the Board of Directors of the Issuer approving the entering into and completion of the transaction contemplated by this Agreement and the Ancillary Agreements, and (iii) a list of the officers and directors authorized to sign agreements on behalf of the Issuer together with their specimen signatures;

        (iii) a certificate of status, compliance, good standing or like certificate with respect to the Issuer issued by appropriate government officials of its jurisdiction of incorporation;

        (iv)    the certificate of senior officer noted in Section 12.1(a) and
                Section 12.1(b)(i);

        (v) opinions of counsel to the Issuer substantially in the form set forth in Schedule 12.1(c)(v) and subject to customary qualifications; and

        (vi) in the case of JP Morgan only, the executed Regulatory Sideletter, in the form to be reasonably agreed to by the Parties.

(d)     Proceedings

        All corporate proceedings to be taken in connection with the transactions contemplated in this Agreement and any Ancillary Agreement shall be reasonably satisfactory in form and substance to each Purchaser and JPMP Asia, as applicable, acting reasonably, and each Purchaser and JPMP Asia, as applicable, shall have received copies of all instruments and other evidence as it may reasonably request in order to establish the consummation of such transactions and the taking of all necessary corporate proceedings in connection therewith.

Section 12.2   Conditions for the Benefit of the Issuer for All Closings

The purchase and sale of the Special Warrants at the First Closing Date and the Second Closing Date and, in case of UFI, at each Purchase Warrant Closing Date, as the case may be, and the completion of the transactions contemplated hereby, are subject to the following conditions to be fulfilled or performed prior thereto, which conditions are for the exclusive benefit of the Issuer and may be waived, in whole or in part, by the Issuer in its sole discretion:

(a)     Truth of Representations and Warranties

        The representations and warranties of each Purchaser contained in this Agreement and in any Ancillary Agreement shall be true and correct as of the First Closing Date and the Second Closing Date and, in the case of UFI, at each Purchase Warrant Closing Date, as the case may be, with the same force and effect as if such representations and warranties had been made on and as of such date and each relevant Purchaser shall have executed and delivered a certificate of a senior officer to that effect; and

(b)     Performance of Covenants

        Each Purchaser shall have fulfilled or complied with all covenants contained in this Agreement and in any Ancillary Agreement to be fulfilled or complied with by it at or prior to the First Closing Date and the Second Closing Date and, in the case of UFI, at each Purchase Warrant Closing Date, as the case may be, and each relevant Purchaser shall have executed and delivered a certificate of a senior officer to that effect.

Section 12.3   Additional Conditions precedent for the Benefit of All Parties

(a) The purchase and sale of the Special Warrants at the First Closing Date are subject to the following additional conditions to be fulfilled or performed prior thereto, which conditions are for the benefit of each Purchaser and of the Issuer and may be waived, in whole or in part, by each Purchaser and the Issuer, in its sole discretion:

        (i) TSE Approval. The Issuer having obtained conditional approval from The Toronto Stock Exchange for the issuance of all of the Special Warrants, the Purchase Warrants and the Underlying Securities, whenever purchased or issued, in accordance with the terms of this Agreement;

        (ii) CIBC Commitment Letter. The Issuer having obtained the CIBC Commitment Letter;

        (iii) Registration Rights Agreement. The Registration Rights Agreement being executed by the Issuer; and

        (iv) Supplemental CD Indenture. The Supplemental CD Indenture being executed by the Parties thereto.

(b) The purchase and sale of the Special Warrants at the Second Closing Date are subject to the following additional conditions to be fulfilled or performed prior thereto, which conditions are for the benefit of each Purchaser and of the Issuer and may be waived, in whole or in part, by each Purchaser and the Issuer, in its sole discretion:

        (i) ESD Indenture Amendment. The ESD Indenture Amendment occurring promptly after the expiry of the ESD Consent Solicitation whereby holders of 66 2/3% or more of the Equity Subordinated Debentures shall have consented to the proposed amendments in the Supplemental ESD Indenture, provided that the ESD Indenture Amendment shall occur on or prior to the ESD Issuer Bid Closing Date;

        (ii) CIBC Credit Agreement Amendment. The CIBC Credit Agreement Amendment having become effective; and

        (iii) TSE Approval. The Toronto Stock Exchange shall have confirmed in writing that it will not require any contractual hold period in respect of the Subordinate Voting Shares issuable upon conversion of the Convertible Debentures.

                                   ARTICLE 13

                                     CLOSING

Section 13.1   Date, Time and Place of Closings

The completion of the transactions of purchase and sale of the Special Warrants, Purchase Warrants and other transactions contemplated hereby under this Agreement shall take place at the offices of Fasken Martineau DuMoulin LLP, at Stock Exchange Tower, Suite 3400, 800 Place-Victoria, Montreal, Quebec at the Closing Time, on the relevant First Closing Date and Second Closing Date or at such other place, on such other date(s) and at such other time(s) as may be agreed by the Issuer, the Purchasers and JPMP Asia.

Section 13.2   Closing Procedures

Subject to satisfaction or waiver by the relevant Party of the conditions of each closing, the Issuer shall deliver to the Purchasers actual possession of the Special Warrants to be purchased by the Purchasers at such closing and upon such delivery the Purchasers shall pay or satisfy the Purchase Price in accordance with Section 3.4.

                                   ARTICLE 14

                                   TERMINATION

Section 14.1   Termination

This Agreement and the Ancillary Agreements will, subject to Section 14.2 below, terminate as to the Liabilities or obligations to be performed by the terminating Party on the date on which (i) the Issuer (if the Issuer is the terminating Party) gives notice in writing to each of the other Parties or (ii) each Party other than the Issuer (if such Party is the terminating Party) gives notice in writing to the Issuer with copies to the other Parties:

(a)     at the option of any of the Purchasers or JPMP Asia:

        (i) if any of the conditions in its favour set forth in Article 12 have not been fulfilled or waived by every Purchaser and JPMP Asia, at or prior to the relevant First Closing Date or Second Closing Date; or

        (ii) if any obligation or covenant of the Issuer or any other Purchaser to be performed at the time set for performance thereof has not been observed or performed by the earlier of (i) such time and time (ii) February 15, 2002; or

        (iii) if any of the transactions contemplated in Section 8.2(i) that was scheduled, according to the terms of Section 8.2(i), to occur at the time set for performance thereof has not been completed by the earlier of (i) such time and (ii) February 15, 2002; and



(b)     at the option of the Issuer,

        (i) if any of the conditions in its favour set forth in Article 12 have not been fulfilled, or waived by the Issuer at or prior to the relevant First Closing Date or Second Closing Date; or

        (ii) if any obligation or covenant of any Purchaser or JPMP Asia to be performed at the time set for performance thereof has not been observed or performed by the earlier of (i) such time or
                (ii) February 15, 2002

Notwithstanding the foregoing, no Purchaser nor JPMP Asia, as applicable, shall be entitled, for any reason whatsoever, to terminate this Agreement as it relates to the purchase of the Second Tranche after the ESD Issuer Bid Closing Date, provided the Issuer shall have declared after the ESD Issuer Bid Expiry Date that it will take-up and pay for the tendered Equity Subordinated Debentures under the ESD Issuer Bid, it being understood that the Issuer will not waive any of the conditions of the ESD Issuer Bid without the consent of the Special Warrant Purchasers. Any such termination shall be without prejudice to the Liability of the defaulting party for its failure to fulfil its obligations under, or the inaccuracy or untruth of any representation or warranty made in, this Agreement and the Ancillary Agreements and shall be without prejudice to the rights of the other parties hereto under this Agreement. If any party waives compliance with any of the conditions, obligations or covenants in its favour contained in this Agreement, the waiver will be without prejudice to any of its rights of termination in the event of non-fulfilment, non-observance or non-performance of any other condition, obligation, or covenant in whole or in part of any other Party and shall be without prejudice to the rights of the other parties hereto under this Agreement.

Section 14.2   Cure by Other Parties

If one or more of the Purchasers fails, for whatever reason, to subscribe for Special Warrants as agreed, either on the First Closing Date or Second Closing Date, any or all of the other Purchasers may offer to purchase all, but not less than all, of such Special Warrants in such amounts as shall be agreed among such other Purchasers upon the same terms and subject to the same conditions as provided in this Agreement and, provided that the Issuer receives payment for all such Special Warrants, the Issuer and all the Purchasers and JPMP Asia shall continue to be bound by the terms of this Agreement and the Ancillary Agreements (other than solely with respect to the obligation to subscribe for Special Warrants to the extent that a Purchaser has exercised its right to terminate its obligations under the Agreement pursuant to Section 14.1 above).

Section 14.3   Accelerated Subscription of Special Warrants

The Issuer and the Special Warrant Purchasers will use all commercially reasonable efforts to cause the subscription for the Second Tranche to occur four Business Days prior to the ESD Issuer Bid Expiry Date. The Purchase Price for each Special Warrant so subscribed shall be held in escrow pursuant to conditions mutually acceptable to the Issuer and the Special Warrant Purchasers until such time as the Issuer announces that it shall take up and pay for the Equity Subordinated Debentures tendered under the ESD Issuer Bid. If one or more of the Special Warrant Purchasers fails, for whatever reason, to subscribe for their portion of the Second Tranche of Special Warrants at such time the Parties acknowledge that the Issuer, unless all of the conditions of the ESD Issuer Bid have been complied with or waived by the Issuer, may extend the ESD Issuer Bid for an additional period of 10 calendar days in order to permit (i) the Issuer to attempt to enforce this Agreement, and (ii) the non-defaulting Special Warrant Purchasers to determine how they will exercise their rights pursuant to
Section 14.2 and offer to purchase all of the Special Warrants in the manner provided for therein. In the event the non-defaulting Special Warrant Purchasers do not come to an agreement with respect thereto at least one Business Day prior to the ESD Issuer Bid Expiry Date, as such date has been extended pursuant hereto, such non-defaulting Special Warrant Purchasers and the Issuer will be entitled to exercise their termination rights as provided for in Section 14.1.

The Parties acknowledge that, if the conditions to the ESD Issuer Bid have been satisfied, or waived by the Issuer with the consent of the Special Warrant Purchasers, the Issuer shall be required to take up and pay for the Equity Subordinated Debentures tendered under the ESD Issuer Bid unless the Issuer exercises its right to terminate this Agreement prior to the ESD Issuer Bid Expiry Date.

Section 14.4   Effect of Termination

Each Party's right of termination under this Article 14 is in addition to any other rights it may have under this Agreement and the Ancillary Agreement, and the exercise of the right of termination will not be an election of remedies. Nothing in Article 14 shall limit or affect any of the other rights or causes of action of any of the Purchasers, JPMP Asia or the Issuer with respect to the representations, warranties, covenants, indemnities or other agreements in its favour in this Agreement or the Ancillary Agreements.



                                   ARTICLE 15

                                  MISCELLANEOUS

Section 15.1   Survival

The representations and warranties contained in this Agreement will survive the completion of the transactions herein contemplated unless otherwise noted herein and, notwithstanding any investigation made by or on behalf of the Purchasers and JPMP Asia, will continue in full force and effect for the benefit of the Purchasers and JPMP Asia, or the Issuer, as the case may be, unaffected by any subsequent disposition of the Special Warrants or of the Underlying Securities or any of them for a period of five (5) years. The covenants contained herein will survive the completion of this transaction, unless otherwise noted herein.

Section 15.2   Notices

Any notice, direction or other communication to be given under this Agreement shall be in writing and given by delivering it or sending it by facsimile or other similar form of recorded communication (but not by email) addressed:

(a)     if to the Issuer, to it at:

        1000 de la Gauchetiere Street West
        16th Floor
        Montreal, Quebec H3B 4W5
        Attention:    General Counsel and Secretary
        Telephone:    (514) 673-8497
        Facsimile:    (514) 673-8314

(b)     if to JP Morgan, to it at:

        c/o J.P. Morgan Partners, LLC
        1221 Avenue of the Americas
        New York, NY  10020
        Attn:  Official Notices Clerk
        (FBO: Michael R. Hannon)
        Facsimile: (212) 899-3401

        with a copy to:

        O'Sullivan LLP
        30 Rockefeller Plaza
        New York, NY  10112
        Attention     Gregory A. Gilbert, Esq.
        Facsimile: (212) 408-2420

(c)     if to U.F. Investments (Barbados) Ltd. , to it at:

        The Ernst & Young Building
        Bush Hill
        Bay Street
        Bridgetown, Barbados
        Attention:  The Managing Director
        Telephone: (246) 430-3900
        Facsimile: (246) 426-9551
        with a copy to:

        Hutchison Whampoa Limited
        22nd Floor
        Hutchison House
        10 Harcourt Road
        Hong Kong
        Attention:  Group Finance Director
        Telephone: (852) 2128-1188
        Facsimile: (852) 2128-1778

(d)     if to Capital Communications CDPQ Inc., to it at:

        Capital Communications CDPQ Inc.
        2001 avenue McGill College
        Montreal, Quebec, Canada
        H3A 1G1
        Attention:  The President
        Telephone: (514) 847-2698
        Facsimile: (514) 847-5980

        with a copy to:

        McCarthy Tetrault LLP
        1170 Peel Street
        Montreal, Quebec, Canada
        H3B 4S8
        Attention:  Andre Goyer
        Telephone: (514) 397-4272
        Facsimile: (514) 397-4235

(e)     if to Telesystem Ltd., to it at:

        1250 Rene Levesque Blvd.
        38th Floor
        Montreal, Quebec
        H3B 4W8
        Attention : Chief  Financial Officer, Daniel Cyr
        Telephone: (514) 397-9797
        Facsimile: (514) 397-0089

        Any such communication shall be deemed to have been validly and effectively given (i) if personally delivered, on the date of such delivery if such date is a Business Day and such delivery was made prior to 4:00 p.m. (local time in the place of the recipient) and otherwise on the next Business Day, or (ii) if transmitted by facsimile or similar means of recorded communication on the day of transmission, if such day is a Business Day. Any Party may change its address for service from time to time by notice given in accordance with the foregoing and any subsequent notice shall be sent to such Party at its changed address.

Section 15.3   Brokers

Each Party hereby represents, warrants to and covenants with the other Parties that no brokers, agents or other intermediaries, have been retained by that Party in connection with the Offering.

Section 15.4   Third Party Beneficiaries; Assignment

Each Party hereto intends that this Agreement shall not benefit or create any right or cause of action in or on behalf of any Person, other than the Parties hereto, and no Person, other than the Parties hereto, will be entitled to rely on the provisions hereof in any action, suit, proceeding, hearing or other forum, provided, however, that each Purchaser and JPMP Asia, as applicable, may assign its rights and obligations hereunder to another Purchaser and JPMP Asia, as applicable, or to any Affiliate of such Purchaser and JPMP Asia, as applicable; provided, that such Affiliate agrees to be bound by the terms hereof.

Section 15.5   Expenses

The Issuer shall be responsible for and promptly pay any and all reasonable out-of-pocket costs (including reasonable fees and disbursements of legal counsel) incurred by the Purchasers and JPMP Asia, as applicable in connection with (i) the preparation, execution and delivery of this Agreement and the Ancillary Agreements and (ii) compliance with the terms of this Agreement, including without limitation the consummation of the transactions, purchases, conversions, exchanges and tenders contemplated herein, and compliance with
Section 5.3.

Section 15.6   Enurement

This Agreement shall enure to the benefit of and be binding upon the Parties, their successors and any permitted assigns.

Section 15.7   Waiver
No waiver of any of the provisions of this Agreement or any Ancillary Agreement shall be deemed to constitute a waiver of any other provision (whether or not similar); nor shall such waiver be binding unless executed in writing by the Party to be bound by the waiver.

Section 15.8   Governing Law

THIS AGREEMENT WILL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE PROVINCE OF QUEBEC, WITHOUT GIVING EFFECT TO ANY CHOICE OF LAW OR CONFLICTING PROVISION OR RULE (WHETHER OF THE PROVINCE OF QUEBEC, OR ANY OTHER JURISDICTION) THAT WOULD CAUSE THE LAWS OF ANY JURISDICTION OTHER THAN THE PROVINCE OF QUEBEC TO BE APPLIED. IN FURTHERANCE OF THE FOREGOING, THE LAW OF THE PROVINCE OF QUEBEC WILL CONTROL THE INTERPRETATION AND CONSTRUCTION OF THIS AGREEMENT, EVEN IF UNDER SUCH JURISDICTION'S CHOICE OF LAW OR CONFLICT OF LAW ANALYSIS, THE SUBSTANTIVE LAW OF SOME OTHER JURISDICTION WOULD ORDINARILY APPLY. ANY LEGAL ACTION OR PROCEEDING WITH RESPECT TO THIS AGREEMENT OR ANY RELATED DOCUMENT MAY BE BROUGHT EXCLUSIVELY IN THE COURTS OF THE PROVINCE OF QUEBEC,

AND BY EXECUTION AND DELIVERY OF THIS AGREEMENT, EACH PARTY HERETO HEREBY IRREVOCABLY ACCEPTS FOR ITSELF AND IN RESPECT OF ITS PROPERTY AND ASSETS, GENERALLY AND UNCONDITIONALLY THE JURISDICTION OF THE AFORESAID COURTS.

Section 15.9   Conversion of Currency

(a) The Parties covenant and agree that the following provisions shall apply to conversion of currency in the case of this Agreement:

        (i) If, for the purpose of obtaining judgment in, or enforcing the judgment of, any court in any country against a Party (the "DEBTOR"), it becomes necessary to convert into any other currency (the "JUDGMENT CURRENCY") an amount due in U.S. Dollars, then the conversion shall be made at the rate of exchange prevailing on the Business Day before the day on which the judgment is given or the order of enforcement is made, as the case may be (unless a court shall otherwise determine).

        (ii) If there is a change in the rate of exchange prevailing between the Business Day before the day on which the judgment is given or an order of enforcement is made, as the case may be (or such other date as a court shall determine), and the date of receipt of the amount due, the Debtor will pay such additional (or, as the case may be, such lesser) amount, if any, as may be necessary so that the amount paid in the judgment currency when converted at the rate of exchange prevailing on the date of receipt will produce the amount in U.S. Dollars originally due.

(b) In the event of the winding-up of the Debtor at any time while any amount or damages owing under this Agreement or any Ancillary agreement, or any judgment or order rendered in respect thereof, shall remain outstanding, the Debtor shall indemnify and hold the creditor harmless against any deficiency arising or resulting from any variation in rates of exchange between (1) the date as of which the equivalent of the amount in U.S. Dollars due or contingently due under this Agreement (other than this Subsection (b)) is calculated for the purposes of such winding-up and (2) the final date for the filings of proofs of claim in the winding-up. For the purpose of this Subsection (b), the final date for the filing of proofs of claim in the winding-up of the Debtor shall be the date fixed by the liquidator or otherwise in accordance with the relevant provisions of applicable law as being the latest practicable date as at which liabilities of the Debtor may be ascertained for such winding-up prior to payment by the liquidator or otherwise in respect thereto.

(c)     The obligations contained in Subsections (a) and (b) of this Section
        15.9 shall constitute separate and independent obligations of the Debtor from its other obligations under this Agreement, shall give rise to separate and independent cause of action against the Debtor, shall apply irrespective of any waiver or extension granted by the other Party from time to time (except with respect to a waiver of the Debtor's obligations under this Section 15.9) and shall continue in full force and effect notwithstanding any judgment or order or the filing of any proof of claim in the winding-up of the Debtor for a liquidated sum in respect of amounts due hereunder (other than under Subsection (b) above) or under any such judgment or order. Any such deficiency as aforesaid shall be deemed to constitute a loss suffered by the other Party and no proof or evidence of any actual loss shall be required by the other Party or the liquidator or otherwise or any of them. In the case of Subsection (b) above, the amount of such deficiency shall not be deemed to be reduced by any variation in rates of exchange occurring between the said final date and the date of any liquidating distribution.

(d) The term "rate(s) of exchange" shall mean the Official Noon Spot Rate of exchange quoted by the Bank of Canada at 12:00 noon (Montreal time) for purchases of U.S. Dollars with the judgment currency other than U.S. Dollars referred to in Subsections (a) and (b) above and includes any premiums and costs of exchange payable.

Section 15.10  Announcements

Except as required by applicable Laws, or as required by any competent Governmental Entity, or in accordance with the requirements of any stock exchange on which a Party's securities are listed, no Party shall make any public statement with respect to this Agreement, any Ancillary Agreements or the Special Warrants, the Purchase Warrants or the Underlying Securities without the prior approval of the other Parties; and in the case of any public statement which specifically names a party, without the prior written consent of such named party. The Parties agree to consult with each other prior to issuing each public announcement or statement with respect to this Agreement, any Ancillary Agreements or the Special Warrants, the Purchase Warrants or the Underlying Securities.

Section 15.11  Counterparts

This Agreement may be executed in any number of counterparts, including by facsimile, and all of such counterparts taken together shall be deemed to constitute one and the same instrument.

Section 15.12  Language

The Parties acknowledge and are satisfied that this Agreement be initially drawn up in the English language. Notwithstanding the foregoing, the Issuer undertakes to have this Agreement translated into the French language and to circulate such translated version among the Purchasers and JPMP Asia forthwith following the date hereof and in any event by no later than January 7, 2002, whereupon the Purchasers and JPMP Asia shall have 15 days to comment thereon in writing to the Company and all other Parties (such comments limited to issue of translation only and not of substance). Upon agreement as to the final French translation of this Agreement by the Company and all other Parties, each of whom shall act diligently and in good faith in respect thereof, the English and French versions of this Agreement shall together be deemed to constitute one and the same agreement.

        IN WITNESS WHEREOF the parties have caused this Agreement to be executed by their respective duly authorized officers.


                              TELESYSTEM INTERNATIONAL WIRELESS INC.


                              By:
                                      --------------------------------------
                                      Name:
                                      Title:


                              By:
                                      --------------------------------------
                                      Name:
                                      Title:

                              J.P. MORGAN PARTNERS (BHCA), L.P.


                              By:     JPMP Master Fund Manager, L.P.,
                                      its General Partner

                              By:     JPMP Capital Corp.,
                                      its General Partner


                              By:
                                      --------------------------------------
                                      Name:
                                      Title:

                              ASIA OPPORTUNITY FUND, L.P.

                              By:     Asia Opportunity Company,
                                      its General Partner


                              By:
                                      --------------------------------------
                                      Name:
                                      Title:

                             CAIP CO-INVESTMENT FUND PARALLEL
                             FUND (I) C.V.

                             By:     Asia Opportunity Company,
                                     its General Partner


                             By:
                                     --------------------------------------
                                     Name:
                                     Title:

                             CAIP CO-INVESTMENT FUND PARALLEL
                             FUND (II) C.V.

                             By:     Asia Opportunity Company,
                                     its General Partner


                             By:
                                     --------------------------------------
                                     Name:
                                     Title:

                             J.P. MORGAN ASIA INVESTMENT
                             PARTNERS, L.P.

                             By: J.P. Morgan Asia Equity Partners, L.P., its General Partner

                             By:     JPMP Asia Equity Company,
                                     a Managing General Partner


                             By:
                                     --------------------------------------
                                     Name:
                                     Title:

                             U.F. INVESTMENTS (BARBADOS) LTD.


                             By:
                                     --------------------------------------
                                     Name:
                                     Title:

                              CAPITAL COMMUNICATIONS CDPQ INC.


                              By:
                                      --------------------------------------
                                      Name:
                                      Title:


                              By:
                                      --------------------------------------
                                      Name:
                                      Title:

                              TELESYSTEM LTD.


                              By:
                                      --------------------------------------
                                      Name:
                                      Title:


                              By:
                                      --------------------------------------
                                      Name:
                                      Title:

                                   SCHEDULE A

              SUMMARY OF THE CONTENTS OF THE CIBC COMMITMENT LETTER

1.      Waive the debt reduction provision (i.e. cash sweep).

2.      Extend the term of the CIBC Credit Agreement to December 15, 2002.

3. Permit a second ranking lien on the shares of ClearWave N.V. in favour of the holders of the 14% Senior Guaranteed Notes.

4. Allow the convertibility of the demand note owed to the Issuer by ClearWave N.V. into shares of ClearWave N.V.

5. Make prepayments of principal and fees in an amount satisfactory to the Purchasers and JPMP Asia.

                                   SCHEDULE B

                         FORM OF ESD ISSUER BID CIRCULAR

                                   SCHEDULE C

                        FORM OF INVESTOR RIGHTS AGREEMENT

                                   SCHEDULE D

                  FORM OF NEW CONVERTIBLE DEBENTURES INDENTURE

This is a model for one Series; three Series will be issued, one for each Special Warrant Purchaser. The only difference among each Series will be that Telesystem's indenture will be modified to provide for the issuance of Multiple Voting Shares in accordance with the Master and Purchase Agreement, other than such modification, JP Morgan's and CDPQ's Indentures shall be substantially identical to Telesystem's and vice versa.

                                   SCHEDULE E

                      FORM OF REGISTRATION RIGHTS AGREEMENT

                                   SCHEDULE F

              FORM OF SUPPLEMENTAL CONVERTIBLE DEBENTURES INDENTURE

                                   SCHEDULE G

                       FORM OF SUPPLEMENTAL ESD INDENTURE

                                   SCHEDULE H

                        FORM OF UNITS ISSUER BID CIRCULAR

                                 SCHEDULE 2.1(c)

                       FORM OF SPECIAL WARRANT CERTIFICATE

                                    SPECIMEN
                                 (FIRST TRANCHE)
                                                                 CERTIFICATE NO.
                     TELESYSTEM INTERNATIONAL WIRELESS INC.
                                SPECIAL WARRANTS

EXERCISABLE AT ANY TIME AFTER THE EARLIER OF (I) THE QUALIFYING DATE (BUT AFTER THE DIVIDEND RECORD DATE) AND (II) THE QUALIFYING DEADLINE AND ON OR PRIOR TO 5:00 P.M. (MONTREAL TIME) ON THE EARLIER OF THE FOLLOWING DATES: (X) THE FIFTH BUSINESS DAY AFTER THE ISSUANCE OF ALL THE RECEIPTS FOR A FINAL PROSPECTUS OR AMENDMENT THERETO FROM THE RELEVANT SECURITIES AUTHORITIES; OR (Y) MARCH 31, 2002, (THE "EXPIRY TIME"), AFTER WHICH TIME THIS CERTIFICATE SHALL BE NULL AND VOID.

___________________ special warrants (the "Special Warrants"), each entitling the holder thereof to acquire, for no additional monetary consideration:

        (i) if the execution of the ESD Indenture Amendment has occurred on or prior to the ESD Issuer Bid Closing Date, one fully paid and non-assessable Subordinate Voting Share of Telesystem International Wireless Inc. (the "Corporation"); or

        (ii) if the execution of the ESD Indenture Amendment has not occurred on or prior to the ESD Issuer Bid Closing Date, New Convertible Debentures of the Corporation, the whole subject to adjustment (together with the Subordinate Voting Shares, the "Underlying Securities"). Each New Convertible Debenture shall be issued in denomination of $1,000 and integral multiples of $1,000. The exercise of an aggregate of 1,633 Special Warrants shall be required to acquire one whole New Convertible Debenture.

THIS IS TO CERTIFY that, for value received, ___________________________________
(herein called the "Holder") is the registered holder of the number specified above of Special Warrants. To acquire Underlying Securities to which the Special Warrants entitle the Holder, the Holder is required to surrender at any time after the earlier of (i) the Qualifying Date (but after the Dividend Record
Date) and (ii) the Qualifying Deadline and on or prior to the Expiry Time, at the principal office of the Corporation in Montreal, this Special Warrant Certificate, with a duly completed and executed subscription in the form set forth in Schedule A hereto.

If, immediately prior to the Expiry Time, the Special Warrants represented by this Special Warrant Certificate have not been exercised, the Corporation shall, and is hereby authorized to, exercise the Special Warrants on behalf of the Holder in accordance with the provisions of the Master and Purchase Agreement, without any further action on the part of the Holder, unless the Corporation is instructed to the contrary by the Holder by written notice delivered prior to the Expiry Time, and the Special Warrants represented hereby will be deemed to have been exercised immediately prior to the Expiry Time.

Except if deemed exercised, this Special Warrant Certificate and the subscription form attached hereto as Schedule A shall be deemed to be validly surrendered only upon personal delivery thereof or, if sent by mail or other means of transmission, upon actual receipt thereof by the

Corporation. Upon surrender of Special Warrants Certificate, the Person or Persons in whose name or names the Underlying Securities issuable upon exercise of the Special Warrants are to be issued shall be deemed to have become to be the holder or holders of record of such Underlying Securities, on the date on which such transfer books were opened. When the transfer books of the Corporation have been open for five Business Days after due exercise or deemed exercise of Special Warrants, the Corporation shall forthwith (i) cause to be mailed to the Person or Persons in whose name or names the Underlying Securities are to be issued, as specified in the subscription form completed as set forth in Schedule A hereto, at the address specified in such subscription form or, in the case of a deemed exercise, in the name or names and at the address specified in the register maintained by the Corporation in respect of such Special Warrants, or (ii) if so required in such subscription form, cause to be delivered to such Person or Persons, a share certificate and /or a New Convertible Debenture certificate for the appropriate number of Underlying Securities to which the Holder is entitled and has elected to purchase pursuant to the Special Warrants certificate surrendered.

Subject to the terms and conditions of the Master and Purchase Agreement, if receipts have not been issued by the relevant securities regulatory authorities at or before 5:00 p.m. (Montreal time) on February 8, 2002, then the Holder will be automatically entitled to receive, at no additional cost, for each of its Special Warrants, one Underlying Security and an additional 0.15 Underlying Security per Special warrant.

Upon a Potential Group Determination, the Underlying Securities to which the Holder shall be entitled upon the exercise or deemed exercise of a certain number of Special Warrants, such number to be determined by the Board of Directors of the Corporation, shall be Non-Voting Preferred Shares. The aggregate amount of Non-Voting Preferred Shares to be issued shall be the minimum amount necessary to enable the Corporation to reasonably determine that a Potential Group Determination shall not exist either at the time of issuance or within a short period of time thereafter. Any Non-Voting Preferred Shares issued shall be allocated among the Non-Exempt Purchasers as determined (a) by agreement among the Non-Exempt Purchasers within ten calendar days after receipt by the Purchasers of notice from the Corporation of a Potential Group Determination or, failing such agreement, (b) on a fair and equitable basis taking into account the preservation of the intended relative voting and economic ownership position of each of the Purchasers in the Corporation, as determined by a committee of the Corporation's Board of Directors consisting of those members not designated by any of the Purchasers pursuant to the Investors Rights Agreement.

THIS SPECIAL WARRANT CERTIFICATE IS ISSUED PURSUANT TO THE PROVISIONS OF THE MASTER AND PURCHASE AGREEMENT. REFERENCE IS HEREBY MADE TO THE MASTER AND PURCHASE AGREEMENT FOR PARTICULARS OF THE RIGHTS OF THE HOLDERS OF THE SPECIAL WARRANTS AND OF THE CORPORATION AND OF THE HOLDER IN RESPECT THEREOF AND THE TERMS AND CONDITIONS UPON WHICH THE SPECIAL WARRANTS REPRESENTED HEREBY ARE ISSUED AND HELD. THE PROVISIONS OF ARTICLES 1, 2, 3, 4 AND 15 AND SECTIONS 5.1,
5.2 AND 5.4 OF THE MASTER AND PURCHASE AGREEMENT ARE INCORPORATED HEREIN AS IF RECITED AT LENGTH, ALL OF WHICH THE HOLDER OF THIS SPECIAL WARRANT CERTIFICATE ASSENTS TO BY ACCEPTANCE HEREOF.

Nothing contained in this Special Warrant Certificate, the Master and Purchase Agreement or otherwise shall be construed as conferring upon the Holder hereof (prior to the valid exercise thereof) any right or interest whatsoever as a holder of Subordinate Voting Shares or of New Convertible Debentures or other securities of the Corporation or any other right or interest except as herein and in the Master and Purchase Agreement expressly provided.

This Special Warrant Certificate and the Special Warrants represented hereby have not been and will not be qualified for sale under the securities laws of any province or territory of Canada or of the United States of America. Accordingly, this Special Warrant Certificate and the Special Warrants may not be sold, transferred or otherwise disposed of in any province, territory or state or to, or for the benefit of, any resident thereof, except in accordance with the provisions of applicable securities laws.

The Special Warrants and the Agreement shall be governed by and performed, construed and enforced in accordance with the laws of the Province of Quebec and shall be treated in all respects as Quebec contracts. Time shall be of the essence hereof and of the Master and Purchase Agreement.

This Special Warrant Certificate is non-transferable except among the Purchasers and from any Purchaser to an Affiliate of such Purchaser, provided that such Affiliate agrees to be bound by the terms of the Master and Purchase Agreement and all relevant Ancillary Agreements.

This Special Warrant Certificate has been drawn up in English only at the express wish of the parties. Le present certificat de bons de souscription speciaux a ete redige en langue anglaise seulement a la demande expresse des parties.

IN WITNESS WHEREOF, Telesystem International Wireless Inc. has caused this Special Warrant Certificate to be signed by its as of -, 2001.

TELESYSTEM INTERNATIONAL WIRELESS INC.

Per:
     ------------------------------------
     Authorized Officer

                                   SCHEDULE A


                                SUBSCRIPTION FORM

TO:     TELESYSTEM INTERNATIONAL WIRELESS INC.

        The undersigned holder of this Special Warrant Certificate hereby subscribes for the number and type of Underlying Securities (as defined in the Special Warrant Certificate) indicated below on the terms specified in this Special Warrant Certificate and the Agreement mentioned therein.

        Number and type of Underlying Securities subscribed:
                                                            --------------------

        The undersigned hereby irrevocably directs that the said Underlying Securities be issued and delivered as follows:

                                                                                               Number and type of
         Name(s) in full                     Address(es) (including postal code)             Underlying Securities

-----------------------------------  -----------------------------------------------------   -----------------------

-----------------------------------  -----------------------------------------------------   -----------------------

-----------------------------------  -----------------------------------------------------   -----------------------

-----------------------------------  -----------------------------------------------------   -----------------------
                                                                                   TOTAL:
                                                                                             =======================

(Please print full name(s) in which certificate(s) are to be issued. If any of the Underlying Securities are to be issued to a person or persons other than the Special Warrant Holder, the Special Warrant Holder must pay to the Corporation all requisite taxes or other government charges and the Special Warrant Holder must comply with any other condition the Corporation may impose.)

        This Subscription Form has been drawn up in English at the express wish of the parties. Le present formulaire de souscription serait redige en langue anglaise a la demande expresse des parties.

        Dated this            day of                     , 20     .
                   ----------        --------------------    -----

--------------------------                          ----------------------------
Witness                                             Signature of Subscriber

        Print name and address of subscriber in full below:

Name:
      --------------------------------------------------------------------------
Address, including postal code:
                                ------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

                                    SPECIMEN
                          (FIRST TRANCHE - TELESYSTEM)
                                                                 CERTIFICATE NO.
                     TELESYSTEM INTERNATIONAL WIRELESS INC.
                                SPECIAL WARRANTS

EXERCISABLE AT ANY TIME AFTER THE EARLIER OF (I) THE QUALIFYING DATE (BUT AFTER THE DIVIDEND RECORD DATE) AND (II) THE QUALIFYING DEADLINE AND ON OR PRIOR TO 5:00 P.M. (MONTREAL TIME) ON THE EARLIER OF THE FOLLOWING DATES: (X) THE FIFTH BUSINESS DAY AFTER THE ISSUANCE OF ALL THE RECEIPTS FOR A FINAL PROSPECTUS OR AMENDMENT THERETO FROM THE RELEVANT SECURITIES AUTHORITIES; OR (Y) MARCH 31, 2002, (THE "EXPIRY TIME"), AFTER WHICH TIME THIS CERTIFICATE SHALL BE NULL AND VOID.

___________________ special warrants (the "Special Warrants"), each entitling the holder thereof to acquire, for no additional monetary consideration:

        (i) if the execution of the ESD Indenture Amendment has occurred on or prior to the ESD Issuer Bid Closing Date; (x) one fully paid and non-assessable Subordinate Voting Share, or (y) if the Holder (as defined) is the holder of Multiple Voting Shares at the time it exercises the Special Warrants, a maximum of 8,108,170 fully paid and non-assessable Multiple Voting Shares of Telesystem International Wireless Inc. (the "Corporation") held by the Holder shall entitle it to acquire Multiple Voting Shares, on the basis of one Multiple Voting Share per Special Warrant, provided that such Special Warrants shall not entitle it to acquire more Multiple Voting Shares than needed to maintain, rather than increase, the percentage of voting rights currently associated with the Multiple Voting Shares held by the Holder as a result of the issuance of Subordinate Voting Shares pursuant to the exercise of the Special Warrants ; or

        (ii) if the execution of the ESD Indenture Amendment has not occurred on or prior to the ESD Issuer Bid Closing Date, New Convertible Debentures of the Corporation, the whole subject to adjustment (together with the Subordinate Voting Shares or the Multiple Voting Shares, the "Underlying Securities"). Each New Convertible Debenture shall be issued in denomination of $1,000 and integral multiples of $1,000. The exercise of an aggregate of 1,633 Special Warrants shall be required to acquire one whole New Convertible Debenture.

THIS IS TO CERTIFY that, for value received, TELESYSTEM LTD. (herein called the "Holder") is the registered holder of the number specified above of Special Warrants. To acquire Underlying Securities to which the Special Warrants entitle the Holder, the Holder is required to surrender at any time after the earlier of
(i) the Qualifying Date (but after the Dividend Record Date) and (ii) the Qualifying Deadline and on or prior to the Expiry Time, at the principal office of the Corporation in Montreal, this Special Warrant Certificate, with a duly completed and executed subscription in the form set forth in Schedule A hereto.

If, immediately prior to the Expiry Time, the Special Warrants represented by this Special Warrant Certificate have not been exercised, the Corporation shall, and is hereby authorized to, exercise the Special Warrants on behalf of the Holder in accordance with the provisions of the Master and Purchase Agreement, without any further action on the part of the Holder, unless the Corporation is instructed to the contrary by the Holder by written notice delivered prior to the Expiry Time, and the Special Warrants represented hereby will be deemed to have been exercised immediately prior to the Expiry Time.

Except if deemed exercised, this Special Warrant Certificate and the subscription form attached hereto as Schedule A shall be deemed to be validly surrendered only upon personal delivery thereof or, if sent by mail or other means of transmission, upon actual receipt thereof by the Corporation. Upon surrender of Special Warrants Certificate, the Person or Persons in whose name or names the Underlying Securities issuable upon exercise of the Special Warrants are to be issued shall be deemed to have become to be the holder or holders of record of such Underlying Securities, on the date on which such transfer books were opened. When the transfer books of the Corporation have been open for five Business Days after due exercise or deemed exercise of Special Warrants, the Corporation shall forthwith (i) cause to be mailed to the Person or Persons in whose name or names the Underlying Securities are to be issued, as specified in the subscription form completed as set forth in Schedule A hereto, at the address specified in such subscription form or, in the case of a deemed exercise, in the name or names and at the address specified in the register maintained by the Corporation in respect of such Special Warrants, or (ii) if so required in such subscription form, cause to be delivered to such Person or Persons, a share certificate and /or a New Convertible Debenture certificate for the appropriate number of Underlying Securities to which the Holder is entitled and has elected to purchase pursuant to the Special Warrants certificate surrendered.

Subject to the terms and conditions of the Master and Purchase Agreement, if receipts have not been issued by the relevant securities regulatory authorities at or before 5:00 p.m. (Montreal time) on February 8, 2002, then the Holder will be automatically entitled to receive, at no additional cost, for each of its Special Warrants, one Underlying Security and an additional 0.15 Underlying Security per Special warrant.

THIS SPECIAL WARRANT CERTIFICATE IS ISSUED PURSUANT TO THE PROVISIONS OF THE MASTER AND PURCHASE AGREEMENT. REFERENCE IS HEREBY MADE TO THE MASTER AND PURCHASE AGREEMENT FOR PARTICULARS OF THE RIGHTS OF THE HOLDERS OF THE SPECIAL WARRANTS AND OF THE CORPORATION AND OF THE HOLDER IN RESPECT THEREOF AND THE TERMS AND CONDITIONS UPON WHICH THE SPECIAL WARRANTS REPRESENTED HEREBY ARE ISSUED AND HELD. THE PROVISIONS OF ARTICLES 1, 2, 3, 4 AND 15 AND SECTIONS 5.1,
5.2 AND 5.4 OF THE MASTER AND PURCHASE AGREEMENT ARE INCORPORATED HEREIN AS IF RECITED AT LENGTH, ALL OF WHICH THE HOLDER OF THIS SPECIAL WARRANT CERTIFICATE ASSENTS TO BY ACCEPTANCE HEREOF.

Nothing contained in this Special Warrant Certificate, the Master and Purchase Agreement or otherwise shall be construed as conferring upon the Holder hereof (prior to the valid exercise thereof) any right or interest whatsoever as a holder of Subordinate Voting Shares or of Multiple Voting Shares or of New Convertible Debentures or other securities of the Corporation or any other right or interest except as herein and in the Master and Purchase Agreement expressly provided.

This Special Warrant Certificate and the Special Warrants represented hereby have not been and will not be qualified for sale under the securities laws of any province or territory of Canada or of the United States of America. Accordingly, this Special Warrant Certificate and the Special Warrants may not be sold, transferred or otherwise disposed of in any province, territory or state or to, or for the benefit of, any resident thereof, except in accordance with the provisions of applicable securities laws.

The Special Warrants and the Agreement shall be governed by and performed, construed and enforced in accordance with the laws of the Province of Quebec and shall be treated in all respects as Quebec contracts. Time shall be of the essence hereof and of the Master and Purchase Agreement.

This Special Warrant Certificate is non-transferable except among the Purchasers and from any Purchaser to an Affiliate of such Purchaser, provided that such Affiliate agrees to be bound by the terms of the Master and Purchase Agreement and all relevant Ancillary Agreements.

This Special Warrant Certificate has been drawn up in English only at the express wish of the parties. Le present certificat de bons de souscription speciaux a ete redige en langue anglaise seulement a la demande expresse des parties.

IN WITNESS WHEREOF, Telesystem International Wireless Inc. has caused this Special Warrant Certificate to be signed by its as of -, 2001.

TELESYSTEM INTERNATIONAL WIRELESS INC.

Per:
     ------------------------------------
     Authorized Officer

                                   SCHEDULE A

                                SUBSCRIPTION FORM

TO:     TELESYSTEM INTERNATIONAL WIRELESS INC.

        The undersigned holder of this Special Warrant Certificate hereby subscribes for the number and type of Underlying Securities (as defined in the Special Warrant Certificate) indicated below on the terms specified in this Special Warrant Certificate and the Agreement mentioned therein.

        Number and type of Underlying Securities subscribed:____________________

        The undersigned hereby irrevocably directs that the said Underlying Securities be issued and delivered as follows:

                                                                                               Number and type of
         Name(s) in full                     Address(es) (including postal code)             Underlying Securities

-----------------------------------  -----------------------------------------------------   -----------------------

-----------------------------------  -----------------------------------------------------   -----------------------

-----------------------------------  -----------------------------------------------------   -----------------------

-----------------------------------  -----------------------------------------------------   -----------------------
                                                                                   TOTAL:
                                                                                             =======================

(Please print full name(s) in which certificate(s) are to be issued. If any of the Underlying Securities are to be issued to a person or persons other than the Special Warrant Holder, the Special Warrant Holder must pay to the Corporation all requisite taxes or other government charges and the Special Warrant Holder must comply with any other condition the Corporation may impose.)

        This Subscription Form has been drawn up in English at the express wish of the parties. Le present formulaire de souscription serait redige en langue anglaise a la demande expresse des parties.

        Dated this            day of                     , 20     .
                   ----------        --------------------    -----

--------------------------                          ----------------------------
Witness                                             Signature of Subscriber

        Print name and address of subscriber in full below:

Name:
      --------------------------------------------------------------------------
Address, including postal code:
                                ------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

                                    SPECIMEN
                                (SECOND TRANCHE)
                                                                 CERTIFICATE NO.
                     TELESYSTEM INTERNATIONAL WIRELESS INC.
                                SPECIAL WARRANTS

EXERCISABLE AT ANY TIME AFTER THE EARLIER OF (I) THE QUALIFYING DATE (BUT AFTER THE DIVIDEND RECORD DATE) AND (II) THE QUALIFYING DEADLINE AND ON OR PRIOR TO 5:00 P.M. (MONTREAL TIME) ON THE EARLIER OF THE FOLLOWING DATES: (X) THE FIFTH BUSINESS DAY AFTER THE ISSUANCE OF ALL THE RECEIPTS FOR A FINAL PROSPECTUS OR AMENDMENT THERETO FROM THE RELEVANT SECURITIES AUTHORITIES; OR (Y) MARCH 31, 2002, (THE "EXPIRY TIME"), AFTER WHICH TIME THIS CERTIFICATE SHALL BE NULL AND VOID.

___________________ special warrants (the "Special Warrants"), each entitling the holder thereof to acquire, for no additional monetary consideration, one fully paid and non-assessable Subordinate Voting Share of Telesystem International Wireless Inc. (the "Corporation") (the "Underlying Securities").

THIS IS TO CERTIFY that, for value received ____________________________________
(herein called the "Holder") is the registered holder of the number specified above of Special Warrants. To acquire Underlying Securities to which the Special Warrants entitle the Holder, the Holder is required to surrender at any time after the earlier of (i) the Qualifying Date (but after the Dividend Record
Date) and (ii) the Qualifying Deadline and on or prior to the Expiry Time, at the principal office of the Corporation in Montreal, this Special Warrant Certificate, with a duly completed and executed subscription in the form set forth in Schedule A.

If, immediately prior to the Expiry Time, the Special Warrants represented by this Special Warrant Certificate have not been exercised, the Corporation shall, and is hereby authorized to, exercise the Special Warrants on behalf of the Holder in accordance with the provisions of the Master and Purchase Agreement, without any further action on the part of the Holder, unless the Corporation is instructed to the contrary by the Holder by written notice delivered prior to the Expiry Time, and the Special Warrants represented hereby will be deemed to have been exercised immediately prior to the Expiry Time.

Except if deemed exercised, this Special Warrant Certificate and the subscription form attached hereto as Schedule A shall be deemed to be validly surrendered only upon personal delivery thereof or, if sent by mail or other means of transmission, upon actual receipt thereof by the Corporation. Upon surrender of Special Warrants Certificate, the Person or Persons in whose name or names the Underlying Securities issuable upon exercise of the Special Warrants are to be issued shall be deemed to have become to be the holder or holders of record of such Underlying Securities, on the date on which such transfer books were opened. When the transfer books of the Corporation have been open for five Business Days after due exercise or deemed exercise of Special Warrants, the Corporation shall forthwith (i) cause to be mailed to the Person or Persons in whose name or names the Underlying Securities are to be issued, as specified in the subscription form completed on the Special Warrant Certificate, at the address specified in such subscription form or, in the case of a deemed exercise, in the name or names and at the address specified in the register maintained by the Corporation in respect of such Special Warrants, or (ii) if so required in such subscription form, cause to be delivered to such Person or Persons, a share certificate for the appropriate number of Underlying Securities to which the Holder is entitled and has elected to purchase pursuant to the Special Warrants certificate surrendered.

Subject to the terms and conditions of the Master and Purchase Agreement, if receipts have not been issued by the relevant securities regulatory authorities at or before 5:00 p.m. (Montreal time) on February 8, 2002, then the Holder will be automatically entitled to receive, at no additional cost, for each of its Special Warrants, one Underlying Security and an additional 0.15 Underlying Security per Special warrant.

Upon a Potential Group Determination, the Underlying Securities to which the Holder shall be entitled upon the exercise or deemed exercise of a certain number of Special Warrants, such number to be determined by the Board of Directors of the Corporation, shall be Non-Voting Preferred Shares. The aggregate amount of Non-Voting Preferred Shares to be issued shall be the minimum amount necessary to enable the Corporation to reasonably determine that a Potential Group Determination shall not exist either at the time of issuance or within a short period of time thereafter. Any Non-Voting Preferred Shares issued shall be allocated among the Non-Exempt Purchasers as determined (a) by agreement among the Non-Exempt Purchasers within ten calendar days after receipt by the Purchasers of notice from the Corporation of a Potential Group Determination or, failing such agreement, (b) on a fair and equitable basis taking into account the preservation of the intended relative voting and economic ownership position of each of the Purchasers in the Corporation, as determined by a committee of the Corporation's Board of Directors consisting of those members not designated by any of the Purchasers pursuant to the Investors Rights Agreement.

THIS SPECIAL WARRANT CERTIFICATE IS ISSUED PURSUANT TO THE PROVISIONS OF THE MASTER AND PURCHASE AGREEMENT. REFERENCE IS HEREBY MADE TO THE MASTER AND PURCHASE AGREEMENT FOR PARTICULARS OF THE RIGHTS OF THE HOLDERS OF THE SPECIAL WARRANTS AND OF THE CORPORATION AND OF THE HOLDER IN RESPECT THEREOF AND THE TERMS AND CONDITIONS UPON WHICH THE SPECIAL WARRANTS REPRESENTED HEREBY ARE ISSUED AND HELD. THE PROVISIONS OF ARTICLES 1, 2, 3, 4 AND 15 AND SECTIONS 5.1,
5.2 AND 5.4 OF THE MASTER AND PURCHASE AGREEMENT ARE INCORPORATED HEREIN AS IF RECITED AT LENGTH, ALL OF WHICH THE HOLDER OF THIS SPECIAL WARRANT CERTIFICATE ASSENTS TO BY ACCEPTANCE HEREOF.

Nothing contained in this Special Warrant Certificate, the Master and Purchase Agreement or otherwise shall be construed as conferring upon the Holder hereof (prior to the valid exercise thereof) any right or interest whatsoever as a holder of Subordinate Voting Shares or other securities of the Corporation or any other right or interest except as herein and in the Master and Purchase Agreement expressly provided.

This Special Warrant Certificate and the Special Warrants represented hereby have not been and will not be qualified for sale under the securities laws of any province or territory of Canada or of the United States of America. Accordingly, this Special Warrant Certificate and the Special Warrants may not be sold, transferred or otherwise disposed of in any province, territory or state or to, or for the benefit of, any resident thereof, except in accordance with the provisions of applicable Securities Laws.

The Special Warrants and the Agreement shall be governed by and performed, construed and enforced in accordance with the laws of the Province of Quebec and shall be treated in all respects as Quebec contracts. Time shall be of the essence hereof and of the Master and Purchase Agreement.

This Special Warrant Certificate is non-transferable except among the Purchasers and from any Purchaser to an Affiliate of such Purchaser, provided that such Affiliate agrees to be bound by the terms of the Master and Purchase Agreement and all relevant Ancillary Agreements.

This Special Warrant Certificate has been drawn up in English only at the express wish of the parties. Le present certificat de bons de souscription speciaux a ete redige en langue anglaise seulement a la demande expresse des parties.

IN WITNESS WHEREOF, Telesystem International Wireless Inc. has caused this Special Warrant Certificate to be signed by its as of -, 2001.

TELESYSTEM INTERNATIONAL WIRELESS INC.

Per:
     ------------------------------------
     Authorized Officer

                                   SCHEDULE A

                                SUBSCRIPTION FORM

TO:     TELESYSTEM INTERNATIONAL WIRELESS INC.

        The undersigned holder of this Special Warrant Certificate hereby subscribes for the number of Underlying Securities (as defined in the Special Warrant Certificate) indicated below on the terms specified in this Special Warrant Certificate and the Agreement mentioned therein.

        Number of Underlying Securities subscribed:
                                                   -----------------------------

        The undersigned hereby irrevocably directs that the said Underlying Securities be issued and delivered as follows:

                                                                                               Number and type of
         Name(s) in full                     Address(es) (including postal code)             Underlying Securities

-----------------------------------  -----------------------------------------------------   -----------------------

-----------------------------------  -----------------------------------------------------   -----------------------

-----------------------------------  -----------------------------------------------------   -----------------------

-----------------------------------  -----------------------------------------------------   -----------------------
                                                                                   TOTAL:
                                                                                             =======================

(Please print full name(s) in which certificate(s) are to be issued. If any of the Underlying Securities are to be issued to a person or persons other than the Special Warrant Holder, the Special Warrant Holder must pay to the Corporation all requisite taxes or other government charges and the Special Warrant Holder must comply with any other condition the Corporation may impose.)

        This Subscription Form has been drawn up in English at the express wish of the parties. Le present formulaire de souscription serait redige en langue anglaise a la demande expresse des parties.

        Dated this            day of                     , 20     .
                   ----------        --------------------    -----

--------------------------                          ----------------------------
Witness                                             Signature of Subscriber

        Print name and address of subscriber in full below:

Name:
      --------------------------------------------------------------------------
Address, including postal code:
                                ------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

                                    SPECIMEN
                          (SECOND TRANCHE - TELESYSTEM)
                                                                 CERTIFICATE NO.
                     TELESYSTEM INTERNATIONAL WIRELESS INC.
                                SPECIAL WARRANTS

EXERCISABLE AT ANY TIME AFTER THE EARLIER OF (I) THE QUALIFYING DATE (BUT AFTER THE DIVIDEND RECORD DATE) AND (II) THE QUALIFYING DEADLINE AND ON OR PRIOR TO 5:00 P.M. (MONTREAL TIME) ON THE EARLIER OF THE FOLLOWING DATES: (X) THE FIFTH BUSINESS DAY AFTER THE ISSUANCE OF ALL THE RECEIPTS FOR A FINAL PROSPECTUS OR AMENDMENT THERETO FROM THE RELEVANT SECURITIES AUTHORITIES; OR (Y) MARCH 31, 2002, (THE "EXPIRY TIME"), AFTER WHICH TIME THIS CERTIFICATE SHALL BE NULL AND VOID.

___________________ special warrants (the "Special Warrants"), each entitling the holder thereof to acquire, for no additional monetary consideration, (i) one fully paid and non-assessable Subordinate Voting Share, or (ii) if the Holder (as defined) is the holder of Multiple Voting Shares at the time it exercises the Special Warrants, a maximum of 8,108,170 fully paid and non-assessable Multiple Voting Shares of Telesystem International Wireless Inc. held by the Holder shall entitle it to acquire Multiple Voting Shares, on the basis of one Multiple Voting Share per Special Warrant, provided that such Special Warrants shall not entitle it to acquire more Multiple Voting Shares than needed to maintain, rather than increase, the percentage of voting rights currently associated with the Multiple Voting Shares held by the Holder as a result of the issuance of Subordinate Voting Shares pursuant to the exercise of the Special Warrants (the "Corporation") (the "Underlying Securities").

THIS IS TO CERTIFY that, for value received, TELESYSTEM LTD. (herein called the "Holder") is the registered holder of the number specified above of Special Warrants. To acquire Underlying Securities to which the Special Warrants entitle the Holder, the Holder is required to surrender at any time after the earlier of
(i) the Qualifying Date (but after the Dividend Record Date) and (ii) the Qualifying Deadline and on or prior to the Expiry Time, at the principal office of the Corporation in Montreal, this Special Warrant Certificate, with a duly completed and executed subscription in the form set forth in Schedule A hereto.

If, immediately prior to the Expiry Time, the Special Warrants represented by this Special Warrant Certificate have not been exercised, the Corporation shall, and is hereby authorized to, exercise the Special Warrants on behalf of the Holder in accordance with the provisions of the Master and Purchase Agreement, without any further action on the part of the Holder, unless the Corporation is instructed to the contrary by the Holder by written notice delivered prior to the Expiry Time, and the Special Warrants represented hereby will be deemed to have been exercised immediately prior to the Expiry Time.

Except if deemed exercised, this Special Warrant Certificate and the subscription form attached hereto as Schedule A shall be deemed to be validly surrendered only upon personal delivery thereof or, if sent by mail or other means of transmission, upon actual receipt thereof by the Corporation. Upon surrender of Special Warrants Certificate, the Person or Persons in whose name or names the Underlying Securities issuable upon exercise of the Special Warrants are to be issued shall be deemed to have become to be the holder or holders of record of such Underlying Securities, on the date on which such transfer books were opened. When the transfer books of the Corporation have been open for five Business Days after due exercise or deemed exercise of Special Warrants, the Corporation shall forthwith (i) cause to be mailed to the Person or Persons in whose name or names the Underlying Securities are to be issued, as specified in the subscription form completed as set forth in Schedule A hereto, at the address specified in such subscription form or, in the case of a deemed exercise, in the name or names and at the address specified in the register maintained by the Corporation in respect of such Special Warrants, or (ii) if so required in such subscription form, cause to be delivered to such Person or Persons, a share certificate for the appropriate number of Underlying Securities to which the Holder is entitled and has elected to purchase pursuant to the Special Warrants certificate surrendered.

Subject to the terms and conditions of the Master and Purchase Agreement, if receipts have not been issued by the relevant securities regulatory authorities at or before 5:00 p.m. (Montreal time) on February 8, 2002, then the Holder will be automatically entitled to receive, at no additional cost, for each of its Special Warrants, one Underlying Security and an additional 0.15 Underlying Security per Special Warrant.

THIS SPECIAL WARRANT CERTIFICATE IS ISSUED PURSUANT TO THE PROVISIONS OF THE MASTER AND PURCHASE AGREEMENT. REFERENCE IS HEREBY MADE TO THE MASTER AND PURCHASE AGREEMENT FOR PARTICULARS OF THE RIGHTS OF THE HOLDERS OF THE SPECIAL WARRANTS AND OF THE CORPORATION AND OF THE HOLDER IN RESPECT THEREOF AND THE TERMS AND CONDITIONS UPON WHICH THE SPECIAL WARRANTS REPRESENTED HEREBY ARE ISSUED AND HELD. THE PROVISIONS OF ARTICLES 1, 2, 3, 4 AND 15 AND SECTIONS 5.1,
5.2 AND 5.4 OF THE MASTER AND PURCHASE AGREEMENT ARE INCORPORATED HEREIN AS IF RECITED AT LENGTH, ALL OF WHICH THE HOLDER OF THIS SPECIAL WARRANT CERTIFICATE ASSENTS TO BY ACCEPTANCE HEREOF.

Nothing contained in this Special Warrant Certificate, the Master and Purchase Agreement or otherwise shall be construed as conferring upon the Holder hereof (prior to the valid exercise thereof) any right or interest whatsoever as a holder of Subordinate Voting Shares or of Multiple Voting Shares or other securities of the Corporation or any other right or interest except as herein and in the Master and Purchase Agreement expressly provided.

This Special Warrant Certificate and the Special Warrants represented hereby have not been and will not be qualified for sale under the securities laws of any province or territory of Canada or of the United States of America. Accordingly, this Special Warrant Certificate and the Special Warrants may not be sold, transferred or otherwise disposed of in any province, territory or state or to, or for the benefit of, any resident thereof, except in accordance with the provisions of applicable securities laws.

The Special Warrants and the Agreement shall be governed by and performed, construed and enforced in accordance with the laws of the Province of Quebec and shall be treated in all respects as Quebec contracts. Time shall be of the essence hereof and of the Master and Purchase Agreement.

This Special Warrant Certificate is non-transferable except among the Purchasers and from any Purchaser to an Affiliate of such Purchaser, provided that such Affiliate agrees to be bound by the terms of the Master and Purchase Agreement and all relevant Ancillary Agreements.

This Special Warrant Certificate has been drawn up in English only at the express wish of the parties. Le present certificat de bons de souscription speciaux a ete redige en langue anglaise seulement a la demande expresse des parties.

IN WITNESS WHEREOF, Telesystem International Wireless Inc. has caused this Special Warrant Certificate to be signed by its as of -, 2001.

TELESYSTEM INTERNATIONAL WIRELESS INC.

Per:
     ------------------------------------
     Authorized Officer

                                   SCHEDULE A

                                SUBSCRIPTION FORM

TO:     TELESYSTEM INTERNATIONAL WIRELESS INC.

        The undersigned holder of this Special Warrant Certificate hereby subscribes for the number and type of Underlying Securities (as defined in the Special Warrant Certificate) indicated below on the terms specified in this Special Warrant Certificate and the Agreement mentioned therein.

        Number and type of Underlying Securities subscribed:
                                                             -------------------

        The undersigned hereby irrevocably directs that the said Underlying Securities be issued and delivered as follows:

                                                                                               Number and type of
         Name(s) in full                     Address(es) (including postal code)             Underlying Securities

-----------------------------------  -----------------------------------------------------   -----------------------

-----------------------------------  -----------------------------------------------------   -----------------------

-----------------------------------  -----------------------------------------------------   -----------------------

-----------------------------------  -----------------------------------------------------   -----------------------
                                                                                   TOTAL:
                                                                                             =======================

(Please print full name(s) in which certificate(s) are to be issued. If any of the Underlying Securities are to be issued to a person or persons other than the Special Warrant Holder, the Special Warrant Holder must pay to the Corporation all requisite taxes or other government charges and the Special Warrant Holder must comply with any other condition the Corporation may impose.)

        This Subscription Form has been drawn up in English at the express wish of the parties. Le present formulaire de souscription serait redige en langue anglaise a la demande expresse des parties.

        Dated this            day of                     , 20     .
                   ----------        --------------------    -----

--------------------------                          ----------------------------
Witness                                             Signature of Subscriber

        Print name and address of subscriber in full below:

Name:
      --------------------------------------------------------------------------
Address, including postal code:
                                ------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

                                  SCHEDULE 3.1

                        DISTRIBUTION OF SPECIAL WARRANTS

A)      FIRST TRANCHE

        CDPQ                                                             9,951,402

        Telesystem                                                       5,695,456

        JPMP (BHCA)                                                      8,843,877
                                                            ----------------------
                                                                        24,490,735

B)      SECOND TRANCHE

        CDPQ                                                            49,757,011

        Telesystem                                                      28,477,284

        JPMP (BHCA)                                                     44,219,383
                                                            ----------------------
                                                                       122,453,678

                                 SCHEDULE 4.1(d)

                       FORM OF PURCHASE WARRANT INDENTURE

                                  SCHEDULE 4.3

                         FORM OF PURCHASE WARRANT NOTICE

                                 EXERCISE NOTICE

To:     TELESYSTEM INTERNATIONAL WIRELESS INC.

The undersigned registered Holder of Purchase Warrants bearing Certificate No. ___________ hereby irrevocably elects to exercise such Purchase Warrants for an aggregate of ____________ Underlying Securities (being Subordinate Voting Shares or common shares, as the case may be at the applicable time) at a price of $1.00 per Underlying Security, in accordance with the terms of the Indenture referred to in such Purchase Warrants, and tenders herewith the Purchase Warrants, and, if applicable, directs that the Underlying Securities issuable upon exercise be issued and delivered to the person indicated below. (If Underlying Securities are to be issued in the name of a person other than the registered Holder, all requisite transfer taxes or government or other charge which may be payable by reason thereof must be tendered by the undersigned.)

The closing for the subscription will occur at _____ on ___________, _________, 200__.

Dated:
        ------------------------            ---------------------------------
                                            (Signature of registered Holder)

        Indicate in the space provided the number of Special Warrants which are to be exercised. No less than $3,000,000 of Underlying Securities may be subscribed for at any one time.

        Indicate on the space provided the closing time for the subscription which must be on a Business day and shall not be less than 10 days from the receipt by the Issuer of this Purchase Warrant Notice.

NOTE: [If Underlying Securities are to be issued in the name of a person other than the registered Holder, the signature must be guaranteed by a chartered bank, a trust company or a member firm of a recognized stock exchange in Canada.]

(Print name in which Underlying Securities are to be issued, delivered and registered)

Name
     -------------------------

(Address)                      (City, Province and Postal Code)

Name of guarantor:
                   ----------------------------

Authorized signature:
                      --------------------------

                                  SCHEDULE 5.3

              RIGHTS AND PRIVILEGES OF NON-VOTING PREFERRED SHARES

The rights and privileges attaching to the Non-Voting Preferred Shares are substantially as follows:

(i)     non-voting;

(ii) fully-participating, pari passu, subject to the Articles of the Issuer with the Subordinate Voting Shares and Multiple Voting Shares (or Common Shares); and

(iii) subject to prior notice to the Issuer and all other holders of such Non-Voting Preferred Shares, convertible by the Issuer or the Holders thereof at any time.

                                 SCHEDULE 6.1(d)

                       DETAILS OF OPTIONS, WARRANTS, ETC.

1. The right of exchange under the Shareholders Agreement for TIW Asia dated November 1999.

                               SCHEDULE 6.1(f)(ii)

                              BREACH OF AGREEMENTS

None.

                                 SCHEDULE 7.1(a)

                              LAWS OF INCORPORATION

J.P. MORGAN PARTNERS (BHCA), L.P.                                        DELAWARE

ASIA OPPORTUNITY FUND, L.P.                                              CAYMAN ISLANDS

J.P. MORGAN ASIA INVESTMENT PARTNERS, L.P.                               DELAWARE

CAIP CO-INVESTMENT FUND PARALLEL FUND (I) C.V.                           NETHERLANDS

CAIP CO-INVESTMENT FUND PARALLEL FUND (II) C.V.                          NETHERLANDS

U.F. INVESTMENTS (BARBADOS) LTD.                                         BARBADOS

TELESYSTEM LTD.                                                          QUEBEC

CDPQ                                                                     QUEBEC

                                 SCHEDULE 7.1(g)

                        HOLDINGS IN SECURITIES OF ISSUER

             SUBORDINATE VOTING SHARES
             -------------------------
             Telesystem Ltd.                                                  1,938,018
             UF Investments (Barbados) Ltd                                      331,193
             JP Morgan                                                           27,493
             CDPQ                                                             1,244,514

             MULTIPLE VOTING SHARES
             ----------------------

             Telesystem Ltd.                                                    817,462

             CONVERTIBLE DEBENTURES
             ----------------------

             JP Morgan                                                   US$150 million
             UFI Investments (Barbados) Ltd.                             US$150 million

             UNITS
             -----

             Telesystem Ltd.                                                 16,820,000
             CDPQ                                                             3,111,286

                              SCHEDULE 8.1(i)(viii)

                           FORM OF WARRANTS INDENTURE

                               SCHEDULE 8.1(i)(ix)

             EMPLOYEE STOCK INCENTIVE PLAN AMENDMENTS AND ISSUANCES

PLAN PROVISIONS

================================================================================

PLAN FEATURE                        PLAN PROVISION
--------------------------------------------------------------------------------
Option's Term                       5 years

--------------------------------------------------------------------------------
Vesting                             33 1/3% after 1 year

                                    66 2/3% after 2 years

                                    100% after 3 years

--------------------------------------------------------------------------------
Change of Control (CoC)             Triggers full vesting

--------------------------------------------------------------------------------
Rollover                            In the event of a merger or similar
                                    transaction, resulting or surviving
                                    corporation will assume outstanding options
                                    or substitute them with an
                                    equivalent equity incentive

--------------------------------------------------------------------------------
Reserve                             10% of equity

================================================================================

FORMULA TO CALCULATE INDIVIDUAL GRANT SIZE

 # of Options =       Annual Base Salary (ABS) x Annual Compensation Value (ACV) (1) x Compensation Horizon (CH) (2)
                   ---------------------------------------------------------------------------------------------------
                     Expected Value of One Option = Stock Price (SP) (3) x Applicable Black-Scholes Factor (BSF) (4)

(1) Target value intended to be delivered through options Provided by Towers Perrin based on their survey of market practices Varies with employee's job level

(2) Grant frequency, or period between grants Feature of the corporate grant policy (see page 3)

(3) Market value of the stock at the time of grant or applicable reference stock price

(4)     Recognized and broadly used option pricing model

        Variables of the model :

        -       S : stock price

        -       X : option exercise price

        -       V : stock annual volatility (40%)

        -       T : option term (5 years)

        -       Y : stock dividend yield (0%)

        -       R : interest rate (6.5%)

                  - Y x T             - R x T
        BSF = S e         N(d)  - X e         N(d)
                             1                   2
        Where

        N(d) can be thought of as the rate of change in option price over the rate of change in stock price

        N(d2) can be thought of as the probability that the option will expire in the money

CORPORATE GRANT POLICY

================================================================================
POLICY FEATURE                      POLICY PROVISION
--------------------------------------------------------------------------------
Grant frequency                     Initial grants
                                    --------------

                                    Cover period of 1.25 years from December
                                    2001 to March 2003


                                    Subsequent grants
                                    -----------------

                                    Beginning in April 2003, cover period of one year from April to March of following year

--------------------------------------------------------------------------------
Exercise price                      Initial grants
                                    --------------

                                    Options "at premium" over reference price
                                    (i.e. US$0.61, being price for new money)

                                    40% of ACV delivered at US$1.20
                                    (approximately 100% premium)

                                    60% of ACV delivered at US$0.79
                                    (approximately 30% premium)


                                    Subsequent grants
                                    -----------------

                                    Options "at-the-money"

                                    100% of ACV delivered at the then market value of the stock

================================================================================

INITIAL GRANT FOR A SAMPLE EMPLOYEE

Job Level         8
ABS               US$100,000
ACV               70% of ABS
CH                1.25 years
SP                US$0.61

GRANT AT US$1.20

Applicable BSF = 22%

 # of Options =               US$100,000 x 70% x 1.25 years = US$87,500                  X 40%      = 269,200
                  ------------------------------------------------------------------
                                       US$0.61 x 22% = US$0.13

GRANT AT US$0.79

Applicable BSF = 34%


 # of Options =               US$100,000 x 70% x 1.25 years = US$87,500                  X 60%      = 250,000
                  ------------------------------------------------------------------
                                       US$0.61 x 34% = US$0.21

INITIAL GRANTS FOR ALL EMPLOYEES


ABS               US$3,500,000
ACV               120% of ABS (*)
CH                1.25 years
SP                US$0.61

(*) Average for all employees, weighted by annual base salary

GRANTS AT US$1.20

Applicable BSF = 22%

 # of Options =            US$3,500,000 x 120% x 1.25 years = US$5,250,000               X 40%      = 16.2M
                  ------------------------------------------------------------------
                                       US$0.61 x 22% = US$0.13

GRANTS AT US$0.79

Applicable BSF = 34%

 # of Options =            US$3,500,000 x 120% x 1.25 years = US$5,250,000               X 60%      = 15.0M
                  ------------------------------------------------------------------
                                       US$0.61 x 34% = US$0.21

TOTAL GRANTS

31.2M options at a

weighted average exercise price of US$1.00
([16.2M x US$1.20 + 15.0M x US$0.79] / 31.2M)

                               SCHEDULE 12.1(c)(v)

                                FORM OF OPINIONS

                  [LETTERHEAD OF FASKEN MARTINEAU DUMOULIN LLP]


[OPINION WILL ADDRESS THE PURCHASE WARRANT INDENTURE, THE PURCHASE WARRANTS AND THE CERTIFICATE EVIDENCING THE PURCHASE WARRANTS BY ADDING THE TEXT CONTAINED HEREIN IN BOLD AND BRACKETS UPON ISSUANCE THEREOF IN ACCORDANCE WITH THE TERMS OF THE MASTER AND PURCHASE AGREEMENT. OPINION WILL ALSO ADDRESS, UPON ISSUANCE, THE VALID CREATION AND ISSUANCE OF THE NON VOTING PREFERRED SHARES AND THE EXECUTION OF THE SUPPLEMENTAL ESD INDENTURE ON THE SECOND CLOSING DATE BY ADDING THE TEXT CONTAINED HEREIN IN BOLD AND BRACKETS]

                                                                           DATE]

J.P. MORGAN PARTNERS (BHCA), L.P. ("BHCA")
U.F. INVESTMENTS (BARBADOS) LTD. ("UFI")
CAPITAL COMMUNICATIONS CDPQ INC. ("CDPQ")
TELESYSTEM LTD. ("TELESYSTEM")
(BHCA, UFI, CDPQ and Telesystem being
collectively referred to as the "Purchasers")

c/o Telesystem International Wireless Inc.
1000, de la Gauchetiere Street West
Suite 1600
Montreal, Quebec
H3B 4W5


Dear Sir:

We have acted as counsel to Telesystem International Wireless Inc. ("TIW" or the "Corporation") in connection with the issuance and sale today by TIW to the Purchasers other than UFI of an aggregate of US$15 million of special warrants (the "Special Warrants"). The Special Warrants issued to the Purchasers other than UFI entitle the holders thereof to receive, without the payment of any additional consideration, the Underlying Securities and, if Telesystem is the holder of Multiple Voting Shares at the time it exercises its Special Warrants, a number of Multiple Voting Shares sufficient to allow Telesystem to maintain, but not increase, the percentage of voting rights attached to the Multiple Voting Shares held by Telesystem as a result of the issuance of Subordinate Voting Shares pursuant to the exercise of the Special Warrants or the Purchase Warrants, the whole in accordance with, but subject to, the Articles of the Corporation.

We have also acted as counsel to the Corporation in connection with the conditional issue to UFI of Purchase Warrants entitling UFI to purchase, subject to adjustments, an aggregate of 15,000,000 Subordinate Voting Shares or, if the Subordinate Voting Shares have been redesignated as "Common Shares", Common Shares in the share capital of the Corporation, at the Purchase Warrant Price.

The Special Warrants and the Purchase Warrants are issued pursuant and subject to the conditions of a master and purchase agreement dated November -, 2001 entered into between TIW and the Purchasers (the "Master and Purchase Agreement"). The provisions of the Master and Purchaser Agreement govern the condition of exercise and the terms and conditions of the Special Warrants and the Purchase Warrants, and provide, among other things, for adjustments to the number, nature and/or value of the Underlined Securities to be issued pursuant to the exercise of the Special Warrants and the Purchase Warrants in the circumstances indicated in the Master and Purchase Agreement.

Capitalized terms used and not otherwise defined herein have the respective meanings ascribed to them in the Master and Purchase Agreement.

For the purposes of our opinions, we have examined executed copies or originals of:

(a) the Certificate and Articles of Incorporation of TIW and the By-laws of TIW contained in the Corporation's minute books (collectively the "Articles");

(b) a Certificate of Compliance dated -, 2001 issued under the Canada Business Corporations Act ("CBCA") by the Director appointed thereunder in respect of TIW (the "Certificate of Compliance");

(c)     the Master and Purchase Agreement;

(d)     the [NEW CONVERTIBLE DEBENTURE INDENTURE AND] the Investor Rights
        Agreement;

(e) the Certificates dated -, 2001 evidencing the Special Warrants issued to each of the Purchasers other than UFI in accordance with and subject to the Master and Purchase Agreement (the "Special Warrants Certificates");

(f) the Registration Rights Agreement[, THE CERTIFICATE EVIDENCING THE PURCHASE WARRANTS (THE "PURCHASE WARRANT CERTIFICATE"), THE PURCHASE WARRANT INDENTURE, THE SUPPLEMENTAL ESD INDENTURE AND THE CIBC COMMITMENT LETTER];

(g)     the Regulatory Side Letter;

(h) a certificate signed by two officers of the Corporation as to certain matters of fact, dated -, 2001 (the "Officers' Certificate")

(i) a certified copy of a resolution of the Board of Directors of the Corporation approving, among other things, the entering into the Master and Purchase Agreement by the Corporation and the transactions contemplated thereby.

We have considered such questions of law and examined such statutes, public and corporate records and instruments and certificates of public officials and other documents, as we have considered necessary or appropriate as a basis for the opinions hereinafter expressed.

For the purposes of our opinions, we have assumed:

1. the genuineness of all signatures, the authenticity and completeness of all documents and instruments submitted to us as originals, the conformity to authentic and complete original documents of all documents submitted to us as certified, conformed, photocopied, facsimile or similarly reproduced copies of such original documents;

2. the completeness, truth and accuracy of all facts set forth in the official public records, certificates and documents supplied by public officials or otherwise conveyed to us by public officials;

3. the truth and accuracy of the representations and warranties of the Purchasers contained in the Master and Purchase Agreement, and that there has been no advertisement in connection with the issuance and distribution of the Special Warrants and the Purchase Warrants;

4. that the Certificate of Compliance is conclusive evidence that TIW is incorporated under the CBCA and has not been discontinued or dissolved under the CBCA as of the date hereof.

The opinions expressed herein are limited to the laws of the Province of Quebec and the federal laws of Canada applicable therein, in each case as in effect on the date hereof.

Based upon and relying on the foregoing and subject to the qualifications set forth herein, we are of the opinion that:

1. TIW is a corporation incorporated and existing under the CBCA and has the corporate power to carry on the business now being conducted by it, and to enter into and perform its obligations under the Master and Purchase Agreement, the Special Warrants Certificates, the Investor Rights Agreement[, THE PURCHASE WARRANT INDENTURE, THE PURCHASE WARRANT CERTIFICATE AND THE SUPPLEMENTAL ESD INDENTURE].

2. The execution, delivery and performance by TIW of each of the Master and Purchase Agreement, the Special Warrants Certificates, the Investor Rights Agreement[, THE PURCHASE WARRANT INDENTURE, THE PURCHASE WARRANT CERTIFICATE AND THE SUPPLEMENTAL ESD INDENTURE] have been authorized by all necessary corporate action on the part of TIW.

3. The execution, delivery and performance by TIW of each of the Master and Purchase Agreement, the Special Warrants Certificates, the Investor Rights Agreement[, THE PURCHASE WARRANT INDENTURE, THE PURCHASE WARRANT CERTIFICATE AND THE SUPPLEMENTAL ESD INDENTURE] do not constitute or result in a violation or a breach of or a default under:

        i)      the Articles;

        ii) any law, rule or regulation having force of law at the date hereof; or

        iii) (or constitute an event which with notice or lapse of time or both would become a default) or pursuant to the terms of (a) the ESD Indenture, (b) , assuming the due execution of the CIBC Credit Agreement Amendment, the amended and restated Credit Agreement dated as of July 3, 2001 entered into among the Corporation, Telesystem (Antilles) Corporation N.V. and TIW as solidary borrowers, Canadian Imperial Bank of Commerce, Caisse de depot et placement du Quebec, The Chase Manhattan Bank, Toronto Branch, Deutsche Bank Canada and National Bank of Canada, as lenders and Canadian Imperial Bank of Commerce, as agent for itself and the other lenders, and (c) the Unit Indenture dated as of January 15, 2001 entered into among the Corporation, ClearWave N.V. and Montreal Trust Company of Canada providing for the issue of up to 65 million Units.

4. Each of the Master and Purchase Agreement, the Investor Rights Agreement, the Regulatory Side Letter, the Special Warrants Certificates[, THE PURCHASE WARRANT INDENTURE, THE PURCHASE WARRANT CERTIFICATE AND THE SUPPLEMENTAL ESD INDENTURE] have been duly executed and delivered by TIW.

5. The Special Warrants [AND THE PURCHASE WARRANTS] have been validly created and issued. Articles 1, 2, 3, 4 and 15 and Sections 5.1, 5.2 and
        5.4 of the Master and Purchase Agreement constitute valid and binding obligations of the Corporation enforceable against it in accordance with their respective terms.

6. [THE PURCHASE WARRANT INDENTURE OTHER THAN SUBSECTION 2.1(2) CONSTITUTES VALID AND BINDING OBLIGATIONS OF THE CORPORATION ENFORCEABLE AGAINST IT IN ACCORDANCE WITH ITS TERMS.]

7. The Special Warrants Certificates [AND THE PURCHASE WARRANT CERTIFICATE] have been duly approved by the Corporation and constitute valid and binding obligations of the Corporation enforceable against it in accordance with their respective terms.

8. The Subordinate Voting Shares issuable pursuant to the Special Warrants Certificates[, THE PURCHASE WARRANT CERTIFICATE] and, as the case may be, the New Convertible Debenture Indenture will, when so issued, be validly allotted, issued and sold as fully paid and non-assessable Subordinate Voting Shares in the share capital of the Corporation.

9. Upon the exercise of the Purchase Warrants and the reception by the Corporation of the Purchase Warrant Price in the manner provided for in the Master and Purchase Agreement, the relevant number of Subordinate Voting Shares issuable pursuant to the exercise of the Purchase Warrant Certificate will be validly allotted, issued and sold as fully paid and non-assessable Subordinate Voting Shares in the share capital of the Corporation.

10. The Multiple Voting Shares that may be issued to Telesystem pursuant to the Special Warrants Certificates and the New Convertible Debenture Indenture, and the Subordinate Voting Shares issuable upon the conversion of said Multiple Voting Shares will, if and when so issued, be validly allotted, issued and sold as fully paid and non-assessable

        Multiple Voting Shares and, as the case may be, Subordinate Voting Shares, in the share capital of the Corporation.

11. The Toronto Stock Exchange has conditionally approved the issue of the Special Warrants and the Purchase Warrants and the listing of the Subordinate Voting Shares issuable pursuant to the Special Warrants Certificates, the Purchase Warrant Certificate, the conversion of Multiple Voting Shares that may be issued to Telesystem pursuant to paragraph 7 above and, as the case may be, the New Convertible Debenture Indenture, subject to TIW fulfilling all of the requirements of The Toronto Stock Exchange on or before -, 2001.

12. The distribution, issue and sale of the Special Warrants by TIW to the Purchasers other than UFI [AND OF THE PURCHASE WARRANTS TO UFI] in accordance with and subject to the provisions of the Master and Purchase Agreement are exempt from the prospectus and registration requirements of the Securities Act (Quebec) (the "Act"); no prospectus is required nor are other documents required to be filed, proceedings taken or approvals, permits, consents, authorizations or exemptions obtained under the laws of Quebec to permit the distribution, issuance and sale of the Special Warrants and the Purchase Warrants, subject to the filing by the Corporation with the Commission des valeurs mobilieres du Quebec ("QSC") of a notice with respect to the distribution, issue and sale of the Special Warrants and the Purchase Warrants as prescribed by the Act, together with the payment of the appropriate fee.

13. No other documents are required to be filed, proceedings taken or approvals, permits, consents, authorizations of the QSC or registration obtained under the laws of Quebec to permit the issue, sale and delivery of Underlying Securities by the Corporation upon the exercise of Special Warrants [AND PURCHASE WARRANTS].

14. No prospectus or other document is required to be filed, proceeding taken or approval, permit, consent or authorization obtained by the Corporation under the Act in respect of the distribution and resale by any Special Warrant Purchaser [OR UFI, AS THE CASE MAY BE,] of the Special Warrants[, THE PURCHASE WARRANTS] or the Underlying Securities issued upon the exercise of the Special Warrants [OR THE PURCHASE WARRANTS] through dealers properly registered under the Act, provided that at the date of distribution or resale:

        (a) no effective order is issued or granted by a court or regulatory or administrative body that has the effect of precluding the delivery of the Special Warrants[, THE PURCHASE WARRANTS] or the Underlying Securities or restricting any resale of the Special Warrants[, THE PURCHASE WARRANTS] or the Underlying Shares;

        (b) there is not presently any such order affecting any person who engages in such a distribution or resale;

        (c) the distribution or resale is exempt from the prospectus requirements under the Act and all conditions relating to said exemption have been complied with, or an exempting decision to such effect has been obtained from the QSC; or

        (d)     the Corporation has been a reporting issuer under the Act; and

                (i) the initial and subsequent purchasers of the Special Warrants[, OR THE PURCHASE WARRANTS] or the holders of the Underlying Securities entitled to the exemption set out in the appropriate sections of the Act have held the Special Warrants[, THE PURCHASE WARRANTS] or the Underlying Securities during the specified period of time provided in the Act or by decision of the QSC (being not more than 12 months);

                (ii) where the person who is effecting such resale is an insider of the Corporation, the Corporation has complied with the applicable disclosure requirements under the Act during the period of time specified in subsection
                        (i) above immediately preceding such resale;

                (iii) no effort is made to prepare the market to create a demand for the Special Warrants[, THE PURCHASE WARRANTS] or the Underlying Securities; and

                (iv) the resale does not constitute a "secondary distribution" as defined in Policy Statement Q-12 adopted by the QSC and is not made in circumstances contemplated by said Policy Statement or does not constitute a disposition by a person who is holding more than the portion of securities determined by the regulations adopted pursuant to the Act.

15. A judgment obtained in the State of New York of a court of the State of New York or a federal court sitting in the State of New York (a "New York Court"), arising out of or in relation to the obligations of the Corporation under the Agreements that is not impeachable as void or voidable under New York law, for a sum of money assessed as damages would be recognized by a Quebec Court and would be enforceable against the Corporation in Quebec if (i) the New York Court where the decision was rendered had jurisdiction according to the laws of Quebec (and submission by the Corporation under the Agreements to the jurisdiction of the New York Courts will confer jurisdiction); (ii) the decision is not subject to ordinary remedy (appeal, judicial review and any other judicial proceeding) and is final and enforceable under the laws of New York; (iii) the decision was not rendered in contravention of fundamental principles of procedure (such as notice of fair hearing, the right to be heard, the right to an independent and impartial tribunal, ie. rules against bias or the rules in force in the Province of Quebec which are applicable by reason of their particular object); (iv) there is no proceeding pending in the Province of Quebec and no judgment rendered in the Province of Quebec or in a third country meeting the necessary conditions for recognition in the Province of Quebec between the same parties, based on the same facts and having the same object;
        (v) the outcome of the decision of the New York Court is not manifestly inconsistent with public order as understood in international relations;
        (vi) such judgment does not enforce obligations arising from taxation laws of a foreign country unless there is reciprocity or arising from other laws of a public nature such as penal or expropriation laws; (vii) such judgment was not obtained contrary to any order made by the Attorney General of Canada under the Foreign Extraterritorial Measures Act (Canada); and (viii) the motion for recognition and declaration for enforcement of such judgment in the Province of

        Quebec has been commenced within three years after the date of such judgment. If any such motion for recognition and enforcement is brought before a Quebec Court, such court may only consider whether the conditions set out above in this paragraph were met and may not consider the merits of the judgment. As well, a sum of money will be converted by the Quebec Court into Canadian currency at the rate of exchange prevailing on the date the judgment became enforceable at the place where it was rendered.

16. The payment by the Corporation of interest on the New Convertible Debentures will be exempt from withholding tax under the Income Tax Act (Canada).

        THE OPINION EXPRESSED ABOVE APPLIES TO DEBENTURES HELD BY A HOLDER WHO, FOR THE PURPOSES OF THE INCOME TAX ACT (CANADA), IS NOT RESIDENT OF CANADA, DEALS AT ARM'S LENGTH WITH THE CORPORATION, HOLDS THE DEBENTURES AS CAPITAL PROPERTY, AND DOES NOT USE OR HOLD AND IS NOT DEEMED TO USE OR HOLD THE DEBENTURES IN CARRYING ON BUSINESS IN CANADA.

The opinions expressed above are subject to the qualification that such validity may be limited by:

(a) applicable bankruptcy, insolvency and other similar laws affecting creditors' rights generally;

(b) general principles of equity such as the principle that equitable remedies, including specific performance and injunctive relief, may be available only in the discretion of the applicable court; and

(c)     the applicable laws regarding limitations of actions.

The opinions expressed herein may be relied upon only by the addressees for the purpose of the transactions contemplated herein, and may not be quoted from or referred to in any other document without our prior written consent.

Yours truly,

                          [PILLSBURY WINTHROP LLP LOGO]

   ONE BATTERY PARK PLAZA NEW YORK, NY 10004-1490 212.858.1000 F:212.858.1500

       , 2001

To the Parties Listed
on Schedule A Hereto

Ladies and Gentlemen:

We have acted as special United States counsel to Telesystem International Wireless Inc., a Canadian corporation (the "ISSUER"), in connection with the execution and delivery by the Issuer of the Master and Purchase Agreement dated November 28, 2001 (the "PURCHASE AGREEMENT"), between the Issuer, the Purchasers named therein and J.P. Morgan Partners (BHCA), L.P., Asia Opportunity Fund, L.P., CAIP Co-Investment Fund Parallel Fund (I) C.V., CAIP Co-Investment Fund Parallel Fund (II) C.V., and J.P. Morgan Asia Investment Partners, L.P. This opinion is being delivered to you pursuant to Section 12.1(c)(v) of the Purchase Agreement. Capitalized terms used and not otherwise defined herein have the respective meanings ascribed to them in the Purchase Agreement.

In our capacity as such counsel, we have reviewed the Purchase Agreement, the CD Indentures (which term gives effect to the amendments made by the Supplemental CD Indentures) and the Registration Rights Agreement. We have also reviewed such other documents and have satisfied ourselves as to such other matters as we have deemed necessary in order to render this opinion. In our review, we have assumed the genuineness of all signatures, the legal capacity of natural persons, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified, conformed, translated or photostatic copies, and the authenticity of the originals of such copies. As to any facts material to this opinion, we have relied upon representations of the Company in the Purchase Agreement and statements and representations of officers and other representatives of the Company and of public officials.

We are members of the Bar of the State of New York and do not express any opinion herein concerning the law of any jurisdiction other than the law of the State of New York and the federal law of the United States. Insofar as the opinion expressed herein relates to or is dependent upon matters governed by the laws of Canada or the Province of Quebec, we have relied upon the opinion of Fasken Martineau DuMoulin LLP of even date herewith. To the extent that any of the agreements or instruments that are the subject of our opinion expressed below are not governed by the laws of the State of New York or the federal laws of the United States, our opinion thereon is based solely on the plain meaning of their language without regard to any interpretation or construction that might be indicated by the laws governing those agreements and instruments.

                          [PILLSBURY WINTHROP LLP LOGO]

, 2001
To the Parties Listed
on Schedule A Hereto
Page ii


Based upon and subject to the foregoing and to the further qualifications and exceptions set forth below, we are of the opinion that:

1. Assuming due authorization, execution and delivery by the parties thereto, the CD Indentures constitute valid and legally binding instruments of the Issuer, enforceable in accordance with their respective terms, except as limited by bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance and other laws affecting creditors' rights generally, by general equitable principles (whether considered in a proceeding at law or in equity) and by an implied covenant of good faith, reasonableness and fair dealing. We express no opinion on (i) the last sentence of Section 1.4 of the Indenture,
(ii) Section 1.5 of the Indenture (insofar as federal law may be applied), (iii) Sections 1.6, 1.11, 1.12, 8.11 and 13.12 of the Indenture and (iv) matters relating to "Indenture Legislation" as defined in the Indenture.

2. Assuming due authorization, execution and delivery by the parties thereto, the Registration Rights Agreement constitutes a valid and legally binding instrument of the Issuer, enforceable in accordance with its terms, except as limited by bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance and other laws affecting creditors' rights generally, by general equitable principles (whether considered in a proceeding at law or in equity) and by an implied covenant of good faith, reasonableness and fair dealing and with respect to Section 7 of the Registration Rights Agreement, by federal and state securities laws and the public policy underlying such laws. We express no opinion on the last sentence of Section 20 of the Registration Rights Agreement nor on any provisions relating to Canadian Securities Laws (as defined therein) or the Company's obligations with respect thereto.

3. Assuming that the Convertible Debentures have been duly issued and delivered by the Issuer and authenticated by the Trustee, they constitute valid and legally binding obligations of the Issuer, entitled to the benefits of the CD Indentures and enforceable against the Issuer in accordance with their respective terms, except as limited by bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance and other laws affecting creditors' rights generally, by general equitable principles (whether considered in a proceeding at law or in equity) and by an implied covenant of good faith, reasonableness and fair dealing.

4. Neither the execution and delivery by the Issuer of the CD Indentures, the Debentures and the Registration Rights Agreement, nor the consummation of the transactions contemplated therein will contravene any provision of New York law applicable to the Issuer, except for state securities or "Blue Sky" laws, as to which we express no opinion.

5. No consent, approval, authorization, filing with or order of any federal or New York state court or federal or New York state governmental agency or body is required in connection with the due execution and delivery of the CD Indentures, the Debentures and the Registration Rights

                          [PILLSBURY WINTHROP LLP LOGO]

, 2001
To the Parties Listed
on Schedule A Hereto
Page iii


Agreement by the Issuer, or for the issuance and delivery of the Convertible Debentures in accordance with the terms of the CD Indentures, except such consents, approvals, authorizations, declarations or filings as may be required under state securities or "Blue Sky" laws.

6. Assuming (i) the accuracy of, and compliance with, the representations, warranties and covenants of the Issuer set forth in Article 6 and Article 8 of the Purchase Agreement and (ii) the accuracy of, and compliance with, your representations, warranties, covenants and acknowledgements set forth in Article 7 and Article 9 of the Purchase Agreement, no registration under the Securities Act of 1933, as amended, of the Debentures, the Special Warrants, the Purchase Warrants, or the Underlying Securities issuable to you in accordance with the conversion or exercise thereof in accordance with their respective terms, is required in connection with the offer, sale and delivery by the Issuer of such securities to you in the manner contemplated by the Purchase Agreement, and no qualification of an indenture with respect thereto under the Trust Indenture Act of 1939, as amended, is required, it being understood that no opinion is expressed as to any subsequent resale of any such securities.

7. The execution, delivery and performance by TIW of the Purchase Agreement and the transactions contemplated thereby do not constitute or result in a violation or a breach of or a default under the indentures pursuant to which the High Yield Debt is outstanding.

This opinion is rendered to you solely in connection with the transactions contemplated by the Purchase Agreement and may not be relied upon by you for any other purpose, or relied upon by or furnished to any other person or entity, without our prior written consent. This opinion is delivered to you as of the date hereof and we assume no obligation to update you with respect to the matters set forth herein.


Very truly yours,

                          [PILLSBURY WINTHROP LLP LOGO]

, 2001
To the Parties Listed
on Schedule A Hereto
Page iv

                                   SCHEDULE A

U.F. INVESTMENTS (BARBADOS) LTD.
The Ernst & Young Building
Bush Hill
Bay Street
Bridgetown, Barbados


CAPITAL COMMUNITCATIONS CDPQ INC.
2001 avenue McGill College
Montreal, Quebec, Canada
H3A 1G1


TELESYSTEM LTD.
1250 Rene Levesque Blvd.
38th Floor
Montreal, Quebec
H3B 4W8


J.P. MORGAN PARTNERS (BHCA), L.P.
ASIA OPPORTUNITY FUND, L.P.
J.P. MORGAN ASIA INVESTMENT PARTNERS, L.P.
CAIP CO-INVESTMENT FUND PARALLEL FUND (I) C.V.
CAIP CO-INVESTMENT FUND PARALLEL FUND (II) C.V.
c/o J.P. Morgan Partners, LLC
1221 Avenue of the Americas
New York, NY  10020